UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
Filed by the Registrant ☑ Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12
RACKSPACE TECHNOLOGY, INC.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

April 27, 2022
Dear Fellow Stockholders:
On behalf of the Board of Directors, it is my pleasure to invite you to Rackspace Technology, Inc.’s 2022 Annual Meeting of Stockholders. The meeting will be held virtually on June 10, 2022, at 11:00 a.m., Central Time. The meeting can be accessed by visiting www.virtualshareholdermeeting.com/RXT2022 where you will be able to listen to the meeting live, submit questions and vote online.
You will find information regarding the matters to be voted on in the accompanying Notice of Annual Meeting of Stockholders and proxy statement. We are sending many of our stockholders a notice via the Internet regarding the availability of the proxy statement, our Annual Report for the fiscal year ended December 31, 2021 and other relevant materials. This electronic process is convenient, helps reduce the environmental impact of our 2022 Annual Meeting of Stockholders and saves us significant postage and processing costs. A paper copy of these materials may be requested using one of the methods described in the accompanying proxy statement or the Notice of Internet Availability of Proxy Materials.
You may visit https://ir.rackspace.com/ to access various web-based reports, executive messages and timely information about Rackspace Technology, Inc.’s global business.
Whether or not you plan to attend the 2022 Annual Meeting of Stockholders, please submit your proxy or voting instructions using one of the voting methods described in the accompanying proxy statement. Submitting your proxy or voting instructions by any of these methods will not affect your right to attend the virtual meeting and vote your shares at the virtual meeting if you wish to do so.
If you have questions about the 2022 Annual Meeting of Stockholders, require assistance in submitting your proxy or voting your shares or need additional copies of the accompanying proxy statement or the proxy card, please contact Investor Relations at (210) 312-0000 or ir@rackspace.com.
If your bank, brokerage firm or other nominee holds your shares, you also should contact your nominee for additional information.

Sincerely,

David Sambur
Chairman of the Board

RACKSPACE TECHNOLOGY, INC.
1 Fanatical Place
City of Windcrest
San Antonio, Texas 78218

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
You are cordially invited to attend the 2022 Annual Meeting of Stockholders of Rackspace Technology, Inc. (the “Company”). The Annual Meeting of Stockholders (the “Annual Meeting”) will be held virtually on Friday, June 10, 2022 at 11:00 a.m., Central Time. The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/RXT2022 where you will be able to listen to the meeting live, submit questions and vote online. The Annual Meeting is being held for the following purposes:
1.To elect Timothy Campos, Dhiren Fonseca and Mitchell Garber to the Board of Directors of the Company (the “Board of Directors”) as Class II directors, in each case, for a term of three years expiring at the Annual Meeting of Stockholders to be held in 2025;
2.To conduct an advisory vote to approve the compensation of the Company’s named executive officers;
3.To approve an amendment to the Company’s 2020 Equity Incentive Plan (the “2020 Incentive Plan”) to increase the number of shares of the Company’s Common Stock authorized to be issued under the plan;
4.To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022; and
5.To transact such other business as may properly come before the Annual Meeting, or any postponement or adjournment thereof.
Holders of the Company’s common stock, par value $0.01 per share (“Common Stock”), of record at the close of business on April 14, 2022 are entitled to notice of, and to vote at, the Annual Meeting or any postponements or adjournments thereof.
We encourage you to access the Annual Meeting before the start time of 11:00 a.m., Central Time, on June 10, 2022. Please allow ample time for online check-in, which will begin at 10:45 a.m., Central Time, on June 10, 2022. A complete list of stockholders entitled to vote at the Annual Meeting will be available on the Annual Meeting website set forth above using the 16-digit control number provided on your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials.
We will furnish proxy materials to our stockholders via the Internet in order to expedite stockholders’ receipt of proxy materials while lowering the cost of delivery and reducing the environmental impact of our Annual Meeting. Accordingly, we are mailing to our stockholders of record and beneficial owners a Notice of Internet Availability of Proxy Materials, which provides instructions on how to access the attached proxy statement and our annual report to stockholders for the fiscal year ended December 31, 2021 via the Internet and how to vote online. The Notice of Internet Availability of Proxy Materials also contains instructions on how to obtain the proxy materials in printed form.

If you have questions about the Annual Meeting, require assistance in submitting your proxy or voting your shares or need additional copies of the accompanying proxy statement or the proxy card, please contact Investor Relations at ir@rackspace.com.

April 27, 2022	By order of the Board of Directors

Holly Windham

Executive Vice President, Chief Legal and
People Officer and Corporate Secretary

YOUR VOTE IS IMPORTANT
Whether or not you plan to attend Rackspace Technology, Inc.’s Annual Meeting, please submit your proxy or voting instructions as soon as possible. We strongly encourage you to submit your voting instructions.
We encourage you to submit your proxy or voting instructions via the Internet, which is convenient, helps reduce the environmental impact of our Annual Meeting and saves us significant postage and processing costs. For instructions on how to submit your proxy or voting instructions and how to vote your shares, please refer to the section entitled “Questions and Answers About the Annual Meeting” beginning on page 1 of the accompanying proxy statement.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF
PROXY MATERIALS FOR THE ANNUAL MEETING

The proxy statement for the Annual Meeting and the Company’s annual report are available on the Internet at www.proxyvote.com.

TABLE OF CONTENTS

QUESTIONS AND ANSWERS	1
PROPOSAL 1 - ELECTION OF DIRECTORS	8
The Board of Directors	8
Corporate Governance	11
EXECUTIVE OFFICERS	20
COMPENSATION DISCUSSION AND ANALYSIS	22
REPORT OF THE COMPENSATION COMMITTEE	34
SUMMARY COMPENSATION TABLE	35
GRANTS OF PLAN-BASED AWARDS	36
EMPLOYMENT AGREEMENTS	37
OUTSTANDING EQUITY AT FISCAL YEAR END	43
OPTIONS EXERCISED AND STOCK VESTED	45
NON-QUALIFIED DEFERRED COMPENSATION	46
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL	47
COMPENSATION OF NON-EMPLOYEE DIRECTORS	52
CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS	54
Policies and Procedures for Related Party Transactions	55
Transactions with Executive Officers and Directors	55
Investor Rights Agreements	55
Registration Rights Agreement	57
Datapipe Merger Agreement	58
Arranger Fees	59
REPORT OF THE AUDIT COMMITTEE	59
AUDIT-RELATED FEES, TAX FEES AND ALL OTHER FEES	59
PROPOSAL 2 - ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS (SAY ON PAY)	60
PROPOSAL 3 - VOTE TO APPROVE AN AMENDMENT TO THE 2020 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED TO BE ISSUED UNDER THE PLAN	61
PROPOSAL 4 - RATIFICATION OF APPOINTMENT OF ACCOUNTANTS	69
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	70
DELINQUENT SECTION 16(A) REPORTS	72
STOCKHOLDER PROPOSALS	73
HOUSEHOLDING MATTERS	74
OTHER MATTERS	74
APPENDIX A - AMENDMENT NO 1. TO 2020 EQUITY INCENTIVE PLAN	76

RACKSPACE TECHNOLOGY, INC.
PROXY STATEMENT
Annual Meeting of Stockholders of Rackspace Technology, Inc. to be held on Friday, June 10, 2022
Some Questions You May Have Regarding This Proxy Statement
Why did I receive these proxy materials?
The Board of Directors (the “Board of Directors”) of Rackspace Technology, Inc. (the “Company”) is soliciting proxies for our 2022 Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting will be held online on Friday, June 10, 2022 at 11:00 a.m., Central Time. As a stockholder as of the close of business on April 14, 2022, which is the record date (the “Record Date”) fixed by the Board of Directors, you are invited to attend the online Annual Meeting and are entitled and urged to vote your shares on the proposals described in this proxy statement for which you are entitled to vote. The information included in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of Directors and our most highly-paid executive officers, and other required information. Our annual report to stockholders for the fiscal year ended December 31, 2021 is available to review with this proxy statement. We are mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders on or about April 27, 2022. The Notice contains instructions on how to access this proxy statement and our annual report online.
What proposals will be voted on at the Annual Meeting?
The four matters scheduled to be voted on at the Annual Meeting are:
1.The election of Timothy Campos, Dhiren Fonseca and Mitchell Garber to the Board of Directors as Class II directors, in each case, for a term of three years expiring at the Annual Meeting to be held in 2025;
2.An advisory vote to approve the compensation of the Company’s named executive officers;
3.To approve an amendment to the 2020 Incentive Plan to increase the number of shares of Common Stock authorized to be issued under the plan; and
4.The ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.
In addition, such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof may be voted on.
How can I attend the Annual Meeting?
This year's Annual Meeting will be held entirely online via audio webcast to allow greater participation. You may attend, vote and submit questions at the Annual Meeting by visiting www.virtualshareholdermeeting.com/RXT2022. If you are a stockholder of record, you will be asked to provide the control number from your Notice. If you are a beneficial owner of shares registered in the name of your broker, bank or other nominee, follow the instructions from your broker or bank to access the Annual Meeting.
The webcast of the Annual Meeting will begin promptly at 11:00 a.m. Central Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 10:45 a.m. Central Time, and you should allow reasonable time for the check-in procedures.
Who can vote at the Annual Meeting?
Anyone owning shares of Common Stock at the close of business on April 14, 2022, the Record Date for this year’s Annual Meeting, is entitled to attend and to vote on all items properly presented at the Annual Meeting.

Stockholder of Record: Shares Registered in Your Name. If, at the close of business on the Record Date, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card, to vote electronically at the Annual Meeting, or by Internet or by telephone, or, if you received paper copies of the proxy materials by mail, to vote by mail by following the instructions on the proxy card or voting instruction card.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank. If, at the close of business on the Record Date, your shares were held, not in your name, but rather in an account at a brokerage firm, bank or other nominee, then you are the beneficial owner of shares held in ‘‘street name’’ and the Notice is being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other nominee regarding how to vote the shares in your account by following the voting instructions your broker, bank or other nominee provides. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares electronically at the Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee.
How do I vote?
Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record, you may vote in one of the following ways:
•You may vote electronically at the Annual Meeting. If you plan to attend the Annual Meeting, you may vote by proxy or electronically at the Annual Meeting.
During The Meeting - Go to www.virtualshareholdermeeting.com/RXT2022
Have your Notice or proxy card available when you call. You will be asked to provide the control number from your Notice or proxy card.
•You may vote by mail. To vote by mail, complete, sign and date the proxy card that accompanies this proxy statement and return it promptly in the postage-prepaid envelope provided (if you received printed proxy materials). Your completed, signed and dated proxy card must be received prior to the Annual Meeting.
•You may vote by telephone. To vote over the telephone, call toll-free 1-800-690-6903 from any touch-tone telephone and follow the instructions. Have your Notice or proxy card available when you call. You will be asked to provide the control number from your Notice or proxy card. Telephone voting is available 24 hours a day, 7 days a week, until 11:59 p.m., Eastern Time, on June 9, 2022.
•You may vote via the Internet. To vote via the Internet, go to www.proxyvote.com to complete an electronic proxy card (have your Notice or proxy card in hand when you visit the website). You will be asked to provide the control number from your Notice or proxy card. Internet voting is available 24 hours a day, 7 days a week, until 11:59 p.m., Eastern Time, on June 9, 2022.
Beneficial Owner of Shares Held in ‘‘Street Name’’: Shares Registered in the Name of a Broker, Bank or Other Nominee. If you are a beneficial owner of shares held of record by a broker, bank or other nominee, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to instruct your broker, bank or other nominee on how to vote your shares. Beneficial owners of shares should generally be able to vote by returning the voting instruction card to their broker, bank or other nominee, or by telephone or via the Internet. However, the availability of telephone or Internet voting will depend on the voting process of your broker, bank or other nominee. As discussed above, if you are a beneficial owner, you may not vote your shares electronically at the Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee.

Can I change my vote or revoke my proxy?

Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record, you can change your vote or revoke your proxy by:
•entering a new vote by telephone or via the Internet (until the applicable deadline for each method as set forth above);
•returning a later-dated proxy card (which automatically revokes the earlier proxy);
•providing a written notice of revocation prior to the Annual Meeting to our corporate secretary at our principal executive offices as follows: Rackspace Technology, Inc., 1 Fanatical Place, City of Windcrest, San Antonio, TX 78218, Attn: Corporate Secretary; or
•attending the Annual Meeting and voting electronically. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request or cast your vote electronically at the Annual Meeting.
Beneficial Owner of Shares Held in ‘‘Street Name’’: Shares Registered in the Name of a Broker, Bank or Other Nominee. If you are the beneficial owner of your shares, you must contact the broker, bank or other nominee holding your shares and follow their instructions to change your vote or revoke your proxy.
Who is asking me for my vote?
The Company is soliciting your proxy on behalf of the Board of Directors. The Company will bear the cost of soliciting proxies and will reimburse brokerage firms and others for expenses involved in forwarding proxy materials to beneficial owners or soliciting their execution. In addition to solicitations by mail, the Company, through its directors and employees, may solicit proxies in person, by telephone or by electronic means. Such directors and employees will not receive any special remuneration for these efforts.
If you choose to access the proxy materials and/or vote over the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur.
What is the effect of giving a proxy?

Proxies are solicited by and on behalf of our Board of Directors. The persons named in the proxy have been designated as proxies for the Annual Meeting by our Board of Directors. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instruction of the stockholder on such proxy. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our Board of Directors on the proposals as described below and, if any other matters are properly brought before the Annual Meeting, the shares will be voted in accordance with the proxies’ judgment.
What are my voting rights?
Each share of Common Stock is entitled to one vote on each matter properly presented at the Annual Meeting. At the close of business on April 14, 2022, the Record Date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting, there were 211,676,981 shares of Common Stock outstanding. A list of all record stockholders as of the Record Date will be available during ordinary business hours at the Company’s principal place of business located at 1 Fanatical Place, City of Windcrest, San Antonio, TX 78218, from the Corporate Secretary of the Company, at least 10 days before the Annual Meeting, and will also be available at the Annual Meeting.

How does the Board of Directors recommend that I vote?
The Board of Directors recommends that you vote:
•FOR the election of each of the director nominees;
•FOR the approval of, on an advisory basis, the compensation of the Company’s named executive officers;
•FOR the approval of an amendment to the 2020 Incentive Plan to increase the number of shares of Common Stock authorized to be issued under the plan;
•FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022; and
•FOR such other business as may properly come before the Annual Meeting or any postponement(s) or adjournment(s) thereof.
Why did I receive a one-page notice in the mail regarding the Internet Availability of Proxy Materials instead of a full printed set?
In accordance with the rules of the Securities and Exchange Commission (the “SEC”), the Company is providing access to its proxy materials via the Internet. Accordingly, the Company is mailing a Notice of Internet Availability of Proxy Materials to stockholders of record and beneficial owners. All stockholders will have the ability to access the proxy materials on a website referred to in the Notice or to request a printed set of the proxy materials. Instructions on how to access the proxy materials via the Internet or to request a printed set may be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.
Where can I view the proxy materials on the Internet?
The Notice provides you with instructions on how to:
•View proxy materials for the Annual Meeting via the Internet; and
•Instruct the Company to send future proxy materials to you by email.
You can view the proxy materials for the Annual Meeting online at www.proxyvote.com and at https://ir.rackspace.com.
What is the quorum requirement for the Annual Meeting?
A quorum is the minimum number of shares required to be present or represented at the Annual Meeting for the meeting to be properly held. The presence, represented in person or by proxy, of the holders of a majority in voting power of our outstanding Common Stock entitled to vote at the Annual Meeting will constitute a quorum to transact business at the Annual Meeting. Abstentions, ‘‘WITHHOLD’’ votes, and ‘‘broker non-votes’’ are counted as present and entitled to vote for purposes of determining a quorum. If there is no quorum, the chairman of the meeting may adjourn the meeting to another time or place.
What are broker non-votes?
Broker non-votes occur when a beneficial owner of shares held in ‘‘street name’’ does not give instructions to the broker, bank or other nominee, as applicable, as to how to vote on matters deemed ‘‘non-routine’’ and there is at least one ‘‘routine’’ matter to be voted upon at the Annual Meeting. Generally, if shares are held in ‘‘street name,’’ the beneficial owner of the shares is entitled to give voting instructions to the broker, bank or other nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker, bank or other nominee can still vote the shares with respect to matters that are considered to be ‘‘routine,’’ but not with respect to ‘‘non-routine’’ matters. In the event that a broker, bank or other nominee votes shares on the ‘‘routine’’ matters, but does not vote shares on the ‘‘non-routine’’ matters, those shares will be treated as broker non-votes with respect to the ‘‘non-routine’’ proposals. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your vote is counted on each of the proposals.
What matters are considered “routine” and “non-routine”?
The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022 (Proposal No. 4) is considered “routine.” The election of Class II directors (Proposal No. 1), the advisory vote to approve the compensation of our named executive officers (Proposal No. 2), and the vote on the approval of an amendment to the 2020 Incentive Plan to increase the number of shares of Common Stock authorized to be issued under the plan (Proposal No. 3) are considered “non-routine.”
What are the effects of abstentions and broker non-votes?
An abstention represents a stockholder’s affirmative choice to decline to vote on a proposal. If a stockholder indicates on its proxy card that it wishes to abstain from voting its shares, or if a broker, bank or other nominee causes abstentions to be recorded for shares, these shares will be considered present and entitled to vote at the Annual Meeting. As a result, abstentions will be counted for purposes of determining the presence or absence of a quorum and will also count as votes against a proposal in cases where approval of the proposal requires the affirmative vote of a majority of the voting power of the shares present or represented by proxy and entitled to vote at the Annual Meeting (Proposals No. 2, No. 3 and No. 4). However, because the outcome of Proposal No. 1 (election of directors) will be determined by a plurality vote, you may only vote “FOR” or “WITHHOLD” authority to vote for each of the nominees. If you “withhold” authority to vote with respect to one or more director nominees, your vote will have no effect on the election of such nominees.
Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Annual Meeting. Broker non-votes will not be counted for purposes of determining the number of votes cast on a proposal because they are “not entitled to vote” on “non-routine” matters. Therefore, a broker non-vote will make a quorum more readily attainable but will not otherwise affect the outcome of the vote on any of the proposals.
What is the voting requirement to approve each of the proposals?
Proposal No. 1: Election of Class II Directors. Directors are elected by a plurality of the votes cast (meaning that the three director nominees who receive the highest number of shares voted “FOR” their election are elected as Class II Directors). You may vote (i) “FOR” for each director nominee or (ii) “WITHHOLD” for each director nominee. Because the outcome of this proposal will be determined by a plurality vote, shares voted “WITHHOLD” will not prevent a director nominee from being elected as a director. Broker non-votes will not affect the outcome of voting on this proposal.
Proposal No. 2: Advisory Vote to Approve the Compensation of Named Executive Officers. The vote to approve the 2021 compensation of our named executive officers requires the affirmative vote of a majority of the voting power of the shares present or represented by proxy at the Annual Meeting and entitled to vote. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions will count towards the quorum requirement for the Annual Meeting and will have the same effect as a vote against the proposal. Broker non-votes will not affect the outcome of voting on this proposal. Because this vote is advisory only, it will not be binding on our Board of Directors. The Compensation Committee of our Board of Directors (the “Compensation Committee”) will review the voting results and take them into consideration when making future decisions regarding executive compensation.
Proposal No. 3: Increasing the number of shares of Common Stock authorized to be issued under the 2020 Incentive Plan. The vote to approve the amendment to the 2020 Incentive Plan to increase the number of shares of Common Stock authorized to be issued under the plan requires the affirmative vote of a majority of the voting power of the shares present or represented by proxy at the Annual Meeting and entitled to vote. You may vote “FOR,” “AGAINST,” or “”ABSTAIN” on this proposal. Abstentions will count towards the quorum requirement for the Annual Meeting and will have the same effect as a vote against the proposal. Broker non-votes will not affect the outcome of voting on this proposal.
Proposal No. 4: Ratification of Appointment of PricewaterhouseCoopers LLP. The ratification of the appointment of PricewaterhouseCoopers LLP requires the affirmative vote of a majority of the voting power of the shares present or represented by proxy at the Annual Meeting and entitled to vote. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions will count towards the quorum requirement for the Annual Meeting and will have the same effect as a vote against the proposal. Proposal No. 4 is considered a “routine” matter so this proposal will not have any broker non-votes.
Who will count the votes?
A representative of Broadridge Financial Solutions will tabulate the votes and act as inspector of elections.
How will the voting power of shares held by our principal stockholders affect approval of the proposals being voted on at the Annual Meeting?
Our principal stockholders have the ability to ensure approval of all of the proposals to be voted on at the Annual Meeting.
As indicated above, each share of Common Stock is entitled to one vote. As of the Record Date for the Annual Meeting, certain investment funds (the “Apollo Funds”) managed by affiliates of Apollo Global Management, Inc. (together with its subsidiaries and including the Apollo Funds, “Apollo”) beneficially owned approximately 61.2% of the voting power of our outstanding Common Stock. By reason of their ownership of our Common Stock, Apollo generally has the ability to approve any matter submitted to the vote of all of the outstanding shares of our Common Stock. As a result, Apollo has the ability:
•to elect the directors nominated for election as Class II directors at the Annual Meeting; and
•to determine the outcome of Proposals 2, 3 and 4.
As of the Record Date for the Annual Meeting, certain investment funds affiliated with ABRY Partners, LLC and ABRY Partners II, LLC (together with ABRY Partners, LLC, “ABRY”) and DPH 123, LLC, an affiliate of ABRY, beneficially owned, in aggregate, approximately 11.0% of the total voting power of the outstanding shares of all outstanding series of Common Stock.
May I vote confidentially?
Yes. Our policy is to keep your vote confidential, except as otherwise legally required, to allow for the tabulation and certification of votes and to facilitate proxy solicitation.
What if additional matters are presented at the Annual Meeting?
We do not know of any business to be considered at the Annual Meeting other than the proposals described in this proxy statement. If any other business is presented at the Annual Meeting, your properly executed proxy gives authority to Amar Maletira, our President and Chief Financial Officer and Treasurer and Holly Windham, our Executive Vice President, Chief Legal and People Officer and Corporate Secretary, to vote on such matters at their discretion.
Why is the Annual Meeting a virtual, online meeting?
By conducting our Annual Meeting solely online via the Internet, we eliminate many of the costs associated with a physical meeting. In addition, we anticipate that a virtual meeting will provide greater accessibility for stockholders, encourage stockholder participation from around the world and improve our ability to communicate more effectively with our stockholders during the meeting.
Where can I find the voting results from the Annual Meeting?
We will announce preliminary voting results at the Annual Meeting and will publish final results in a Current Report on Form 8-K that we will file with the SEC within four business days after the date of the Annual Meeting.
How can I obtain information about the Company?
A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 is available on our website at https://ir.rackspace.com. Stockholders may also obtain a free copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, including the financial statements and the financial statement schedules, by visiting our website or by sending a request in writing to Holly Windham, Executive Vice President, Chief Legal and People Officer and Corporate Secretary, Rackspace Technology, Inc., 1 Fanatical Place, City of Windcrest, San Antonio, TX 78218. Capitalized terms used in, but not defined in, this Proxy Statement have meanings as defined in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

PROPOSAL 1 – ELECTION OF DIRECTORS
Our Board of Directors is divided into three classes. The members of each class serve staggered, three-year terms (other than with respect to the initial terms of the Class II directors following our initial public offering (the “IPO”), which are two years). Upon the expiration of the term of a class of directors, directors in that class will be elected for three-year terms at the annual meeting of stockholders in the year in which their term expires. Under the Company’s bylaws and certificate of incorporation, the Board of Directors can change the number of directors comprising the entire Board of Directors so long as the number is not more than 15. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of our directors. The Board of Directors currently consists of ten director positions, nine of which are filled and one of which is vacant.
All of the nominees for Class II directors are members of the current Board of Directors. If any nominee for election to the Board of Directors should be unable to accept nomination or election as a director, which is not expected, your proxy may be voted for a substitute or substitutes designated by the Board of Directors or the number of directors constituting the Board of Directors may be reduced in accordance with the Company’s certificate of incorporation and bylaws.
Certain Stockholder Rights to Nominate Directors
As provided in our Investor Rights Agreements, Apollo has the right, but not the obligation, at any time until Apollo, including the Apollo Funds, no longer beneficially own at least 5% of our issued and outstanding Common Stock, to nominate a number of directors comprising a percentage of our Board of Directors in accordance with their beneficial ownership of our outstanding Common Stock (rounded up to the nearest whole number). We refer to the directors nominated by Apollo based on such percentage ownership as the “Apollo Board Nominees.” Under the ABRY Investor Rights Agreement, ABRY VIII has the right, but not the obligation, to nominate one person to serve as a director as long as ABRY and its affiliates’ ownership of our Common Stock exceeds a specified threshold. See “Certain Relationships and Related Person Transactions – Investor Rights Agreements” for additional information and defined terms.
Messrs. Benjamin, Campos, Fonseca, Garber, Sambur and Sobel are the Apollo Board Nominees. ABRY’s prior ABRY Board Nominee resigned from the Board of Directors in October 2021 and ABRY has not exercised its right to nominate a replacement to fill the vacancy.
The Board of Directors recommends that the stockholders vote FOR the election of the nominees for Class II directors listed below.
THE BOARD OF DIRECTORS
The following table sets forth certain information about our directors as of the date of this proxy statement.

Name	Age	Director Since	Position
David Sambur	42	2016	Director (Chairman)
Kevin Jones	53	2019	Chief Executive Officer, Director
Susan Arthur	55	2020	Director
Jeffrey Benjamin	60	2016	Director
Timothy Campos	48	2016	Director
Dhiren Fonseca	57	2016	Director
Mitchell Garber	57	2016	Director
Shashank Samant	53	2021	Director
Aaron Sobel	35	2016	Director

Directors Nominated for Election at the 2022 Annual Meeting
The following three Class II directors, whose terms will expire at the 2022 Annual Meeting, are nominated for election at the 2022 Annual Meeting..
Timothy Campos became a member of our Board of Directors in December 2016. Mr. Campos is the former CEO of Woven Software, Inc., an enterprise software company acquired by Slack in April 2021. Before founding Woven in December 2016 and from August 2010 until November 2016, Mr. Campos served as Vice President and Chief Information Officer for Facebook, helping to double the productivity of the company through its hypergrowth stage. Prior to Facebook, Mr. Campos was Chief Information Officer for KLA-Tencor. He has deep expertise in enterprise software development, large scale distributed systems and data services and analytics. Mr. Campos sits on the board of directors for Viavi Solutions, Inc. and UKG Inc., a provider of software and solutions for human capital management, as well as at the Haas School of Business at the University of California at Berkeley. Mr. Campos has an MBA from both Columbia University and the University of California at Berkeley and a degree in electrical engineering and computer science also from the University of California at Berkeley. We believe that Mr. Campos is qualified to serve as member of our Board of Directors because of his extensive experience and expertise in the enterprise software and technology industry.
Dhiren Fonseca became a member of our Board of Directors in December 2016. Mr. Fonseca previously served as the President and Chief Executive Officer of RentPath, Inc., a digital marketing company, from December 2020 through August 2021, and he also served on RentPath’s board of directors from 2014 to 2021. Mr. Fonseca has been a Partner, and is currently an Advisor, at the private equity partnership Certares, LP since December 2014 and previously served as Chief Commercial Officer for Expedia, Inc., an online travel company, from 2012 until April 2014. Prior to his role as Chief Commercial Officer, he served as Expedia’s Co-President, Partner Services Group, as Senior Vice President, Corporate Development and Strategy, and as Vice President, Corporate Development Strategy. Prior to Expedia, Mr. Fonseca was a longtime employee of Microsoft Corporation, a provider of software, services and solutions, and a member of the management team responsible for creating Expedia.com in 1996, while still part of Microsoft Corporation. Mr. Fonseca serves on the board of directors of Alaska Air Group, where he is a member of the Audit and Innovation Committees, and on the board of directors of Osiris Acquisition Corp., where he is a member of the Audit Committee. He previously served on the board of directors of Diamond Resorts, Redbox, RentPath, Inc., Caesars Acquisition Company and HotelTonight. We believe that Mr. Fonseca is qualified to serve as member of our Board of Directors because of his experience as a company executive and because of his experience serving on the boards of multiple companies.
Mitchell Garber became a member of our Board of Directors in November 2016. Mr. Garber is currently chairman of the board of directors of Invest in Canada, the Canadian government federal agency responsible for foreign direct investment in Canada, and a director of Apollo Strategic Growth Capital, Artisan Acquisition Corp. and Finnovate Acquisition Corp. He is a co-investor and a member of the board of directors of French fashion house Lanvin and Shutterfly Holdings, Inc. He is a minority owner of the NHL Seattle Kraken hockey team controlled by David Bonderman. From 2013 until 2017, Mr. Garber was the CEO of Caesars Acquisition Company and, under his leadership, built an Israeli based mobile games business which was sold in 2016 to a Chinese consortium including Giant Interactive and Jack Ma for approximately $4.4 billion. He sits on the board and leads a number of philanthropic activities in Canada and Israel. He has a Bachelor’s degree from McGill University, a JD and honorary doctorate from the University of Ottawa and was awarded the Order of Canada in 2019. We believe that Mr. Garber is qualified to serve as a member of our Board of Directors because of his experience in building and leading businesses and because of his experience serving on the boards of multiple companies.
Directors Continuing in Office After the 2022 Annual Meeting
Class I Directors
The term of the following three Class I directors will expire at the 2024 Annual Meeting.
Susan Arthur became a member of our Board of Directors in April 2020. Ms. Arthur currently serves as the President and Chief Executive Officer of CareerBuilder, LLC, a position she has held since July 2021. Prior to joining CareerBuilder, Ms. Arthur was Chief Operating Officer of OptumInsight, an $11 billion health technology and services division of Optum, from September 2019 to July 2021. Prior to joining Optum, Ms. Arthur served in a number of leadership roles at technology service companies, including as Group President at NTT Data from March 2018 to September 2019, Vice President and General Manager at DXC Technology from April 2017 to March 2018, Vice President and General Manager—Regulated Industries at Hewlett Packard Enterprise from November 2015 to March 2017, and a number of Vice President and General Manager positions at HP from 2008 until October 2015. We believe that Ms. Arthur is qualified to serve as a member of our Board of Directors because of her extensive leadership experience in the technology services industry.
Jeffrey Benjamin became a member of our Board of Directors in November 2016. Mr. Benjamin has 35 years of investment banking, investment management and directorial board experience. He has been a senior advisor to Cyrus Capital Partners since June 2008. He serves as Chairman of the board of A-Mark Precious Metals and as a member of the board of American Airlines. In addition, Mr. Benjamin also serves on the following private company boards: Shutterfly Holdings, Inc., ImOn Communications LLC and NRG Media LLC. Mr. Benjamin previously served on the board of directors of Chemtura Corporation and Caesars Entertainment Corporation. He holds both an M.S. in management from the Sloan School of Management at MIT and a Bachelor’s degree from Tufts University. We believe that Mr. Benjamin is qualified to serve as member of our Board of Directors because of his extensive investment management and financial services experience and because of his experience serving on the boards of multiple companies.
Aaron Sobel became a member of our Board of Directors in November 2016. Mr. Sobel is a Partner of Apollo Global Management, Inc. having joined in 2011. Mr. Sobel has experience in financing, analyzing, investing in and/or advising public and private companies and their board of directors. Prior to joining Apollo, Mr. Sobel was a member of the Investment Banking Department at Goldman Sachs & Co. Mr. Sobel currently serves on the board of directors of Terrier Media Holdings, Inc. (d/b/a Cox Media Group), 25Madison LLC, Terrier Gamut Holdings, Inc., Connect Parent Corporation and Legend Pictures LLC and previously served as a director of Endemol Shine Group. Mr. Sobel graduated with Highest Honors from the Stephen M. Ross School of Business at the University of Michigan with a Bachelor’s degree in business administration. We believe that Mr. Sobel is qualified to serve as member of our Board of Directors because of his extensive financial services experience and because of his experience serving on the boards of multiple companies.
Class III Directors
The term of the following three Class III directors will expire at the 2023 Annual Meeting.
David Sambur is the chairman of our Board of Directors. He became a member of our Board of Directors in November 2016. Mr. Sambur is a Partner, Co-Head of Private Equity of Apollo, having joined in 2004. Prior to joining Apollo, Mr. Sambur was a member of the Leveraged Finance Group of Salomon Smith Barney Inc. Mr. Sambur currently serves on the board of directors of Shutterfly Holdings, Inc., Nugs.net Enterprises, Inc., Camaro Parent, LLC (parent of CareerBuilder), Aspen Holdco, LLC (parent of Coinstar, LLC), Constellation Club Holdings, Inc. (parent of ClubCorp), Golden Investments Holdco, LLC (parent of EcoATM, LLC), Pioneer TopCo GP, LLC (parent of The Venetian), Redbox Entertainment Inc., Lottomatica S.p.A (f/k/a Gamenet Group S.p.A), Terrier Media Holdings, Inc. (d/b/a Cox Media Group), Terrier Gamut Holdings, Inc., Hilton Grand Vacations Inc., College Parent Holdings GP, LLC (parent of Yahoo!), and Raptor Parent Corp. (parent of Great Canadian Gaming Corporation). Mr. Sambur also served on the boards of Mood Media Corporation from June 2017 to July 2020, Dakota Holdings, Inc. (parent of Diamond Resorts International, Inc.) from September 2016 to August 2021, Expedia Group, Inc. from May 2020 to May 2021 and Caesars Entertainment Corporation from November 2010 to April 2019. Mr. Sambur graduated summa cum laude and Phi Beta Kappa from Emory University with a Bachelor’s degree in economics. We believe that Mr. Sambur is qualified to serve as member of our Board of Directors because of his extensive financial services experience and because of his experience serving on the boards of multiple companies.
Kevin Jones has served as a Director and our Chief Executive Officer since April 2019. Prior to joining the Company, Mr. Jones served as Chief Executive Officer since October 2017 and Director since 2018 of MV Transportation, Inc., a passenger transportation contracting service. Mr. Jones served as Senior Vice President and General Manager of Americas at DXC Technology Company, a multinational end-to-end IT services and solutions company, from April 2017 until October 2017. He served as Senior Vice President and General Manager at Hewlett Packard Enterprise Company (“HPE”) from August 2014 until March 2017. He served as the Chief Customer and Sales Officer for Dell Services at Dell Inc. from 2011 until 2014, where he led go-to-market functions for applications, business process outsourcing, infrastructure services and cloud computing businesses. Before joining Dell, he spent 21 years at Hewlett Packard and Electronic Data Systems, where he held executive positions in both Europe and Asia. He has served as Executive Sponsor of three employee resource groups at HPE: the Black Employee Network, Young Employee Network and PRIDE. Mr, Jones currently serves as a member of the board of directors for Herbalife Nutrition, Inc. since March 2021 and as a member of the board of directors for CareerBuilder since February 2021. He has previously served on the board for the North Texas Food Bank, the World Affairs Council of Dallas and MV Transportation. Mr. Jones holds a Bachelor’s degree from James Madison University and is a Certified Management Accountant. We believe Mr. Jones is qualified to serve as a member of our Board of Directors because of his experience building and leading our business, his insight into corporate matters as our Chief Executive Officer and his extensive leadership experience in the technology industry.
Shashank Samant became a member of our Board of Directors in October 2021. Mr. Samant brings over 30 years of technology, product development and services experience, and has served as President and Chief Executive Officer of GlobalLogic Inc. since 2011, including following GlobalLogic’s acquisition by Hitachi in March 2021. GlobalLogic is a leader in digital product engineering helping enterprises design and develop innovative products, platforms and digital experiences. Prior to joining GlobalLogic, Mr. Samant was President of Ness Technologies, an IT services company, where he founded and built their product engineering services business. Prior roles include leading professional services for Hewlett-Packard’s Verifone business and establishing IBM’s first India-based engineering lab, globalizing the company’s R&D and software engineering efforts. Mr. Samant has been a director of ODP Corp., the parent company of Office Depot, since February 2020, and he also currently serves on the Board of Directors of GlobalLogic Inc., Hitachi Vantara, Hitachi Global Digital Holdings, The Herjavec Group, a privately held information security services firm and Idera Inc., a privately held software tools company. We believe that Mr. Samant is qualified to serve as member of our Board of Directors because of his extensive experience as a technologist, go-to-market and operations executive, CEO and board member.
Required Vote
Class II directors will be elected by a plurality of the votes cast at the Annual Meeting (meaning that the three director nominees who receive the highest number of shares voted “FOR” their election are elected as Class II Directors). Shares voted “WITHHOLD” will not prevent a director nominee from being elected as a director. Broker non-votes will not affect the outcome of voting on this proposal. Brokers do not have discretion to vote any uninstructed shares over the election of directors.
CORPORATE GOVERNANCE
Controlled Company
Our Common Stock is listed on Nasdaq Global Select Market (“Nasdaq”). As the Apollo Funds control more than 50% of our combined voting power, we are a “controlled company” for purposes of Nasdaq’s rules and corporate governance standards. As a “controlled company,” we are permitted to, and we intend to continue to, elect not to comply with certain corporate governance requirements, including (1) those that would otherwise require our Board of Directors to have a majority of independent directors, (2) those that would require that we establish a compensation committee composed entirely of independent directors and (3) those that would require we have a nominating and corporate governance committee comprised entirely of independent directors or otherwise ensure that the nominees for directors are determined or recommended to our Board of Directors by the independent members of our Board of Directors pursuant to a formal resolution addressing the nominations process and such related matters as may be required under the federal securities laws.
If at any time we cease to be a “controlled company” under the Nasdaq rules, the Board of Directors will take all action necessary to comply with the applicable Nasdaq rules, including appointing a majority of independent directors to the Board of Directors and ensuring that our Compensation Committee and our Nominating and Corporate Governance Committee are comprised entirely of independent directors, subject to a permitted “phase-in” period.
Director Independence
We have availed ourselves of the “controlled company” exception under the Nasdaq rules, which exempts us from certain requirements, including that we have a majority of independent directors on our Board of Directors (see “Corporate Governance—Controlled Company”). No director qualifies as independent unless the Board of Directors affirmatively determines that the director has no relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board of Directors broadly considers all relevant facts and circumstances relative to independence and considers the issue not merely from the standpoint of the director, but also from the viewpoint of persons or organizations with which the director has an affiliation. The following persons will not be considered independent for purposes of board or committee membership:
(A)a director who is, or at any time during the past three years was, employed by the Company;
(B)a director who accepted or who has a family member who accepted any compensation from the Company in excess of $120,000 during any period of twelve consecutive months within the three years preceding the determination of independence, other than the following:
(i)compensation for board or board committee service;
(ii)compensation paid to a family member who is an employee (other than an executive officer) of the Company; or
(iii)benefits under a tax-qualified retirement plan, or non-discretionary compensation.
(C)a director who is a family member of an individual who is, or at any time during the past three years was, employed by the Company as an executive officer;
(D)a director who is, or has a family member who is, a partner in, or a controlling shareholder or an executive officer of, any organization to which the Company made, or from which the Company received, payments for property or services in the current or any of the past three fiscal years that exceed 5% of the recipient's consolidated gross revenues for that year, or $200,000, whichever is more, other than the following:
(i)payments arising solely from investments in the Company's securities; or
(ii)payments under non-discretionary charitable contribution matching programs.
(E)a director of the Company who is, or has a family member who is, employed as an executive officer of another entity where at any time during the past three years any of the executive officers of the Company serve on the compensation committee of such other entity; or
(F)a director who is, or has a family member who is, a current partner of the Company's outside auditor, or was a partner or employee of the Company's outside auditor who worked on the Company's audit at any time during any of the past three years.
In addition, in order to be considered independent for purposes of serving on the Company's Audit Committee, a member of the Audit Committee may not, other than in his or her capacity as a member of the Audit Committee, the Board of Directors, or any other board committee:
(i)Accept, directly or indirectly, any consulting, advisory or other compensatory fee from the Company or any subsidiary of the Company, other than any fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the Company, provided that such compensation is not contingent in any way on continued service; or
(ii)Be an "affiliated person" of the Company or any subsidiary of the Company, as such term is defined by the SEC.
The listing standards of Nasdaq and the rules of the SEC require the members of a company’s Audit Committee to be independent. As a “controlled company,” the majority of our Board of Directors is not required to be independent.
The Board of Directors has determined that Ms. Arthur, Messrs. Benjamin, Campos, Fonseca, Garber and Samant are our independent directors, as such term is defined by the applicable rules and regulations of the SEC and Nasdaq, and three of the foregoing individuals, Ms. Arthur, Messrs. Benjamin and Fonseca, comprise the Company’s Audit Committee.
Board of Directors Leadership Structure and Board’s Role in Risk Oversight
The Board of Directors has an oversight role, as a whole and also at the committee level, in overseeing management of the Company’s risks. The Board of Directors regularly reviews information regarding our credit, liquidity and operations, as well as the risks associated with each. The Compensation Committee is responsible for overseeing the management of risks relating to employee compensation plans and arrangements and the Audit Committee of the Board of Directors oversees the management of financial risks. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors will be regularly informed through committee reports about such risks.
The Chairman of our Board of Directors and our Chief Executive Officer are currently separate. Our Board of Directors does not currently have a policy as to whether the role of Chairman of our Board of Directors and the Chief Executive Officer should be separate. Our Board of Directors believes that the Company and its stockholders are best served by maintaining the flexibility to determine whether the Chairman and Chief Executive Officer positions should be separated or combined at a given point in time in order to provide appropriate leadership for us at that time. At any time the Company is not availing itself of the “controlled company” exceptions under the Nasdaq rules, in order to maintain the independent integrity of the Board, if the Chairman is not an independent director, the Board shall appoint a lead director who must be independent.
The Board of Directors understands that no single approach to board leadership is universally accepted and that the appropriate leadership structure may vary based on several factors, such as a company’s size, industry, operations, history and culture. Accordingly, our Board of Directors, with the assistance of the Nominating and Corporate Governance Committee, assesses its leadership structure in light of these factors and the current environment to achieve the optimal model for us and for our stockholders.
The composition of the Board of Directors, the tenure of the directors with the Company, the overall experience of the directors and the experience that the directors have had with the Chairman and the executive management team permit and encourage each member to take an active role in all discussions, and each member does actively participate in all substantive discussions. We believe that our current Board of Directors leadership structure is serving the Company well at this time.
Board of Directors Meetings and Committees
In fiscal 2021, the Board of Directors held four Board meetings, the Audit Committee held five meetings, the Compensation Committee held five meetings and the Nominating and Corporate Governance Committee held four meetings. The Executive Committee did not meet in 2021. All of our directors attended 100% of the meetings of the Board of Directors. Seven of our directors attended 100% of the meetings of the Committees on which they served and two of our directors attended 89% and 78%, respectively, of the meetings of the Committees on which they served.

The Board of Directors has four committees:
•Audit;
•Compensation;
•Nominating and Corporate Governance; and
•Executive
The Audit, Compensation, Nominating and Corporate Governance and Executive committees operate under written charters which are available at the Company’s website at https://ir.rackspace.com by clicking on “Corporate Governance,” “Documents & Charters,” and then the name of the respective committee. Committee charters are also available in print upon the written request of any stockholder. The current committee membership of our Board of Directors is as follows:

Director	Audit Committee	Compensation Committee	Executive Committee	Nominating and Corporate Governance Committee
Susan Arthur	✓
Jeffrey Benjamin	C
Dhiren Fonseca	✓
Mitchell Garber		✓		✓
Kevin M. Jones			✓
David Sambur		C	C	C
Aaron Sobel		✓	✓	✓
C = Chairperson
Audit Committee
In fiscal 2021,the Audit Committee held a total of five meetings. Our current Audit Committee members are Mr. Benjamin (Chair), Ms. Arthur and Mr. Fonseca. Our Board of Directors has determined that Mr. Benjamin qualifies as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K and that each of Mr. Benjamin, Ms. Arthur and Mr. Fonseca are independent as independence is defined in Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and under the Nasdaq listing standards. The principal duties and responsibilities of our Audit Committee are as follows:
•to prepare the annual Audit Committee report to be included in our annual proxy statement;
•to oversee and monitor our accounting and financial reporting processes;
•to oversee and monitor the integrity of our financial statements and internal control system;
•to oversee and monitor the independence, retention, performance and compensation of our independent registered public accounting firm;
•to oversee and monitor the performance, appointment and retention of our internal audit department;
•to discuss, oversee and monitor policies with respect to risk assessment and risk management; and
•to oversee and monitor our compliance with legal and regulatory matters.

The Audit Committee also has the authority to retain counsel and advisors to fulfill its responsibilities and duties and to form and delegate authority to subcommittees.
Compensation Committee
The Compensation Committee held five meetings in 2021. Our Compensation Committee consists of Messrs. Sambur (Chair), Sobel and Garber. The principal duties and responsibilities of the Compensation Committee are as follows:
•to review, evaluate and make recommendations to the full board of directors regarding our compensation policies and programs;
•to review and approve the compensation of our chief executive officer, other executive officers and key employees, including all material benefits, option or stock award grants and perquisites and all material employment agreements;
•to review and make recommendations to the board of directors with respect to our incentive compensation plans, equity-based compensation plans and pension plans;
•to administer incentive compensation and equity-related plans and pension plans;
•to review and make recommendations to the board of directors with respect to the financial and other performance targets that must be met; and
•to prepare an annual compensation committee report and take such other actions as are necessary and consistent with the governing law and our organizational documents.
The Compensation Committee also has the authority to retain counsel and advisors to fulfill its responsibilities and duties and to form and delegate authority to subcommittees.
We have elected to avail ourselves of the “controlled company” exception under the Nasdaq rules which exempts us from the requirement that we have a Compensation Committee comprised entirely of independent directors.
Nominating and Corporate Governance Committee
Our Board of Directors established a Nominating and Corporate Governance Committee in connection with our IPO. The Nominating and Corporate Governance Committee held four meetings in 2021. Our Nominating and Corporate Governance Committee consists of Messrs. Sambur (Chair), Garber and Sobel. The principal duties and responsibilities of the Nominating and Corporate Governance Committee are as follows:
•to identify candidates qualified to become directors of the Company, consistent with criteria approved by our board of directors;
•to recommend to our board of directors nominees for election as directors at the next annual meeting of stockholders or a special meeting of stockholders at which directors are to be elected, as well as to recommend directors to serve on the other committees of the board;
•to recommend to our board of directors candidates to fill vacancies and newly created directorships on the board of directors;
•to identify best practices and recommend corporate governance principles, including giving proper attention and making effective responses to stockholder concerns regarding corporate governance;
•to set and review the compensation of the non-executive members of the board of directors;

•to develop and recommend to our Board of Directors guidelines setting forth corporate governance principles applicable to the Company; and
•to oversee the evaluation of our Board of Directors.
The Nominating and Corporate Governance Committee also has the authority to retain counsel and advisors to fulfill its responsibilities and duties and to form and delegate authority to subcommittees.
We have elected to avail ourselves of the “controlled company” exception under the Nasdaq rules which exempts us from the requirement that we have a Nominating and Corporate Governance Committee comprised entirely of independent directors.
Executive Committee
Our Executive Committee consists of Messrs. Sambur (Chair), Jones, and Sobel. Subject to certain exceptions, the Executive Committee generally may exercise all of the powers of the board of directors when the board of directors is not in session. The Executive Committee serves at the pleasure of our Board of Directors. The Executive Committee did not meet in 2021.
Compensation Committee Interlocks and Insider Participation
Members of the Compensation Committee during 2021 included Messrs. Sambur (Chair), Sobel and Mr. Garber (on an interim basis in 2021; beginning in 2022, the “interim” designation was removed). None of the members of the Compensation Committee in 2021 were, at any time during 2021 or at any other time, an officer or employee of the Company.
None of our executive officers served (i) as a director or as a member of the compensation or similar committee of any entity that has one or more executive officers who served on our Compensation Committee during 2021, or (ii) as a member of the compensation or similar committee (or on the board of directors, in the absence of any such committee) of any entity that has one or more executive officers who served on our Board of Directors during 2021.
Except as described in the section entitled “Certain Relationships and Related Person Transactions” below, none of the members of the Compensation Committee had or has any relationships with us that are required to be disclosed under Item 404 of Regulation S-K.
Identifying and Evaluating Candidates for the Board of Directors
In considering possible candidates to serve on the Board of Directors, the Nominating and Corporate Governance Committee will take into account all appropriate qualifications, qualities and skills in the context of the current make-up of the Board of Directors and will consider the entirety of each candidate’s credentials. In addition, the Nominating and Corporate Governance Committee will evaluate each nominee according to the following criteria:
(i)Background. The Board seeks members from diverse professional and personal backgrounds who combine a broad spectrum of experience and expertise with a reputation for integrity. This assessment will include an individual’s independence, as well as consideration of age, skills and experience, and a policy of promoting diversity, in the context of the needs of the Company.
(ii)Simultaneous Service. No director should serve on more than three other public company boards. No member of the Audit Committee should serve on more than two other public company audit committees. No director who is the Chief Executive Officer or executive officer of another public company should serve on more than two other public company boards, aside from the board of his/her own company. Directors should advise the Chairman of the Board and the chair of the Nominating and Corporate Governance Committee in advance of accepting an invitation to serve on another public company board or audit committee.

(iii)Financial Literacy. Directors should know how to read and understand fundamental financial statements and understand the use of financial ratios and information in evaluating the financial performance of the Company.
(iv)Character. Directors should be persons of good character and thus should possess all of the following personal characteristics:
◦Integrity: Directors should demonstrate high ethical standards and integrity in their personal and professional dealings;
◦Accountability: Directors should be willing to be accountable for their decisions as directors;
◦Judgment: Directors should possess the ability to provide wise and thoughtful counsel on a broad range of issues;
◦Responsibility: Directors should interact with each other in a manner which encourages responsible, open, challenging and inspired discussion;
◦High Performance Standards: Directors should have a history of achievements which reflects high standards for themselves and others;
◦Commitment and Enthusiasm: Directors should be committed to, and enthusiastic about, their performance for the Company as directors, both in absolute terms and relative to their peers; and
◦Courage: Directors should possess the courage to express views openly, even in the face of opposition.
(v)Expectations. Each Director will be expected to:
◦dedicate sufficient time, energy and attention to ensure the diligent performance of his or her duties;
◦comply with the duties and responsibilities set forth herein and in the Bylaws of the Company;
◦comply with all duties of care, loyalty and confidentiality applicable to directors of publicly traded corporations organized in our jurisdiction of incorporation; and
◦adhere to the Company’s code of conduct, including, but not limited to, the policies on conflicts of interest expressed therein and any other Company policies that apply to Directors.
Stockholders may recommend director candidates for consideration by the Nominating and Corporate Governance Committee. To have a candidate considered by the Nominating and Corporate Governance Committee, a stockholder must submit the recommendation in writing and must include the following information:
•The name and address of the stockholder, as they appear on the Company’s books and records, and evidence of the stockholder’s ownership of Company stock, including the class or series and number of shares owned and the length of time of ownership;
•A description of all arrangements or understandings between the stockholder and each candidate pursuant to which the nomination is being made;
•The name of the candidate, the candidate’s resume or a listing of his or her qualifications to be a director of the Company and the person’s consent to be named as a director if nominated by the Board of Directors; and

•Such other information regarding each proposed candidate required under the bylaws of the Company and as would be required to be included in a proxy statement under the rules of the SEC if such candidate had been nominated by the Board of Directors.
Each such recommendation must be sent to the Corporate Secretary of the Company at Rackspace Technology, Inc., 1 Fanatical Place, City of Windcrest, San Antonio, TX 78218 and must be received within the time indicated as set forth in “Stockholder Proposals” on page 73. The Nominating and Corporate Governance Committee will evaluate stockholder recommended director candidates in the same manner as it evaluates director candidates identified by other means.
Code of Conduct and Corporate Governance Guidelines
Our Board of Directors has adopted a code of conduct that applies to all of our directors, officers and employees and is intended to comply with the relevant listing requirements for a code of conduct as well as qualify as a “code of ethics” as defined by the rules of the SEC. The code of conduct contains general guidelines for conducting our business consistent with the highest standards of business ethics. We intend to disclose future amendments to certain provisions of our code of conduct, or waivers of such provisions applicable to any principal executive officer, principal financial officer, principal accounting officer and controller or persons performing similar functions, and our directors, on our website at https://www.rackspace.com. The code of conduct is available on our website.
We have Corporate Governance Guidelines that address significant issues of corporate governance and set forth procedures by which our managers and Board of Directors carry out their respective responsibilities. These guidelines are available for viewing on our website at https://ir.rackspace.com. We will also provide the Corporate Governance Guidelines, free of charge, to stockholders who request them. Such requests should be directed to our Corporate Secretary at Rackspace Technology, Inc., 1 Fanatical Place, City of Windcrest, San Antonio, TX 78218.
Executive Sessions of Non-Management Directors
The non-management directors of the Company meet in executive sessions without management on a regular basis.
Apollo Approval of Certain Matters and Rights to Nominate Certain Directors
As long as funds affiliated with or managed by Apollo beneficially own a majority of our outstanding Common Stock, Apollo will be able to control all matters requiring stockholder approval, including the election of directors, amendment of our certificate of incorporation, and certain corporate transactions. See “Certain Relationships and Related Person Transactions.”
Compensation Risk Assessment
We believe that the performance goals and incentive plan structures generally established under the Company’s executive, annual and long-term incentive programs would not contribute to excessive risk taking by our senior executives or employees. The approved goals under our incentive programs are consistent with our financial operating plans and strategies, and these programs are discussed and reviewed by the Compensation Committee. The Company’s compensation systems are balanced, rewarding both short-term and long-term performance, and its performance goals are team oriented, rather than individually focused, and include measurable factors and objective criteria. The Compensation Committee is actively engaged in setting compensation systems, monitoring those systems during the year and using discretion in making rewards, as necessary. As a result of the procedures and practices described above, the Compensation Committee believes that the Company’s compensation policies and practices for its employees do not encourage risk taking that is reasonably likely to have a material adverse effect on the Company.

Communications with the Board of Directors
Stockholders and other interested parties desiring to communicate directly with the full Board of Directors, the Audit Committee, the non-management directors as a group or with any individual director or directors may do so by sending such communication in writing, addressed to the attention of the intended recipient(s), c/o Corporate Secretary and Chief Legal Officer, Rackspace Technology, Inc., 1 Fanatical Place, City of Windcrest, San Antonio, TX 78218. The Company also maintains an ethics hotline where any suspected violation of our code of business conduct and ethics can be reported confidentially. More information about the hotline can be found at https://ir.rackspace.com. Interested parties may communicate anonymously and/or confidentially if they desire. All communications received that relate to accounting, internal accounting controls or auditing matters will be referred to the chairman of the Audit Committee unless the communication is otherwise addressed. All other communications received will be forwarded to the appropriate director or directors.
Director Attendance at Annual Meeting
The Company encourages all of our directors to attend each Annual Meeting of Stockholders. Eight of our directors attended the 2021 Annual Meeting.

EXECUTIVE OFFICERS
The names of the current executive officers of the Company (and their respective ages as of the date of this proxy statement) are set forth below.

Name	Age	Position
Kevin Jones	53	Director and Chief Executive Officer
Amar Maletira	52	President and Chief Financial Officer
Subroto Mukerji	61	Executive Vice President, President of Americas Region
Holly Windham	56	Executive Vice President, Chief Legal and People Officer and Corporate Secretary
Srini Koushik	58	Executive Vice President, Chief Technology Officer
Martin Blackburn	54	Managing Director, EMEA
Sandeep Bhargava	49	Managing Director, Asia Pacific and Japan
Neil Emerson	62	Chief Commercial Officer
Gregory Hrncir	47	Chief Operations Officer
Casey Shilling	52	Chief Communications and Marketing Officer
Kevin Jones. For the biography of Kevin Jones, please see “The Board of Directors—Class III Directors.”
Amar Maletira joined Rackspace in November 2020 as President and Chief Financial Officer. Prior to joining Rackspace, Mr. Maletira served as Executive Vice President and Chief Financial Officer of Viavi Solutions (formerly known as JDS Uniphase) since September 2015. Prior to that, Mr. Maletira spent over 13 years with Hewlett Packard as Vice President and CFO – Americas Enterprise Services from June 2014 to September 2015, Vice President of Finance & Global Head of FP&A for Enterprise Services from October 2012 to June 2014, and various other roles in finance and investor relations. Prior to Hewlett Packard, Mr. Maletira held various roles at DPP, Inc., Siemens and other companies. Mr. Maletira holds an MBA in finance and corporate strategy from the University of Michigan’s Stephen M. Ross School of Business and earned his undergraduate degree in engineering, electronics and communication from Gote Institute of Technology at Karnatak University in India.
Subroto Mukerji has served as our Executive Vice President, President of Americas Region since July 2021. From July 2019 (when he joined the Company) to July 2021, Mr. Mukerji was Executive Vice President and Chief Operating Officer. From April 2017 until he joined the Company, Mr. Mukerji served as Vice President and General Manager at DXC Technology Company. Prior to that, he held a number of global leadership roles including Vice President and General Manager at HPE from January 2015 to March 2017 and Vice President at Hewlett Packard from 2006 to 2014. Mr. Mukerji earned his Master of Management Studies in 1982 from Birla Institute of Technology and Science in Pilani Rajasthan, India.
Holly Windham has served as our Executive Vice President, Chief Legal Officer, Chief Ethics and Compliance Officer and Corporate Secretary since April 2017 and Chief People Officer since October 2019. Before joining the Company, from September 2016 to March 2017, Ms. Windham worked for Axiom Global, providing support for their Google Cloud engagement. From September 1997 to October 2015, Ms. Windham served in a number of different legal roles at Hewlett Packard, including Vice President and Deputy General Counsel leading legal support for several Hewlett Packard businesses, including its cloud and software units. She began her legal career with Gibson Dunn & Crutcher in 1991, based out of its Dallas office but with extended assignments in New York City and Honolulu, working closely with client companies on their financial reorganizations. She graduated summa cum laude with a Bachelor’s degree in sociology from Southwestern Oklahoma State University and a JD from Pepperdine University School of Law.
Srini Koushik has served as our Executive Vice President, Chief Technology Officer since December 2021. Prior to joining the Company, Mr. Koushik was Vice President and Senior Partner at IBM Consulting from December 2020 to December 2021; Chief Information Officer at Magellan Health from January 2016 to August 2020; and Chief Executive Officer at NTT Innovation Institute from March 2013 to December 2015. Mr. Koushik received his MBA in International Business from The Ohio State University. He also has an MS in Computer Applications from University of Mumbai and BS in Physics from the University of Madras.
Martin Blackburn has served as our Managing Director, EMEA since January 2020. From December 2016 until he joined the Company, Mr. Blackburn served as an Operating Partner of Marlin Equity Partners. Mr. Blackburn brings expertise in outsourcing, service delivery and business transformation through his experience as General Manager of Global Technology Services, UKI with IBM from February 2011 to January 2017, Chief Operating Officer Europe with Hewlett Packard / Electronic Data Systems from January 2008 to February 2011, and Chief Executive Officer, Global Outsourcing Services with Logica from March 1997 to January 2008. In addition, Mr. Blackburn serves as Non-Executive Chairman of LRQA and as a Non-Executive at sales-i.
Sandeep Bhargava has served as our Managing Director, Asia Pacific and Japan since September 2019. Mr. Bhargava served as General Manager, Healthcare and Lifesciences business, ASEAN at DXC Technology from December 2017 to April 2018, and as Managing Director from April 2017 to November 2017. Mr. Bhargava’s tenure with Hewlett Packard included roles as Director, Graphics Solutions Business, Asia Pacific Japan since June 2018, General Manager, Enterprise Services, South East Asia, Taiwan from February 2015 to March 2017, Senior Director, Infrastructure Outsourcing, Asia from October 2010 to January 2015, and various management positions from November 2003 to November 2009. Mr. Bhargava holds an MBA in marketing and marketing management from the Indian Institute of Management and earned a degree in electronics and communication from the Delhi College of Engineering.
Neil Emerson joined the Company in February 2021 as our Chief Relationship Officer and has served as our Chief Commercial Officer since July 2021. Prior to joining the Company, Mr. Emerson was at Diebold Nixdorf, where he was Senior Vice President and Managing Director Banking, EurAsia since May 2018 and Senior Vice President and Managing Director, APAC since February 2014. In these roles Mr. Emerson spearheaded growth in the emerging markets in the Middle East, Eastern Europe and Asia. Before joining Diebold Nixdorf, Mr. Emerson worked at TMF Group as the CEO, Asia Pacific from April 2012 to February 2014. Mr. Emerson has also held executive positions at HPE Enterprise Services from April 2008 to April 2012. He received his Diploma of Electronic Engineering from Monash University in Melbourne, Australia.
Gregory Hrncir has served as our Chief Operations Officer since August 2021. Mr. Hrncir joined Rackspace in 2000 and has held a series of roles of increasing seniority, including Senior Vice President, Global Technical Support from June 2018 to August 2021 and Vice President, Fanatical Support from May 2017 to June 2018. Mr. Hrncir received a Bachelor of Business Administration from St. Mary’s University.
Casey Shilling has served as our Chief Communications and Marketing Officer since August 2021. Ms. Shilling joined Rackspace in November 2020 as Vice President — Brand and Global Communications. Before joining Rackspace, Ms. Shilling was Chief Marketing Officer at J.Hilburn, a retailer of luxury, custom made men’s clothing, from April 2019 to April 2020; Chief Marketing Officer at Zoës Kitchen, a nationwide chain of fast-casual Mediterranean restaurants, from October 2016 to February 2019; and Vice President of Marketing at The Container Store, a national specialty retailer of storage and organization products and solutions, from June 1997 to September 2016. Ms. Shilling received her Bachelor’s degree in Broadcast Journalism and Creative Writing from Southwest Texas State University.

COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis describes the Company’s material executive compensation policies and practices, as well as the decisions made by the Compensation Committee and the factors that were considered in making those decisions. This Compensation Discussion and Analysis focuses on the compensation of our named executive officers (“NEOs”). Our NEOs for 2021 are:
•Kevin Jones, Chief Executive Officer (“CEO”);
•Amar Maletira, President and Chief Financial Officer (“CFO”);
•Subroto Mukerji, Executive Vice President, President of Americas Region;
•Holly Windham, Executive Vice President, Chief Legal and People Officer and Corporate Secretary; and
•Martin Blackburn, Managing Director EMEA.
Executive Compensation Program
Compensation Philosophy and Objectives
The Company’s executive compensation program is guided by the following principles, which make up our executive compensation philosophy:
•Pay for Performance. Compensation opportunities are designed to align executives’ pay with the Company’s performance and are focused on producing sustainable long-term growth.
•Attract, Promote, and Retain a Talented Management Team. We compete for talent with other companies of similar size in our market. In order to attract and retain executives with the experience necessary to achieve our business goals, compensation must be competitive and appropriately balanced between fixed compensation and at-risk compensation.
•Align Interests with Interests of Stockholders. We believe that management should have a significant financial stake in the Company to align their interests with those of our stockholders and to encourage the creation of long-term value. Therefore, equity awards make up a substantial component of executive compensation.
Our executive compensation program has three key elements, which are designed to give effect to our guiding principles: base salary, annual cash incentive compensation, and long-term equity compensation. We balance our executive compensation program toward equity compensation in order to provide for direct ownership in the business, to align the interests of executives with our stockholders, and to promote a focus on long-term business success. We also ensure that the base salary and target annual cash incentive level of each NEO is competitive in order to appropriately retain and reward the NEOs for their ongoing service and achievements.
We believe that the design of our executive compensation program and our compensation practices support our compensation philosophy. Our Compensation Committee will periodically evaluate our compensation program to determine whether it should be adjusted to achieve the principles of the program and to take into account our status as a new publicly-traded company. In addition, now that we are a public company, the Compensation Committee will consider the results of stockholder advisory votes on executive compensation and disclose how that consideration affects our compensation decisions and policies. In last year’s “say-on-pay” vote, 98.6% of the shares voted were cast to approve our executive compensation program.

Process for Determining Executive Officer Compensation
Role of Compensation Committee
Our Compensation Committee is responsible for the compensation of our executive officers and for incentive and equity compensation. The responsibilities of the Compensation Committee include, among other things:
(i)reviewing and making recommendations to our Board of Directors with respect to the Company’s compensation strategy to ensure it is appropriate to attract, retain and motivate our executives;
(ii)reviewing and making recommendations to our Board of Directors with respect to the executive compensation philosophy, policies and programs that in the Compensation Committee’s judgment support the Company’s overall business strategy; and
(iii)on an annual basis, reviewing and approving corporate goals and objectives relevant to the compensation of the CEO and other executive officers, evaluating the performance of the CEO and the other executive officers in light of those goals and objectives and determining and approving CEO and executive officer compensation based on this evaluation.
In evaluating, determining and approving the long-term incentive component of CEO and executive officer compensation, the Compensation Committee may consider, among such other factors as it may deem relevant, the Company’s performance, stockholder returns, the value of similar incentive awards to executive officers at comparable companies, the value of similar awards given to other executive officers of the Company, the results of the most recent stockholder advisory vote on executive compensation, and the awards given to the executive officer in past years.
Neither the CEO nor any executive officer may be present during voting or deliberations relating to his or her compensation. The Compensation Committee is also responsible for reviewing and making recommendations to our Board of Directors with respect to the Company’s incentive and equity-based compensation plans, administering those plans, setting performance targets, and granting awards to executives. In addition, the Compensation Committee reviews and discusses, at least annually, the material risks associated with executive compensation structure, policies and programs to determine whether such structure, policies and programs encourage excessive risk-taking and to evaluate compensation policies and practices that could mitigate any such risk.
Role of CEO in the Compensation Process
In making determinations with respect to executive compensation for executive officers, the Compensation Committee considers input from our CEO. Our CEO provides insight on specific decisions and recommendations related to the compensation of the executive officers other than himself. The Compensation Committee believes that the input of our CEO with respect to the assessment of individual performance, succession planning and retention is a key component of the process.
Role of Independent Compensation Consultant
The Compensation Committee has the authority to retain, compensate, and terminate an independent compensation consultant and any other advisors necessary to assist in its responsibilities.
For 2021, the Compensation Committee retained Meridian Compensation Partners, LLC (“Meridian”), a compensation consulting firm, as its independent external advisor to assist in its evaluation of executive compensation, and to provide insight and market perspective on our current compensation programs. Meridian advised and made recommendations to the Compensation Committee with regard to peer companies for use in executive compensation market analysis and the compensation of our CEO. Meridian also provided our Compensation Committee with an annual review of our director compensation.
In selecting Meridian, the Compensation Committee reviewed Meridian’s independence, including the factors prescribed by the SEC, and concluded that there were no conflicts of interest that would preclude them from serving as an independent advisor to the Compensation Committee. Meridian did not provide any services to the Company or any of the Company’s affiliates other than advising the Compensation Committee on executive and director compensation.
Role of External Market Data
The Compensation Committee considers a number of factors in determining compensation for each of our executive officers. These factors include, but are not limited to, position-specific market data, the executive’s experience and performance, and internal pay equity. While the Compensation Committee strives to generally target executive compensation at the market median (including both selected peer companies and the broader competitive market) in the aggregate, it also applies discretion based upon its review of the factors noted above to make individual compensation decisions for the Company’s executive officers. In addition, the Compensation Committee may target above-median market compensation for specific individuals for a variety of reasons, including, but not limited to:
•specific organizational considerations, for example, because the role is considered critical to delivering on our overall business strategy;
•the need for specific expertise in building new or improving upon existing business functions, particularly in the process of hiring candidates from external sources; and
•the retention of key executives we believe are critical to our success.
Similarly, the Compensation Committee may target below-median compensation if individuals are new in their roles or are performing a role that is narrower than what is typical in the market.
Peer Group
The Compensation Committee, with the assistance of Meridian, has developed a peer group for use in making compensation decisions. While the Compensation Committee considers the executive compensation data at peer group companies in making compensation decisions, it is not the sole factor in the decision-making process. The table below highlights how the companies included in the peer group were chosen, and how the compensation information related to these companies is used.

How Peer Group Companies are Selected
•Similar or related industry sector
•Generally includes companies that have achieved between one-third and 3x the Company’s revenue

How Peer Group Data is Utilized
•As an input in determining base salaries, annual incentive targets and long-term incentive awards
•As an input in the design of compensation plans
•To validate whether our executive compensation program is aligned with Company performance
•To benchmark the form and mix of equity awards granted to our employees

The Compensation Committee will review the peer group periodically to determine whether any significant changes to business conditions affecting us or any of our peers would warrant any changes to the peer group. The peer group utilized for fiscal year 2021 was:

Akamai Technologies, Inc.	EPAM Systems, Inc.	Teradata Corporation
Amdocs Limited	NetApp, Inc.	TTEC Holdings, Inc.
Citrix Systems, Inc.	Palo Alto Networks, Inc.	Twilio Inc.
Conduent Incorporated	PTC Inc.	Unisys Corporation
CrowdStrike Holdings, Inc.	ServiceNow, Inc.	Verisign, Inc.
CSG Systems International, Inc.	Splunk Inc.
The Compensation Committee made several changes to the composition of the peer group for fiscal year 2021. Two companies (Endurance International Group Holdings, Inc. and Virtusa Corporation) were removed because they had been acquired. Eight other companies (ACI Worldwide, Inc., ANSYS, Inc., Autodesk, Inc., Cadence Design Systems, Inc., J2 Global, Inc., Nuance Communications, Inc., Pegasystems Inc. and Synopsys, Inc.) were removed because the Committee judged their primary business to be insufficiently similar to Rackspace’s business. The Committee added six companies (Conduent Incorporated, CrowdStrike Holdings, Inc., CSG Systems International, Inc., TTEC Holdings, Inc., Twilio Inc. and Unisys Corporation) based on the similarity of their primary industry to Rackspace’s business. The six companies added all meet the selection criteria described above.

Elements of Executive Compensation
The Company’s total direct compensation program consists of three main elements: base salary, annual cash incentives, and equity-based long-term incentives. A significant portion of our NEOs’ total direct compensation is performance-based and at risk. The Company also provides various benefit and retirement programs. The table below provides an overview of the elements of the Company’s executive compensation program, a brief description of each compensation element and the reason for inclusion in the executive compensation program.

Compensation Element	Brief Description	Objectives
Base Salary	Fixed compensation	•To attract and retain top talent with the experience, skills and abilities critical to our long-term success
•To reward sustained success in meeting or exceeding key corporate business objectives through merit increases
Annual Cash Incentive Compensation	Variable, cash payment, taking into account annual financial and individual performance	•To drive Company and individual performance against key strategic goals that are aligned with the interests of our stockholders
Long-Term Equity Incentives	Variable, equity-based compensation to promote achievement of longer-term performance objectives	•To create multi-year performance and retention incentives, and to align executive interests with those of our stockholders
•Typically with multi-year vesting periods
Employee Benefits and Limited Perquisites	Includes medical, dental, and disability plans, as well as relocation programs and limited perquisites	•To promote health, wellness and well-being of our executives
Retirement Programs	Includes both retirement savings plan and deferred compensation plan, as applicable.	•To provide for basic retirement for our executives
Our executive compensation program also provides for cash severance payments and benefits tied to provisions within most NEO employment agreement and accelerated vesting of equity awards in the event of certain terminations of employment, including, in certain cases, following a change in control. See “Potential Payments Upon Termination or Change in Control” below.
The following discussion provides further details on our executive compensation program.
Base Salaries
Each NEO is party to an employment agreement that provides for an initial annual base salary. The Compensation Committee reviews base salary levels on an annual basis to determine whether the base salary level is appropriate or in need of adjustment. Base salary levels are determined taking into consideration all elements of compensation as a whole, and based on job performance and responsibilities, experience, value to the Company, relative internal pay positioning, and competitive market base salaries for similar positions.

Other than for base salary increases that were approved for Mr. Jones and Ms. Windham in March 2021 based upon a review of the NEOs’ performance, their respective contributions to our Company, and the other factors described above, our NEOs’ base salaries did not increase in 2021. The following table sets forth the base salaries for our NEOs for 2021:

Executive	Base Salary as of January 1, 2021	Base Salary as of December 31, 2021(1)	Percent Change
Kevin Jones
CEO	$825,000	$900,000	9%
Amar Maletira
President and CFO	$750,000	$750,000	—
Subroto Mukerji
Executive Vice President, President of Americas Region	$560,000	$560,000	—
Holly Windham
Executive Vice President, Chief Legal and People Officer and Corporate Secretary	$487,500	$560,000	15%
Martin Blackburn(1)
Managing Director, EMEA	$590,608	$590,608	—
(1)    In March 2022 after a review of our executive officer compensation, the Compensation Committee approved increases in base salaries for Messrs. Jones, Maletira, Mukerji, and Blackburn and Ms. Windham such that on April 1, 2022 the base salaries approved were $930,000, $772,500, $600,000, £460,000, and $600,000, respectively. The effective date of the increases approved by the Compensation Committee was April 1, 2022; however, each of the NEOs voluntarily agreed to defer the effective date of his or her base salary increase until July 1, 2022.
(2)    Amounts for Mr. Blackburn have been converted into USD at the rate of US $1.35772 per £1.00, which was the exchange rate on December 31, 2021.
Annual Cash Incentive Compensation
The second component of executive officer compensation is an annual bonus, which for 2021 was designed to pay a significant portion of our NEO’s annual cash compensation based on individual and Company performance achievement through the use of guideposts. For financial performance, our Compensation Committee considered Bonus Eligible Adjusted EBIT (70%) and revenue (30%).
Annual cash bonus as a percentage of base salary was initially specified in each NEO’s employment agreement and may be adjusted by the Compensation Committee to reflect such factors as job performance and responsibilities, experience, value to the Company, relative internal pay positioning, and competitive market factors.

For 2021, the annual target bonus opportunities for our NEOs were as follows:

Executive	Percentage of Salary
Kevin Jones
CEO	150%
Amar Maletira
President and CFO	100%
Subroto Mukerji
Executive Vice President, President of Americas Region	90%
Holly Windham
Executive Vice President, Chief Legal and People Officer and Corporate Secretary	80%
Martin Blackburn
Managing Director, EMEA	70%
In addition to the annual target bonus opportunity applicable to all our NEOs, Mr. Blackburn was also eligible for a bonus under a performance bonus applicable to the EMEA region. Mr. Blackburn’s performance bonus target was £100,000 ($135,772 based on the exchange rate of US $1.35772 per £1.00 on December 31, 2021), in order to tie a significant portion of his variable compensation to the performance of the EMEA region.
Non-GAAP Measures
For purposes of the annual target bonus opportunity, Bonus Eligible Adjusted EBIT is defined as net income (loss), plus interest expense and income taxes, further adjusted to exclude the impact of non-cash charges for share-based compensation and cash charges for transaction-related costs and adjustments, restructuring and transformation charges, certain other non-operating, non-recurring or non-core gains and losses, and the impact of changes in foreign exchange rates.
The following table summarizes the calculation of annual cash bonuses for fiscal year 2021 paid to each of the NEOs.

Executive	Salary(1)	Bonus Target(2)	Bonus Target(1)	Actual Bonus Paid in Respect of Fiscal 2021
Kevin Jones CEO	$881,827	150%	$1,322,741	$1,190,034
Amar Maletira President and CFO	$750,000	100%	$750,000	$675,000
Subroto Mukerji Executive Vice President. President of Americas Region	$560,000	90%	$504,000	$453,600
Holly Windham Executive Vice President, Chief Legal and People Officer and Corporate Secretary	$542,433	80%	$433,946	$384,920
Martin Blackburn(3) Managing Director, EMEA
Annual Bonus Opportunity	$590,608	70%	$413,426	$372,083
Regional Performance	—	—	$135,772	$128,983
(1)    The annual bonus opportunity is calculated as a percentage of actual salary received (not base salary rate); therefore the salary amounts shown for Mr. Jones and Ms. Windham differ from their base salary rate due to salary increases that took effect during 2021, and the bonus target amounts shown reflect a percentage of the blended base salary rates for Mr. Jones and Ms. Windham.
(2)    Ms. Windham’s bonus target for a portion of 2021 was 75%.
(3)    Amounts for Mr. Blackburn have been converted into USD at the rate of US $1.35772 per £1.00, which was the exchange rate on December 31, 2021.

Long-Term Equity Incentive Compensation
The Company’s long-term equity incentive compensation program is designed to provide a significant portion of our executives’ compensation opportunity in equity-based instruments. We believe that long-term equity compensation is important to assure that the interests of our executives are aligned with those of our stockholders, thus promoting value-creation for our executives and our stockholders. The grants of long-term equity incentive are designed to assist in recruiting talented executives, aligning the interests of our executives with the long-term interests of our stockholders, and, in the case of performance-based awards, driving the achievement of certain long-term business goals in order to promote long-term value.
Under our Rackspace Technology, Inc. 2020 Equity Incentive Plan (the “2020 Incentive Plan”), we are permitted to grant awards of non-qualified stock options, incentive (qualified) stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”), and other stock-based awards. The 2020 Incentive Plan is designed to align the interests of our management team with our stockholders. Prior to our initial public offering in August 2020 (“IPO”), stock-based awards were made under our Equity Incentive Plan (the “2017 Incentive Plan”). As of the consummation of our IPO, the 2017 Incentive Plan was terminated, except as it relates to outstanding awards, and any remaining shares reserved for future grants under the 2017 Incentive Plan were released.
Annual Long-Term Incentive Award Grants
Each year the Compensation Committee grants long-term incentive awards to our NEOs after considering competitive market data, individual performance and the NEO’s total target compensation. In determining the long-term value of RSU awards granted to our NEOs, the Compensation Committee further takes into account various factors it deems important, including each NEO’s level of responsibility within the Company and potential to improve the long-term, overall value of the business. For 2021, the Compensation Committee determined the value of the annual long-term incentive awards to NEOs would be delivered in time-based RSUs, which vest incrementally based on continued service. The Compensation Committee believes RSUs promote the most direct long-term share ownership alignment with our stockholders. Our practice of annual grants provides for multi-year overlapping vesting increments which enhances stockholder alignment and encourages stability and retention within our leadership team. Further, our NEOs are subject to the share ownership guidelines discussed below as described under “Stock Ownership Guidelines.”
In March 2021, the Compensation Committee approved the following annual grants to our NEOs:

NEO	Number of Shares Granted for Annual RSU Grant	Grant Date Fair Value of Annual RSU Grant(1)
Kevin Jones	458,730	$10,472,806
Amar Maletira	206,428	$4,712,751
Subroto Mukerji	91,746	$2,094,561
Holly Windham	91,746	$2,094,561
Martin Blackburn	45,873	$1,047,281
(1)    Dollar amount reported reflects the aggregate fair value determined as of the date of grant in each case calculated in accordance with ASC Topic 718. See Note 12, “Share-Based Compensation, Settlement of Share-Based Awards, and Employee Benefit Plans,” in the Notes to Consolidated Financial Statements included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2021 for the relevant assumptions used in the calculation of these amounts. The amounts reported for these awards may not represent the amount that the NEO will actually realize from the award through applicable vesting dates.
One-Time Retention Award Grants
After considering competitive market data, the high demand for talent and the retentive power of previous equity awards, the Compensation Committee approved a grant of 44,535 time-based RSUs (with a grant date fair value of $866,651) for Mr. Mukerji on May 14, 2021 vesting in equal installments every six months over a year.

In August 2021, the Compensation Committee, in consultation with Meridian, reviewed our NEOs’ existing long-term incentive awards. The Compensation Committee considered the unusual situation created by heightened competition for talent within our industry and the lapse of our pre-IPO equity programs which combined to reduce long-term retentive value for our executives. Further consideration was given to the adverse impact to business continuity that a loss of our leadership team would have to our Company and our shareholders; therefore, the Compensation Committee determined to make special one-time long-term awards in order to augment the holding power of our executives’ long-term incentives and to further incentivize our leadership team. The table below shows the one-time RSU awards that the Compensation Committee approved for our NEOs. The RSU awards listed in the table below vest in equal installments every six months over a three-year period.

NEO	Number of Shares Granted August 2021	Grant Date Fair Value of August 2021 RSU Grant(1)
Kevin Jones	1,091,989	$14,457,934
Amar Maletira	585,306	$7,749,451
Subroto Mukerji	233,997	$3,098,120
Holly Windham	233,997	$3,098,120
Martin Blackburn	149,758	$1,982,796
(1)    Dollar amount reported reflects the aggregate fair value determined as of the date of grant in each case calculated in accordance with ASC Topic 718. See Note 12, “Share-Based Compensation, Settlement of Share-Based Awards, and Employee Benefit Plans,” in the Notes to Consolidated Financial Statements included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2021 for the relevant assumptions used in the calculation of these amounts. The amounts reported for these awards may not represent the amount that the NEO will actually realize from the award through applicable vesting dates.
As part of the same one-time grant, Mr. Jones also received an award of performance-based RSUs (“PSUs”) in August 2021 representing an aggregate of 623,993 shares (with a grant date fair value of $8,261,667). The performance metric for the PSUs is the Company’s Non-GAAP Operating Profit (as defined in the PSU Agreement) measured over a trailing four-quarter period. The PSUs vest in 25% increments; vesting for each increment is dependent on the Company achieving increasing, pre-defined levels of Non-GAAP Operating Profit. The level of Non-GAAP Operating Profit necessary for the vesting of the first 25% of the PSUs was set at $550 million, approximately 16% above the amount the Company achieved in 2020 and approximately 14% above the amount achieved in 2021. The levels of Non-GAAP Operating Profit that must be achieved for the other increments of the PSUs to vest are $575 million, $600 million, and $625 million.
The values for long-term incentive awards presented in the Summary Compensation Table for 2021 are required by the SEC for comparison across companies. However, the required calculation does not fully represent long-term equity compensation actually received by our NEOs. The primary reason for the differences between reported pay in the Summary Compensation Table and realized pay is the method and timing used to value long-term incentive awards. SEC rules require companies to report the grant date fair value of all equity awards in the Summary Compensation Table for the year in which they were granted. However, as indicated in the diagram below, a substantial portion of our NEOs’ total compensation is in the form of long-term incentive awards which have had vesting terms of up to three years, precluding its immediate realization at the grant date and correlating its realizable value to our future stock performance. In fact, the actual value of amounts realized by our NEOs during fiscal 2021 is a function of the stock price on the date of settlement for RSUs and the date of exercise for stock options and bears the same risk as stock held by our stockholders.

CEO	Other NEOs (in aggregate)

The diagram below shows the long-term incentive compensation realized by our CEO and our other NEOs in the aggregate as of December 31, 2021 using the closing price of our common stock as of such date compared to the required reporting in the Summary Compensation Table. The realized long-term incentive compensation represents the value of RSUs that settled and options that were exercised by our CEO and our other NEOs during 2021.
Our award agreements under the 2017 Incentive Plan and the 2020 Incentive Plan and/or the employment agreements with our NEOs contain non-competition (except in the case of Mr. Maletira), non-solicitation, confidentiality, and other restrictive covenants. The duration of the covenants extend for six months to 18 months following termination of employment.
All long-term incentive awards granted to our employees are reflected in our consolidated financial statements at fair value on the grant date in compliance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, “Stock Compensation” (“ASC Topic 718”).

Pre-IPO Management Equity Program
For those NEOs who were employed by us prior to our IPO, we historically granted awards of options to acquire common stock of the Company on the terms set forth below (“MEP Options”), with a per share exercise price not less than the fair market value of a share of the Company’s common stock as of the date of the grant. One-third of each MEP Option award has a service-based option that vests in equal annual installments over a five-year period. The remaining two-thirds of each MEP Option award has a performance-based option that vests (i) 50% upon any measurement date if the Apollo Funds have achieved a multiple of their invested capital (“MOIC”) of at least 1.75 and (ii) up to 50% upon any measurement date if the Apollo Funds have achieved a MOIC of greater than 1.75 and up to 2.25, determined based on linear interpolation between such MOIC achievement levels. MOIC is determined for each measurement date by dividing (a) the total cash consideration received in respect of our common stock (including the value of our common stock held by the Apollo Funds that constitutes “marketable securities” following our IPO) on or prior to the measurement date by (b) the amount of money and the initial book value of property contributed to us by the Apollo Funds in exchange for our common stock as of such measurement date. Measurement date generally means any date upon which the Apollo Funds receive cash consideration for our common stock and each trading day when our common stock meets the “marketable securities” definition. Among other requirements, we must be eligible to file a registration statement with the SEC on Form S-3 for our common stock to meet the “marketable securities” definition. Accelerated vesting of these options may occur following a change in control of the Company or a qualifying termination of employment of the NEO as described under “Potential Payments Upon Termination or Change of Control.” As of December 31, 2021, the performance-based portion of the outstanding MEP Options have vested at 57%.
Severance Benefits
Our severance arrangements are designed to promote loyalty and to provide executives with security and reasonable compensation upon certain terminations of employment. We are obligated to pay severance or other benefits to our NEOs upon certain terminations of employment pursuant to employment agreements or our Executive Change in Control Severance Plan. We may also provide severance benefits to executives who voluntarily terminate their employment relationship with us to incentivize them to assist with transition related matters. Further details regarding the severance benefits provided to our NEOs can be found below under “Potential Payments upon Termination or Change in Control.”
Employment Agreements
Each of our NEOs is party to an employment agreement, which specifies the terms of the executive’s employment including certain compensation levels, and is intended to assure us of the executive’s continued employment and to provide stability in our senior management team.
Retirement Plan
Each NEO, other than Mr. Blackburn who is a resident of the United Kingdom, participates in our 401(k) plan, which is a qualified defined contribution plan available to our employees generally. New employees are automatically enrolled in our 401(k) plan at 6% of the employee’s compensation and we provide matching contributions of 33% up to the first 6% of the employee’s compensation.
Rackspace Limited operates a Group Personal Pension Plan (“the UK Pension Plan”) whereby defined monthly contributions are made into a separate fund on behalf of employees in the United Kingdom. Mr. Blackburn participates in the UK Pension Plan whereby up to 10% of his base salary is contributed.
Non-Qualified Deferred Compensation Plan
We maintain a non-qualified deferred compensation plan (“Non-Qualified Plan”) under which our executives and certain management can participate. We do not provide a company matching contribution to the Non-Qualified Plan. In 2021, Ms. Windham was the only NEO to participate in the Non-Qualified Plan. Further details regarding the Non-Qualified Plan can be found below under “Non-Qualified Deferred Compensation Plan.”

Employee Stock Purchase Plan
We offer an employee stock purchase plan allowing employees to purchase our Common Stock through payroll deductions. Employees, including our NEOs, can contribute up to 15% of their pay to purchase stock at 85% of the fair market value of the stock on the lower of the first or last day of each six-month offering period. In 2021, Messrs. Blackburn and Mukerji participated in our employee stock purchase plan; however, Mr. Mukerji is our only NEO that currently participates in our employee stock purchase plan.
Limited Perquisites
Our NEOs are eligible for certain executive perquisites, including relocation benefits so our NEOs can seamlessly fulfill their obligations to us and for internationally-based NEOs, car leases where it is customary to do so. These perquisites are common within our industry, are important for recruiting and retaining key talent and comprise an important component of our total compensation package.
Health and Welfare Benefits
Our NEOs participate in our health and welfare benefit plans, which are available to our employees generally. Our health and welfare benefit plans include medical insurance, dental insurance, life insurance, accidental death and dismemberment insurance, and short-term and long-term disability insurance. We provide these benefits in order to provide our workforce with a reasonable level of financial support in the event of illness or injury, to enhance productivity and job satisfaction, and to remain competitive.
Insider Trading Policy; Prohibition on Hedging
Our Board of Directors has adopted a securities trading policy concerning the handling of nonpublic information. The policy prohibits, among other things, grants of non-routine awards under our equity incentive plans during periods when our executives and certain employees may have access to material nonpublic information.
In addition, our Corporate Governance Guidelines and securities trading policy provide that directors, executive officers and other designated employees are prohibited from purchasing any financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) or otherwise engaging in transactions that are designed to or have the effect of hedging or offsetting any decrease in market value of our equity securities that are (1) granted to the director, officer or employee as part of such director’s, officer’s or employee’s compensation or (2) held by the director, officer or employee. Our securities trading policy also prohibits directors, officers, and employees from engaging in the following activities with respect to our securities: (i) short sales, (ii) buying or selling puts, calls, options or other derivatives, and (iii) purchases of securities on margin.
Tax and Accounting Considerations

Section 162(m) of the Code
For income tax purposes, public companies may not deduct any portion of compensation that is in excess of $1.0 million paid in a taxable year to certain “covered employees,” which would generally include our NEOs, under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Once an individual becomes a “covered employee” under Section 162(m) of the Code, all current and future compensation to these individuals will remain subject to the limitation under Section 162(m) of the Code.
These tax effects are only one factor considered by our Compensation Committee when entering into compensation arrangements. Our Compensation Committee believes that it should not be constrained by the requirements of Section 162(m) of the Code if those requirements would impair flexibility in compensating our NEOs in a manner that can best promote our overall objectives. We intend to continue to compensate our executive officers in a manner consistent with the best interests of our stockholders and reserve the right to award compensation that may not be deductible under Section 162(m) of the Code where we believe it is appropriate to do so.
Section 280G of the Code
Section 280G of the Code disallows a tax deduction with respect to certain payments to executives of companies that undergo a change in control, and Section 4999 of the Code imposes a 20% penalty on the individual receiving “excess parachute payments.” Generally, parachute payments are compensation that is linked to or triggered by a change in control and may include, but are not limited to, bonus payments, severance payments, certain fringe benefits, and payments and acceleration of vesting from long-term incentive plans, including stock options and other equity-based compensation. Excess parachute payments are parachute payments that exceed a threshold determined under Section 280G based on the executive’s prior compensation.
The employment agreements with Messrs. Jones and Maletira each provide that, to the extent the executive would be subject to Section 280G or 4999 of the Code, the executive’s parachute payments would be reduced to the extent that no portion of the payment shall be subject to the excise tax, but only if the executive’s net after-tax benefit would exceed what the net after-tax benefit would have been if such reduction were not made and the executive paid the applicable excise tax.
COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.
Members of the Compensation Committee:
David Sambur, Chairman
Mitchell Garber
Aaron Sobel

SUMMARY COMPENSATION TABLE
The information set forth in the following table reflects compensation paid or earned by our NEOs for fiscal years 2021 and for those officers who were also NEOs in 2020 and/or 2019, compensation paid or earned by our NEOS for fiscal years 2020 or 2019, as applicable. The table reflects total compensation earned beginning in the later of fiscal year 2019 or the year an individual first became a NEO.

Executive	Year	Salary	Bonus(3)	Stock Awards(4)	Option Awards(4)	Non-Equity Incentive Plan Compensation (5)	Change in Pension Value and nonqualified deferred compensation earnings	All Other Compensation (6)	Total
Kevin Jones CEO	2021	$881,827	$1,190,034	$33,192,408	—	—	—	$5,801	$35,270,070
	2020	$856,731	$5,977,625	—	—	—	—	$29,853	$6,864,209
	2019	$555,288	$6,031,250	$5,499,891	$16,058,005	—	—	$33,920	$28,178,354
Amar Maletira(1) President and CFO	2021	$750,000	$675,000	$12,462,203	—	—	—	$5,801	$13,893,004
	2020	$86,538	$1,063,135	$14,338,472	—	—	—	—	$15,488,145
Subroto Mukerji(2) Executive Vice President. President of Americas Region	2021	$560,000	$453,600	$6,059,333	—	—	—	$17,204	$7,090,137
	2019	$221,154	$277,260	—	$5,592,529	—	—	$132,760	$6,223,703
Holly Windham Executive Vice President, Chief Legal and People Officer and Corporate Secretary	2021	$542,433	$384,920	$5,192,681	—	—	$20,134	$5,801	$6,145,969
	2020	$498,173	$604,424	$1,008,513	$5,953,355	—	$23,902	$2,040	$8,090,407
Martin Blackburn Managing Director, EMEA	2021	$590,608	$372,083	$3,030,077	—	$128,983	—	$77,306	$4,199,057
	2020	$586,822	$899,176	—	$4,639,796	$129,323	—	$13,436	$6,268,553
(1)    Mr. Maletira commenced employment with us on November 23, 2020.
(2)    Mr. Mukerji commenced employment with us on July 1, 2019. The amounts included in the table reflect the two years which Mr. Mukerji was determined a NEO.
(3)    Amounts reflected include annual bonus payments that were earned in 2020 and 2019. For Mr. Jones, amounts reflected include a $10.0 million cash sign-on bonus per the terms of his employment agreement, which was paid semi-annually in four equal installments of $2.5 million over an 18-month period commencing on June 6, 2019. An aggregate amount of $5,000,000 was paid in each of 2020 and 2019, and each installment payment was subject to Mr. Jones not resigning without good reason prior to the date of the installment payment. Pursuant to his employment agreement, Mr. Jones’ 2019 annual bonus of $1,031,250 was to equal the target amount irrespective of performance, prorated based on his start date, but we determined not to prorate this bonus. Mr. Maletira received a sign-on bonus in 2020 in the amount of $1,000,000 which was paid upon commencement of employment with us. For Mr. Blackburn, the amount for 2020 includes a signing bonus of $190,081 and a payment of $386,950 under a retention award, which was paid following completion of a contractual term of continued employment. For Ms. Windham, the amount for 2020 includes a payment of $320,000 under a retention award, which was paid following completion of a contractual term of continued employment. Amounts for Mr. Blackburn have been converted into USD at the rate of US $1.35772 per £1.00, which was the exchange rate on December 31, 2021.
(4)    The 2021 amounts in the “Stock Awards” column include a special one-time retention award granted in August 2021 as discussed under “Compensation Discussion and Analysis - Long-Term Equity Incentive Compensation.” Dollar amounts reported reflect the aggregate fair value determined as of the date of grant in each case calculated in accordance with ASC Topic 718. See Note 12, “Share-Based Compensation, Settlement of Share-Based Awards, and Employee Benefit Plans,” in the Notes to Consolidated Financial Statements included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2021 for the relevant assumptions used in the calculation of these amounts. The amounts reported for these awards may not represent the amount that the NEO will actually realize from the award through applicable vesting dates.

(5)    The amounts shown for Mr. Blackburn are payments under the regional performance plan for the EMEA region under our Annual Cash Incentive Plan, as further described under “Compensation Discussion and Analysis” above.
(6)    The amounts shown for “All Other Compensation” for 2021 are detailed in the table below. The amounts listed for matching contributions under our 401(k) plan are immediately vested. Amounts listed as Other include for Mr. Blackburn, amounts attributed to a car allowance and $59,061 (converted into USD at the rate of US $1.35772 per £1.00, which was the exchange rate on December 31, 2021) attributed to contributions under the UK Pension Plan, which are valued at the actual cost incurred by us and for Mr. Mukerji, amounts attributed to commuting expenses.

Executive	401(k) Company Match	Other	Total
Kevin Jones CEO	$5,801		$5,801
Amar Maletira President and CFO	$5,801	—	$5,801
Subroto Mukerji Executive Vice President, President of Americas Region	$5,801	11,403	$17,204
Holly Windham Executive Vice President, Chief Legal and People Officer and Corporate Secretary	$5,801	—	$5,801
Martin Blackburn Managing Director, EMEA	—	$77,306	$77,306
GRANTS OF PLAN-BASED AWARDS
The following table shows grants of plan-based awards granted to our NEOs during fiscal year 2021. All numbers have been rounded to the nearest whole dollar or share.

Executive Type of Award	Grant Date	Estimated Future Payouts under Non-Equity Incentive Plan Awards		Estimated Future Payouts under Equity Incentive Plan Awards		All Other Stock Awards: Number of Shares of Stock or Units	Grant Date Fair Value of Stock and Option Awards(1)
		Target	Maximum	Threshold	Maximum
Kevin Jones
Annual Cash Incentive Plan(2)		$1,350,000	$1,800,000	—	—	—	—
Time-Based RSU(3)	3/16/2021	—	—	—	—	458,730	$10,472,806
Time-Based RSU(4)	8/19/2021	—	—	—	—	1,091,989	$14,457,934
Performance-Based RSU	8/19/2021	—	—	155,998	623,993	—	$6,196,250
Amar Maletira
Annual Cash Incentive Plan(2)		$750,000	$1,500,000	—	—	—	—
Time-Based RSUs(3)	3/16/2021	—	—	—	—	206,428	$4,712,751
Time-Based RSUs(4)	8/19/2021	—	—	—	—	585,306	$7,749,451
Subroto Mukerji
Annual Cash Incentive Plan(2)		$504,000	—	—	—	—	—
Time-Based RSUs(3)	3/16/2021	—	—	—	—	91,746	$2,094,561
Time-Based RSUs(5)	5/14/2021	—	—	—	—	44,535	$866,651
Time-Based RSUs(4)	8/19/2021	—	—	—	—	233,997	$3,098,120
Holly Windham
Annual Cash Incentive Plan(2)		$448,000	—	—	—	—	—
Time-Based RSUs(3)	3/16/2021	—	—	—	—	91,746	$2,094,561
Time-Based RSUs(4)	8/19/2021	—	—	—	—	233,997	$3,098,120
Martin Blackburn
Annual Cash Incentive Plan(2)		$413,426	—	—	—	—	—
Regional Performance Plan(6)		—	$135,772	—	—	—	—
Time-Based RSUs(3)	3/16/2021	—	—	—	—	45,873	$1,047,281
Time-Based RSUs(4)	8/19/2021	—	—	—	—	149,758	$1,982,796
(1)    Dollar amount reported reflects the fair value on the date of grant in each case calculated in accordance with ASC Topic 718. See Note 12, “Share-Based Compensation, Settlement of Share-Based Awards, and Employee Benefit Plans,” in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 for the relevant assumptions used to determine the valuation of our stock awards. The amount listed includes grant date fair value for the performance-based RSU for Mr. Jones based on probable outcome of the underlying performance conditions.

(2)    For Messrs. Jones and Maletria, represents target and maximum payout levels under our annual cash incentive plan for 2021. Possible payout levels shown under this performance-based plan are based on annualized salary as of April 1, 2021. See “Bonus” column of the Summary Compensation Table and accompanying footnote for the amount actually earned by each NEO for 2021 performance. The target amount listed for Mr. Blackburn was converted into USD at the rate of US $1.35772 per £1.00, which was the exchange rate on December 31, 2021.
(3)    Represents awards granted under our 2020 Incentive Plan which vest in three equal installments annually over three years from the date of grant, subject to continued employment through the applicable vesting dates.
(4)    Represents awards granted under our 2020 Incentive Plan which vest in six equal installments every six months over three years from the date of grant, subject to continued employment through the applicable vesting dates.
(5)    Represents an award granted under our 2020 Incentive Plan which vests in two equal installments every six months over the one year following the date of grant, subject to continued employment through the applicable vesting dates.
(6)    Amount shown represents Mr. Blackburn’s target bonus amount of £100,000 converted into USD at the rate of US $1.35772 per £1.00, which was the exchange rate on December 31, 2021.

EMPLOYMENT AGREEMENTS
Each of our NEOs have employment agreements with us, directly or through one of our subsidiaries, providing for compensation and benefits under specified circumstances, including in connection with the termination of the NEO’s employment. The employment agreements include provisions requiring non-disclosure of confidential information as well as provisions restricting each NEO’s ability to compete with the Company or solicit employees, customers or potential customers for a period of time after termination of employment. On March 16, 2021, the Compensation Committee adopted the Executive Change in Control Severance Plan (the “CIC Plan”), which provides for severance benefits for executive officers, including our NEOs, who enter into participation agreements and in the event of a Change in Control (as defined in the 2020 Incentive Plan) of our Company. Further details regarding the severance benefits provided to our NEOs can be found below under “Potential Payments upon Termination or Change in Control.”
The employment agreements described below include terms and conditions as of the date of the most recent agreement or amendment, as applicable.
Employment Agreement with Kevin Jones
We entered into an employment agreement with Kevin Jones on March 13, 2019, pursuant to which he serves as our Chief Executive Officer and received an annual base salary, which is currently $900,000 (increasing to $930,000 as of July 1, 2022), subject to annual review and increases as determined by the Compensation Committee. In connection with his commencement of employment, Mr. Jones received a sign-on cash bonus of $10.0 million, paid out semi-annually in four equal installments of $2.5 million over an 18-month period, $5.0 million of which was paid in 2019 and $5.0 million of which was paid in 2020. The initial term of the employment agreement is through April 22, 2024, with automatic renewal thereafter for successive one-year periods, unless Mr. Jones’ employment is terminated by either party giving ninety (90) days prior written notice.
Mr. Jones is eligible to receive an annual cash bonus, with a current target bonus amount equal to 150% of his annual base salary and a maximum amount equal to 200% of his annual base salary. Mr. Jones’ actual annual bonus for a given year, if any, is determined on the basis of his and/or our attainment of objective financial and/or other subjective or objective criteria established by the Compensation Committee.
Mr. Jones’ employment with us may terminate pursuant to the terms of his employment agreement under certain circumstances, including (a) death, (b) disability, (c) with Cause (as defined in Mr. Jones’ employment agreement), (d) without Cause, (e) with Good Reason (as defined in Mr. Jones’ employment agreement), and (f) without Good Reason. Mr. Jones is eligible for certain benefits described below upon termination of employment:
•In the event Mr. Jones’ employment is terminated by us for cause or due to his resignation other than for good reason, Mr. Jones would be entitled to receive his accrued base salary and benefits through the effective date of termination. Mr. Jones’ accrued base salary and benefits are referred to as “accrued obligations.”
•In the event Mr. Jones’ employment is terminated due to his death or disability, subject to execution of an effective release, he would be entitled to receive, in addition to the accrued obligations, a prorated portion of his annual bonus for the year of termination, paid if and when annual bonuses are paid to other senior executives but no later than March 15 of the year immediately following the year of termination.
•In the event Mr. Jones’ employment is terminated without cause (including non-renewal of his employment agreement by us) or Mr. Jones resigns for good reason, subject to his execution of an effective release, Mr. Jones would be entitled to receive, in addition to the accrued obligations, continuation of his base salary for 12 months paid in accordance with our customary payroll practices, payment of an amount equal to his target bonus within 60-days following termination of employment and reimbursement for continued coverage under COBRA for up to 12 months following termination.
Under Mr. Jones’ employment agreement, “cause” means any of the following: (i) Mr. Jones’ conviction of, or plea of nolo contendere to, any felony or other crime involving either fraud or a breach of his duty of loyalty; (ii) substantial and repeated failure to perform lawful duties as reasonably directed by our Board of Directors (other than as a consequence of disability) after written notice and failure to cure within 15 days; (iii) fraud, misappropriation, embezzlement, or material misuse of funds or property belonging to us; (iv) violation of our written policies, or other willful misconduct in connection with the performance of Mr. Jones’ duties that in either case results in material injury to us, after written notice and failure to cure within 15 days; (v) breach of his employment agreement that results in material injury to us, and failure to cure such breach within 15 days after written notice; or (vi) breach of the confidentiality or non-disparagement provisions (excluding unintentional breaches that are cured within 15 days after Mr. Jones becomes aware of such breaches) or the non-competition and non-solicitation provisions of the employment agreement; provided, that any such event under sub-parts (ii), (iv), (v) or (vi) above does not constitute cause unless we provide Mr. Jones with written notice no later than 30 days following the initial occurrence of such event or omission and Mr. Jones fails to cure such event or omission within 15 days of receipt of such notice.
Under Mr. Jones’ employment agreement, “good reason” means any of the following without Mr. Jones’ written consent: (i) a material reduction of duties, responsibilities or authority; (ii) Mr. Jones’ being required to work solely or substantially at a location more than 50 miles from a location where he has been permitted to work as of the date of beginning employment; (iii) a reduction in base salary or target bonus; (iv) any requirement that Mr. Jones report to someone other than our Board of Directors; or (v) any material breach by us of any term or provision of the employment agreement; provided that he must provide written notice to us of such breach and we shall have failed to fully remedy the event.
Employment Agreement with Amar Maletira
On October 16, 2020, we entered into an employment agreement with Amar Maletira pursuant to which he serves as our President and Chief Financial Officer and receives an annual base salary, which is currently $750,000 (increasing to $772,500 as of July 1, 2022), subject to annual review and increases as determined by the Compensation Committee. The initial term of the employment agreement with Mr. Maletira is through November 23, 2023, with automatic renewal thereafter for successive one-year periods, unless Mr. Maletira’s employment is terminated by either party giving ninety (90) days prior written notice.
Mr. Maletira is further eligible to receive an annual cash bonus, with a target bonus amount equal to 100% of his annual base salary and a maximum amount equal to 200% of his annual base salary. Mr. Maletira’s actual annual bonus for a given year, if any, is determined on the basis of his and/or our attainment of objective financial and/or other subjective or objective criteria established by the Compensation Committee. In connection with his commencement of employment, Mr. Maletira received a sign-on cash bonus of $1.0 million, all of which was paid in 2020. His employment agreement also provides that beginning in 2021, Mr. Maletira is to receive annual equity awards, comprised of RSUs in 2021 and at least 80% RSUs for each year thereafter, in each case having a grant date value (based on the volume weighted average market closing price per share of our Common Stock over the 30-trading day period immediately preceding the grant date) of not less than $4,500,000 for the 2021 year and not less than $5,000,000 for the 2022 and 2023 years.
Mr. Maletira’s employment with us may terminate pursuant to the terms of his employment agreement under certain circumstances, including (a) death, (b) disability, (c) with Cause (as defined in Mr. Maletira’s employment agreement), (d) without Cause, (e) with Good Reason (as defined in Mr. Maletira’s employment agreement), and (f) without Good Reason. Mr. Maletira is eligible for the certain benefits described below upon termination of employment:
•In the event Mr. Maletira’s employment is terminated by us for cause or due to his resignation other than for good reason, Mr. Maletira would be entitled to receive his accrued base salary and benefits through the effective date of termination. Mr. Maletira’s accrued base salary and benefits are referred to as “accrued obligations.”
•In the event Mr. Maletira’s employment is terminated due to his death or disability, he would be entitled to receive, in addition to the accrued obligations, a prorated portion of his annual cash bonus for the year of termination, any unpaid annual cash bonus for any performance year completed on or before the termination date, and a payment for six months of applicable premium cost for continued group health coverage. In addition, subject to his execution of a release, Mr. Maletira would receive accelerated vesting of all then-unvested equity awards, assuming target level of performance for any performance-based equity awards.
•In the event Mr. Maletira’s employment is terminated by us without cause (including non-renewal of his employment agreement by us) or Mr. Maletira resigns for good reason, Mr. Maletira would be entitled to receive, in addition to the accrued obligations and any unpaid annual cash bonus for any performance year completed on or before the termination date, subject to his execution of a release, (i) payments over 18 months totaling 1.5 times the sum of (x) his then annual base salary plus (y) 150% of his target cash bonus, (ii) a pro-rata portion of his annual cash bonus (calculated assuming personal performance criteria had been met), (iii) 18 months of applicable premium cost for continued group health coverage, and (iv) accelerated vesting of all then-unvested equity awards, assuming target level of performance for any performance-based equity awards.
•If there is a “change in control” (as defined in the 2020 Incentive Plan) and within 90 days before the date of the change in control, Mr. Maletira’s employment is terminated by us without cause (including non-renewal of his employment agreement by us) or Mr. Maletira resigns for good reason, Mr. Maletira would be entitled to receive, in addition to the accrued obligations and any unpaid annual cash bonus for any performance year completed on or before the termination date, subject to his execution of a release, (i) cash severance equal to four times his then annual base salary, (ii) a pro rata portion of his annual cash bonus (calculated assuming personal performance criteria had been met), (iii) 18 months of applicable premium cost for continued group health coverage, and (iv) accelerated vesting of all then-unvested equity awards, assuming target level of performance for any performance-based equity awards. The accelerated vesting is to occur on the earlier of (a) the date of the change in control or (b) the termination date. If the accelerated vesting occurs on the date of the change of control, Mr. Maletira will also receive a payment equal to 50% of his income and payroll tax liability payable by reason of such acceleration. Mr. Maletira’s employment agreement also provides that he will receive the foregoing compensation and benefits upon a qualifying termination within the one year following a change in control, but the compensation and benefits provided to Mr. Maletira pursuant to the CIC Plan are in lieu of these benefits.
•If Mr. Maletira gives notice of non-renewal of his employment agreement, he would be entitled to accrued and unpaid base salary through the termination date, and any payments required under applicable employee benefit plans. If a termination date is determined to be prior to the end of the employment period, and Mr. Maletira signs a general release, he would be entitled to receive an amount equal to his pro rata base salary through the end of the employment period.

Under Mr. Maletira’s employment agreement, “cause” means any of the following: (a) Mr. Maletira’s indictment for, conviction of, or plea of guilty or nolo contendere to, any (A) felony, (B) misdemeanor involving moral turpitude, or (C) other crime involving either fraud or a breach of his duty of loyalty to us, or any of our customers or suppliers, (b) Mr. Maletira’s substantial and repeated failure to perform duties as reasonably directed by our Board of Directors and/or Mr. Maletira’s direct supervisor (other than as a consequence of disability) after written notice thereof and failure to cure within 15 days, (c) Mr. Maletira’s fraud, misappropriation, embezzlement, or material misuse of funds or property belonging to us, (d) Mr. Maletira’s willful violation of our written policies, or other misconduct in connection with the performance of his duties that in either case results in material injury to us, after written notice thereof and failure to cure within 15 days, to the extent curable, (e) Mr. Maletira’s breach of any of the material terms of any employment agreement, consulting agreement or other applicable agreement that results in material injury to us, and failure to cure such breach within 15 days after written notice, or (f) Mr. Maletira’s breach of the confidentiality or non-disparagement provisions (excluding unintentional breaches that are cured within 15 days after he becomes aware of such breaches, to the extent curable) or the non-competition and non-solicitation provisions to which Mr. Maletira is subject. Any act or omission of Mr. Maletira will not be the basis of a Cause termination to the extent that he (i) has relied on the advice or followed the instructions of any counsel for us or any accounting firm providing services to us, (ii) has followed the instructions or directions of our CEO and following such instructions or directions was not a violation of applicable law or his duties to us, or (iii) had a reasonable and good faith belief that such act or omission was in (or not opposed to) our best interests and not a violation of applicable law or his duties to us.
Under Mr. Maletira’s employment agreement, “good reason” means any of the following without Mr. Maletira’s written consent: (i) a material reduction of duties, responsibilities or authority; (ii) Mr. Maletira’s being required to work solely or substantially at a location more than 50 miles from a location where he has been permitted to work as of the date of beginning employment; (iii) a reduction in base salary or target bonus; (iv) any requirement that Mr. Maletira report to someone other than our CEO; (v) any material breach by us of Mr. Maletira’s employment agreement or any other agreement with Mr. Maletira; or (vi) the failure of a successor company to assume the employment agreement; provided that he must provide written notice to us of such breach and, except with respect to clause (vi), we shall have failed to fully remedy the event.
Employment Agreement with Subroto Mukerji
On July 1, 2019, we entered into an employment agreement with Subroto Mukerji, which has since been amended. The initial term of the employment agreement was through June 30, 2021, with automatic renewal thereafter for successive one-year periods, unless Mr. Mukerji’s employment is terminated by either party giving ninety (90) days prior written notice. Under the terms of his employment agreement, as amended, he currently serves as our Executive Vice President and President of Americas Region, receives an annual base salary of $560,000 (increasing to $600,000 as of July 1, 2022), subject to annual review and increases as determined by the Compensation Committee, and is eligible to receive an annual cash bonus, with a current target bonus equal to 90% of his annual base salary. Mr. Mukerji’s actual actual annual bonus for a given year, if any, is determined on the basis of his and/or our attainment of objective financial and/or other subjective or objective criteria established by the Compensation Committee.
Mr. Mukerji’s employment with us may terminate pursuant to the terms of his employment agreement under certain circumstances, including (a) death, (b) disability, (c) with Cause (as defined in Mr. Mukerji’s employment agreement), (d) without Cause, (e) with Good Reason (as defined in Mr. Mukerji’s employment agreement), and (f) without Good Reason. Mr. Mukerji is eligible for the certain benefits described below upon termination of employment:
•In the event Mr. Mukerji’s employment is terminated by us for Cause or due to his resignation other than for Good Reason, Mr. Mukerji would be entitled to receive his accrued and unpaid base salary and any payments required under applicable employee benefit plans.Mr. Mukerji’s accrued base salary and benefits are referred to as “accrued obligations.”
•In the event Mr. Mukerji’s employment is terminated due to his death or disability, he would be entitled to receive accrued and unpaid base salary and bonus a pro-rata portion of his target bonus and any payments required under applicable employee benefit plans. Any unvested equity awards which would have vested within 12 months of termination will accelerate and become vested.
•In the event Mr. Mukerji’s employment is terminated by us without Cause (including non-renewal of his employment agreement by us) or Mr. Mukerji resigns for Good Reason, Mr. Mukerji would be entitled to receive his accrued obligations and, subject to execution of a release, (i) in periodic payments in accordance with ordinary payroll practices and deductions, an amount equal to his annual base salary for 18 months, his on-target bonus for 12 months, (ii) a pro-rata portion of his annual bonus and (iii) a lump-sum payment equal to 18 months of COBRA benefits.
•If Mr. Mukerji gives notice of non-renewal of his employment agreement, or if he terminates his employment for other than Good Reason, he would be entitled to receive his accrued obligations. If a termination date is determined to be prior to the end of the employment period, and Mr. Mukerji signs a general release, Mr. Mukerji would be entitled to receive (a) in periodic payments, an amount equal to his pro rata base salary through the end of the notice period (as defined below) and (b) acceleration of any time-based equity awards outstanding which would have vested prior to the end of the notice period. The “notice period” is (i) 90 days prior to the end of the then-current employment period, in the case of non-renewal of the employment agreement and (ii) 60 days prior to the last date of employment specified in his notice of termination (which must be at least 60 days from the date of such notice), in the case of termination for other than Good Reason.
Employment Agreement with Holly Windham
We entered into an employment agreement with Holly Windham on April 17, 2017, which has since been amended. The initial term of the employment agreement was through April 16, 2020, and automatically renews thereafter for successive one-year periods, unless Ms. Windham’s employment is terminated by either party giving prior written notice before January 31 each year. The agreement describes, among other things, her initial base salary as SVP and General Counsel, bonus opportunities, and contemplates certain incentive awards. Ms. Windham has since been promoted to Executive Vice President, Chief Legal and People Officer and Corporate Secretary, receives an annual base salary of $560,000 (increasing to $600,000 as of July 1, 2022), subject to annual review and increases as determined by the Compensation Committee, and is eligible to receive an annual cash bonus, with a current target bonus amount equal to 90% of her annual base salary. Ms. Windham’s actual annual bonus for a given year, if any, is determined on the basis of her and/or our attainment of objective financial and/or other subjective or objective criteria established by the Compensation Committee.
Ms. Windham’s employment with us may terminate pursuant to the terms of her employment agreement, as amended, under certain circumstances, including (a) death, (b) disability, (c) with Cause (as defined in Ms. Windham’s employment agreement), (d) without Cause, (e) with Good Reason (as defined in Ms. Windham’s employment agreement), and (f) without Good Reason. Ms. Windham is eligible for the certain benefits described below upon termination of employment:
•In the event Ms. Windham’s employment is terminated by us for Cause, Ms. Windham would be entitled to receive her accrued and unpaid base salary and any payments required under applicable employee benefit plans.
•In the event Ms. Windham’s employment is terminated due to her death or disability, she would be entitled to receive accrued and unpaid base salary, a pro-rata portion of her target bonus and any payments required under applicable employee benefit plans. Any unvested equity awards which would have vested within 12 months of termination will accelerate and become vested.
•In the event Ms. Windham’s employment is terminated by us without Cause (including non-renewal of her employment agreement by us) or Ms. Windham resigns for Good Reason, Ms. Windham would be entitled to receive her accrued and unpaid base salary and any payments required under applicable employee benefit plans and, subject to execution of a release, (a) in periodic payments in accordance with ordinary payroll practices and deductions, an amount equal to her annual base salary and target bonus for 18 months, (b) a pro-rata portion of her target bonus, and (c) a lump sum payment equal to 18 months of COBRA benefits.
•If Ms. Windham gives notice of non-renewal of her employment agreement, or if she terminates her employment other than for Good Reason, she would be entitled to accrued and unpaid base salary through the termination date, and any payments required under applicable employee benefit plans. If a termination date is determined to be prior to the end of the employment period, and Ms. Windham signs a general release, Ms. Windham would be entitled to receive (a) in periodic payments, an amount equal to her pro rata base salary through the end of the employment period and (b) acceleration of any time-based equity awards outstanding which would have vested prior to the end of the current employment period.
Under Ms. Windham’s employment agreement, “cause” means any of the following: (i) willful misconduct, including, without limitation, violation of sexual or other harassment policy, gross negligence, misappropriation of or material misrepresentation regarding property of ours, other than customary and de minimis use of our property for personal purposes, or failure to take reasonable and appropriate action to prevent material injury to our financial condition, business or reputation; (ii) abandonment of duties (other than by reason of disability); (iii) failure to follow our lawful directives, or failure to meet reasonable performance objectives following a written warning and opportunity to cure for 30 days; (iv) a felony conviction or indictment, a plea of guilty or nolo contendere, or other conduct that has or would result in material injury to our reputation, including indictment or conviction of fraud, theft, embezzlement or a crime involving moral turpitude; (v) a material breach of the employment agreement; or (vi) a significant violation of our employment and management policies.
Under Ms. Windham’s employment agreement, “good reason” means any of the following: (i) our repeated failure to comply with a material term of the employment agreement after written notice by Ms. Windham specifying the alleged failure; (ii) a change in reporting structure such that Ms. Windham no longer reports to our President or CEO; (iii) substantial reduction in responsibilities, authority, or compensation; or (iv) a change of employee’s principal place of employment to more than 25 miles outside San Antonio, Texas; provided that she must provide written notice to us of such breach and we shall have failed to fully remedy the event.
Employment Agreement with Martin Blackburn
We entered into a service agreement with Mr. Blackburn through our subsidiary on November 1, 2019, pursuant to which he serves as our Managing Director - EMEA and receives a base salary of $590,608 (increasing to $624,551 as of July 1, 2022 based on the exchange rate of $1.35772 per £1.00 on December 31, 2021), subject to annual review and increases as determined by the Compensation Committee. In February 2022, Mr. Blackburn was appointed as an Executive Vice President of the Company. Mr. Blackburn is eligible to earn an on-target bonus of 90% of his annual salary. Mr. Blackburn’s actual annual bonus for a given year, if any, is determined on the basis of his and/or our attainment of objective financial and/or other subjective or objective criteria established by the Compensation Committee. Mr. Blackburn is also eligible for an annual sales performance bonus based on sales related objectives determined by the Company and subject to applicable commission plans. Mr. Blackburn is also paid a monthly stipend of £830 ($1,127 based on the exchange rate of US $1.35772 per £1.00 on December 31, 2021) for a car lease and is eligible to participate in the UK Pension Plan, under which 10% of his base salary is contributed.
Termination of Mr. Blackburn’s employment requires 12 months prior notice for termination by us and 12 weeks prior notice for termination by Mr. Blackburn. Notwithstanding such notice requirement, we may terminate Mr. Blackburn’s employment at any time by making a payment in lieu of his base salary for all or part of the notice period. We may also terminate his service agreement with immediate effect and with no liability to make any further payments to Mr. Blackburn (other than in respect of amounts accrued due at the date of termination). On termination of Mr. Blackburn’s employment for any reason, he is not entitled to any compensation for loss of any rights or benefits under any share option, bonus, or long-term incentive plan except as otherwise provided in any applicable equity grant documents. Where notice of termination is served by us, we may elect to place Mr. Blackburn on garden leave for all or part of the notice period and Mr. Blackburn would continue to receive basic salary and contractual benefits during the garden leave.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END
The following table shows equity awards outstanding as of December 31, 2021 for each of the NEOs. All numbers have been rounded to the nearest whole dollar or unit.

Executive Type of Award Grant Date	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested	Market Value of Shares or Units of Stock that Have not Vested(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested(1)
Kevin Jones
Time-Based MEP Options(2) 4/22/2019	319,992	480,012	—	$12.88	4/22/2029	—	—	—	—
Performance-Based MEP Options(3) 4/22/2019	911,997	—	687,999	$12.88	4/22/2029	—	—	—	—
Time-Based RSUs(4) 4/22/2019	—	—	—	—	—	142,392	$1,918,020	—	—
Time-Based RSUs(5) 3/16/2021	—	—	—	—	—	458,730	$6,179,093	—	—
Time-Based RSUs(6) 8/19/2021	—	—	—	—	—	1,091,989	$14,709,092	—	—
Performance-Based RSU(7) 8/19/2021	—	—	—	—	—	—	—	623,993	$8,405,186
Amar Maletira
Time-Based RSUs(8) 11/23/2020	—	—	—	—	—	419,746	$5,653,979	—	—
Time-Based RSUs(5) 3/16/2021	—	—	—	—	—	206,428	$2,780,585	—	—
Time-Based RSUs(6) 8/19/2021	—	—	—	—	—	585,306	$7,884,072	—	—

Executive Type of Award Grant Date	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested	Market Value of Shares or Units of Stock that Have not Vested(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested(1)
Subroto Mukerji
Time-Based MEP Options(9) 7/29/2019	55,999	167,998	—	$12.87	7/29/2029	—	—	—	—
Performance-Based MEP Options(3) 7/29/2019	319,202	—	240,802	$12.87	7/29/2029	—	—	—	—
Time-Based MEP Options(10) 5/4/2020	7,999	31,997	—	$11.41	5/4/2030	—	—	—	—
Performance-Based MEP Options(3) 5/4/2020	45,602	—	34,402	$11.41	5/4/2030	—	—	—	—
Time-Based RSUs(5) 3/16/2021	—	—	—	—	—	91,746	$1,235,819	—	—
Time-Based RSUs(11) 5/14/2021	—	—	—	—	—	22,268	$299,950	—	—
Time-Based RSUs(6) 8/19/2021	—	—	—	—	—	233,997	$3,151,940	—	—
Holly Windham
Time-Based MEP Options(12) 5/1/2017	24,000	—	—	$8.33	5/1/2027	—	—	—	—
Performance-Based MEP Options(3) 5/1/2017	136,800	—	103,200	$8.33	5/1/2027	—	—	—	—
Time-Based MEP Options(10) 5/4/2020	27,475	160,004	—	$11.41	5/4/2030	—	—	—	—
Performance-Based MEP Options(3) 5/4/2020	227,997	—	171,999	$11.41	5/4/2030	—	—	—	—
Time-Based RSUs(13) 11/13/2018	—	—	—	—	—	36,000	$484,920	—	—
Performance-Based RSUs(3) 11/13/2018	—	—	—	—	—	—	—	38,700	$521,289
Time-Based RSUs(5) 3/16/2021	—	—	—	—	—	91,746	$1,235,819	—	—
Time-Based RSUs(6) 8/19/2021	—	—	—	—	—	233,997	$3,151,940	—	—

Executive Type of Award Grant Date	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested	Market Value of Shares or Units of Stock that Have not Vested(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested(1)
Martin Blackburn
Time-Based MEP Options(14) 1/6/2020	43,999	175,997	—	$13.62	1/6/2030	—	—	—	—
Performance-Based MEP Options(3) 1/6/2020	250,802	—	189,202	$13.62	1/6/2030	—	—	—	—
Time-Based RSUs(5) 3/16/2021	—	—	—	—	—	45,873	$617,909	—	—
Time-Based RSUs(6) 8/19/2021	—	—	—	—	—	149,758	$2,017,240	—	—
(1)    The market value is based on the closing price of our Common Stock of $13.47, as reported by the NASDAQ on December 31, 2021.
(2)    Represents stock options vesting annually over five years, with the remaining unvested portion vesting on each of April 22, 2022, April 22, 2023, and April 22, 2024.
(3)    Represents options and RSUs at the maximum amount achievable which vest according to achievement of pre-established performance targets based on a multiple of the invested capital of Apollo Funds.
(4)    Represents RSUs vesting in equal annual installments over three years, with the remaining unvested portion vesting on April 22, 2022.
(5)    Represents RSUs vesting in equal annual installments over three years, with the remaining unvested portion vesting on each of March 16, 2022, March 16, 2023, and March 16, 2024.
(6)    Represents RSUs vesting in in equal installments every six months over three years, with the remaining unvested portion vesting on each of February 19, 2022, August 19, 2022, February 19, 2023, August 19, 2023, February 19, 2024, and August 19, 2024.
(7)    Represents a maximum amount which will vest based on the achievement of escalating performance goals related to Non-GAAP operating profit for the immediately preceding four fiscal quarters after each measurement date (as defined in the performance stock unit agreement with Mr. Jones). Such shares of Common Stock delivered in respect of the vested RSUs will be issued from the shares of our Common Stock available for issuance under the 2020 Incentive Plan. As of December 31, 2021, the performance-based RSU Grant was expected to vest at 75%. The maximum fair value of the award, assuming the highest level of performance, is $8,405,186.
(8)    Represents RSUs scheduled to vest in equal installments on each of November 23, 2022 and November 23, 2023.
(9)    Represents stock options vesting in equal annual installments over five years, with the remaining unvested portion vesting on each of July 29, 2022, July 29, 2023 and July 29, 2024.
(10)    Represents stock options vesting in equal annual installments over five years, with the remaining unvested portion vesting on each of May 4, 2022, May 4, 2023, May 4, 2024, and May 4, 2025.
(11)    Represents RSUs vesting on April 16, 2022.
(12)    Represents options which are fully vested and exercisable.
(13)    Represents RSUs vesting on each of November 13, 2022 and November 13, 2023.
(14)    Represents stock options vesting in equal annual installments over five years, with the remaining unvested portion vesting on each of January 6, 2022, January 6, 2023, January 6, 2024, and January 6, 2025.

OPTIONS EXERCISED AND STOCK VESTED
The following table sets forth information regarding Stock Awards that vested during fiscal year 2021. All numbers have been rounded to the nearest whole dollar or share, where applicable.

Executive	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting	Value Realized on Vesting(1)
Kevin Jones	—	—	142,392	$3,539,865
Amar Maletira	—	—	419,743	$7,117,456
Subroto Mukerji	55,999	$516,400	59,132	$1,153,284
Holly Windham	108,525	$1,432,010	118,562	$2,094,717
(1)     Dollar values for options are calculated by multiplying the market value of our Common Stock on the exercise date (less the exercise price) by the number of options exercised. Dollar values for stock awards are calculated by multiplying the market value of our Common Stock on the vesting date by the number of shares vested. Dollar values do not necessarily reflect the proceeds actually received by the NEO.

NON-QUALIFIED DEFERRED COMPENSATION
The following table sets forth information related to the non-qualified deferred compensation accounts of our NEOs as of December 31, 2021.

Executive	Executive Contributions in Last Fiscal Year(1)	Aggregate Earnings in Last Fiscal Year	Aggregate Withdrawals/Distributions	Aggregate Balance at Last Fiscal Year End
Holly Windham	$32,546	$20,134	—	$170,842
(1)    Amounts represent voluntary deferrals of salary, bonus or a combination of both salary and bonus under our Non-Qualified Deferred Compensation Plan. Contributions of deferred salary are reported as fiscal year 2021 income in the “Salary” column of the 2021 Summary Compensation Table and the aggregate balance at December 31, 2021 includes amounts reported as salary in 2021 as well as amounts reported as salary in 2020 and 2019 in the Summary Compensation Table for previous years.
Our Non-Qualified Plan permits our NEOs to elect to defer up to 80% of base salary and 100% of incentive bonus compensation on a pre-tax basis. Deferred amounts are credited to each participant’s account which is then allocated based on a select number of investment options. The value of the participant’s account is adjusted according to the performance of the investment options chosen. Distributions from the Non-Qualified Plan are payable in cash and will be paid in either in a lump sum or annual installments at a specific date prior to retirement or termination of employment, as elected in advance by the participant. A participant may elect to receive distributions and related earnings through an in-service account through a lump-sum or up to five annual installments, as elected in advance by the participant.
CEO PAY RATIO
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and Item 402(u) of Regulation S-K of the Exchange Act, we are providing the following information regarding the ratio of the annual total compensation for our principal executive officer to the median of the annual total compensation of all our employees (other than our principal executive officer) (the “CEO Pay Ratio”). Our CEO Pay Ratio is a reasonable estimate calculated in a manner consistent with Item 402(u). However, due to the flexibility afforded by Item 402(u) in calculating the CEO Pay Ratio, our CEO Pay Ratio may not be comparable to the CEO pay ratios presented by other companies.Our employee population was initially evaluated as of November 1, 2021 to be 6,545 in 19 countries We relied on the de minimis exception under the SEC rules and excluded our workforce in the following 12 countries totaling 283 employees (or approximately 4.3% of our workforce).

Countries Excluded	No. of Employees
Australia	77
Hong Kong	53
Netherlands	44
Singapore	32
United Arab Emirates	24
Switzerland	17
Colombia	14
China	8
Poland	6
Japan	3
Malaysia	3
New Zealand	2
As is permitted under the SEC rules, to determine our median employee, we used annual salary, bonus earned for 2020, and gain received from equity-related transactions as our consistently applied compensation measure. We annualized the compensation of employees to span the full year and did not make any cost of living adjustments. We believe this consistently applied compensation measure reasonably reflects annualized compensation across our employee base.
Using a determination date of November 1, 2021, we determined our median employee from our total employee workforce. Our median employee’s annual total compensation for fiscal 2021 was $61,860. For fiscal 2021, the annual total compensation for our principal executive officer, Mr. Jones, was $35,270,070. Accordingly, our CEO Pay Ratio for fiscal 2021 was 570:1; however, without the one-time retention awards of RSUs and PSUs granted in August 2021, our CEO Pay Ratio for fiscal 2021 would have been 203:1.
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
The Compensation Committee believes that retaining our NEOs and other key employees by providing a degree of financial security and ensuring a continued dedication to duties in the event of a change in control is in the best interests of our stockholders. Each of our NEOs is entitled to receive the change in control or termination benefits under his or her employment agreement described above under “Employment Agreements.” In addition, our NEOs are entitled to receive the change in control or termination benefits described below under their long-term equity incentive agreements:
All NEOs
Time-Based RSUs Granted in 2021
•Each of our NEOs would be entitled to full accelerated vesting of his or her time-based RSUs granted in 2021 upon a change in control.
Kevin Jones
Stock Options
•Mr. Jones would be entitled to accelerated vesting of the time-based MEP Options upon a change in control (as defined in the 2017 Incentive Plan), subject to his continued employment as of such date.
•Mr. Jones would be entitled to accelerated vesting of a prorated portion of the time-based MEP Options if, prior to a change in control, he is terminated by us without cause, due to his death, serious illness or disability or due to his resignation for good reason. If there is a change in control during the

90 days following such termination, then he would be entitled to accelerated vesting of his entire time-based MEP Options.
•If, prior to the occurrence of a change in control, Mr. Jones’ employment is terminated by us without cause, due to death, serious illness or disability or by Mr. Jones for good reason, his performance-based MEP Options would stay outstanding for 90 days and remain eligible to vest based on achievement of the applicable performance metrics during such period (subject to limited exceptions).
•Mr. Jones’ performance-based MEP Options are eligible to vest upon a change in control based on achievement of the applicable performance metrics. However, if the Apollo Funds receive non-cash consideration in connection with such change in control, then the Apollo Funds can elect to (i) treat the non-cash consideration as cash consideration (and determine its fair value) and determine the achievement of the performance metrics as of the date of the change in control, in which case the options that do not vest would forfeit, or (ii) not treat the non-cash consideration as such and permit the options to remain outstanding and eligible to vest upon a future measurement date.
•With respect to his performance-based MEP Options, if, following the occurrence of a change in control in which the Apollo Funds receive non-cash consideration and do not elect to treat such non-cash consideration as cash consideration for purposes of the measurement date, Mr. Jones’ employment is terminated by us without cause, due to his death, serious illness or disability or by Mr. Jones for good reason, the Apollo Funds can elect to either treat the date of termination as a measurement date and determine the fair value of non-cash consideration received in connection with the change in control in order to determine whether the applicable performance metrics had been achieved (in which case the options that do not vest would forfeit) or permit the options to remain outstanding and eligible to vest upon a future measurement date.
Time-Based RSUs Granted in 2019
•Mr. Jones would be entitled to full accelerated vesting of his time-based RSUs granted in 2019 upon (1) a change in control or (2) a termination of employment other than by Mr. Jones without good reason.
Performance-Based RSUs
•None of Mr. Jones’ performance-based RSUs are subject to accelerated vesting upon a change in control or termination of Mr. Jones’ employment.
Subroto Mukerji, Holly Windham, and Martin Blackburn
Stock Options
•Each of the above NEOs would be entitled to accelerated vesting of the NEO’s time-based MEP Options upon a change in control.
•Each NEO would be entitled to accelerated vesting of a prorated portion of the respective time-based MEP Options if, prior to a change in control, the NEO is terminated by us without cause or due to the NEO’s death, serious illness or disability. If there is a change in control during the 90 days following any such termination, then the NEO would be entitled to accelerated vesting of the entire time-based MEP Options.
•If, prior to the occurrence of a change in control, the NEO’s employment is terminated by us without cause or due to death, serious illness or disability, the NEO’s performance-based MEP Options would remain outstanding for 90 days and eligible to vest based on achievement of the applicable performance metrics during such period (subject to limited exceptions).
•The NEO’s performance-based MEP Options are eligible to vest upon a change in control based on achievement of the applicable performance metrics. However, if the Apollo Funds receive non-cash consideration in connection with such change in control, then the Apollo Funds can elect to (i) treat the non-cash consideration as cash consideration (and determine its fair value) and determine the achievement of the performance metrics as of the date of the change in control, in which case the options that do not vest would forfeit, or (ii) not treat the non-cash consideration as such and permit the options to remain outstanding eligible to vest upon a future measurement date.
•With respect to each NEO’s performance-based MEP Options, if, following the occurrence of a change in control in which the Apollo Funds receive non-cash consideration and do not elect to treat non-cash consideration as cash consideration for purposes of the measurement date, the NEO’s employment is terminated by us without cause or due to the NEO’s death, serious illness or disability, the Apollo Funds can elect to either treat the date of termination as a measurement date and determine the fair value of non-cash consideration received in connection with the change in control in order to determine whether the applicable performance metrics had been achieved (in which case the options that do not vest would forfeit) or permit the options to remain outstanding and eligible to vest upon a future measurement date.
Amar Maletira and Holly Windham
RSUs Granted in 2020
•If (i) Mr. Maletira’s employment is terminated by us without cause (including non-renewal of his employment agreement by us) or Mr. Maletira resigns for good reason, or (ii) there is a change in control (as defined in the 2020 Incentive Plan), Mr. Maletira would be entitled to accelerated vesting of his 2020 time-based RSUs .
•Ms. Windham’s 2020 time-based RSUs shall immediately vest upon a change in control (as defined in the 2020 Incentive Plan). The time-based RSUs shall cease vesting as of the date of Ms. Windham’s termination of employment for any reason.
RSUs Granted in 2018 (Ms. Windham Only)
•Ms. Windham’s 2018 time-based RSUs and performance-based RSUs have the same vesting terms as her MEP Options described above.
As used in the equity award agreements for any NEO, (i) the terms “cause” and “good reason” have the same meanings given to such terms in the NEO’s employment agreement. If “cause” is not defined in the applicable employment agreement, “cause” is defined in the 2017 Incentive Plan or the 2020 Incentive Plan, as applicable, and has a meaning substantially similar to the definition of “cause” in Mr. Jones’ employment agreement.
For purposes of equity awards issued under our 2017 Incentive Plan prior to our IPO, “change in control” is defined in the 2017 Incentive Plan and generally means the occurrence of either of the following: (i) a person or group other than the Apollo Funds becomes the beneficial owner of 35% or more of the voting power of our outstanding securities, and such voting power is greater than the percentage of the voting power of our outstanding securities that is beneficially owned by the Apollo Funds or (ii) sale of all or substantially all of our assets to a person or group other than the Apollo Funds. For purposes of long-term equity awards issued under our 2020 Incentive Plan after our IPO (and for purposes of Mr. Maletira’s employment agreement), a “change in control” has the meaning contained in the 2020 Incentive Plan, which generally means: (a) any person or entity acquires beneficial ownership of 50% or more of our Common Stock or our voting securities; (b) any person or entity acquires beneficial ownership of 35% or more of our voting securities, provided that at such time the beneficial ownership of the Apollo Funds is less than 35% of the voting securities; (c) the incumbent directors cease to constitute a majority of our Board of Directors over a twelve month period; (d) our complete liquidation or dissolution; or (e) the completion of certain corporate transactions including a reorganization or merger or the sale or disposition of all or substantially all of our assets, in each case, subject to certain exceptions.

Executive Change in Control Severance Plan
Severance benefits under our Executive Change in Control Severance Plan (the “CIC Plan”) are determined based on the NEO’s level of employment. Each of our NEOs is entitled to the Tier 1 level of benefits. Upon a termination on or within the two years following a change in control, the NEO is entitled to receive the following benefits, subject to the execution of an effective release of claims in favor of the Company and compliance with restrictive covenants described below, in addition to accrued obligations which have been earned but yet unpaid:
•A lump sum payment of two (2) times the NEO’s base salary and target annual cash bonus;
•A lump sum payment of the NEO’s target annual cash bonus prorated for the number of days worked in the year of termination;
•A lump sum payment equal to eighteen (18) months of the COBRA cost of health and welfare coverage on an after-tax basis for such NEO regardless of whether such NEO elects COBRA continuation coverage;
•Access to outplacement services with a maximum value of $20,000;
•Acceleration of equity awards which are assumed, converted or replaced by any such surviving corporation in a change of control transaction, as well as an amount equal to (a) 50% of the amount of federal, state, local, and foreign income taxes applicable and (b) an amount necessary to pay all additional federal, state, local, and foreign income taxes attributable to the income tax payment; and
•Acceleration of any retention awards outstanding.
Notwithstanding the foregoing, to the extent a NEO would be subject to Section 280G or 4999 of the Code, the NEO’s parachute payments would be reduced to the extent that no portion of the payment shall be subject to the excise tax, but only if the NEO’s net after-tax benefit would exceed what the net after-tax benefit would have been if such reduction were not made and the executive paid the applicable excise tax.
As a condition of each NEO’s participation in the CIC Plan, each NEO is subject to (i) non-competition, non-hire and non-solicitation of employees covenants during employment and one year thereafter and (ii) perpetual confidentiality and non-disparagement covenants.

The following table provides a summary of the compensation that the NEOs would be eligible to receive in each of the scenarios described below, assuming that the relevant termination and, if applicable, “change in control,” occurred on December 31, 2021:

Benefit(1)	Termination without Cause/with Good Reason	Termination due to Change in Control(2)	Termination due to Death or Disability
Kevin Jones
Salary	$900,000	$1,800,000	—
Target Bonus	$1,350,000	$4,050,000	—
Prorated Annual Bonus	—	—	$1,190,034
Acceleration of Time-Based MEP Options	$65,986	$363,912	$65,986
Acceleration of Performance-Based MEP Options	—	$521,594	—
Acceleration of Time-Based RSUs	$1,918,020	$29,059,008	$1,918,020
Acceleration of Performance-Based RSUs	—	$10,709,645	—
Benefit Continuation Payment	$21,345	$32,018	—
Outplacement Services	—	$20,000	—
Total	$4,255,351	$46,556,177	$3,174,040
Amar Maletira
Salary	$1,125,000	$1,500,000	—
Target Bonus	$1,687,500	$2,250,000	$750,000
Prorated Annual Bonus	$675,000	—	—
Acceleration of Time-Based RSUs	$20,361,578	$22,364,855	$20,361,578
Benefit Continuation Payment	$32,018	$32,018	$10,673
Outplacement Services	—	$20,000	—
Total	$23,881,096	$26,166,873	$21,122,251
Subroto Mukerji
Salary	$840,000	$1,120,000	—
Target Bonus	504,000	$1,512,000	—
Prorated Annual Bonus	$453,600	—	—
Acceleration of Time-Based MEP Options	$25,047	$211,521	$25,047
Acceleration of Performance-Based MEP Options	—	$273,103	—
Acceleration of Time-Based RSUs	—	$5,972,942	—
Acceleration of Performance-Based RSUs	—	—	—
Benefit Continuation Payment	$10,304	$10,304	—
Outplacement Services	—	$20,000	—
Total	$1,832,951	$9,119,870	$25,047

Benefit(1)	Termination without Cause/with Good Reason	Termination due to Change in Control(2)	Termination due to Death or Disability
Holly Windham
Salary	$1,120,000	$1,120,000	—
Target Bonus	—	$1,344,000	—
Prorated Annual Bonus	—	—	—
Acceleration of Time-Based MEP Options	$54,406	$419,977	$54,406
Acceleration of Performance-Based MEP Options	—	$1,126,896	—
Acceleration of Time-Based RSUs	$31,883	$6,208,626	$31,883
Acceleration of Performance-Based RSUs	—	$664,211	—
Benefit Continuation Payment	$5,893	$17,680	—
Outplacement Services	—	$20,000	—
Total	$1,212,182	$10,921,390	$86,289
Martin Blackburn
Salary	$590,608	$1,181,216	—
Target Bonus	—	$1,647,593	—
Acceleration of Time-Based MEP Options	—	—	—
Acceleration of Performance-Based MEP Options	—	—	—
Acceleration of Time-Based RSUs	—	$3,545,462	—
Acceleration of Performance-Based RSUs	—	—	—
Outplacement Services	—	$20,000	—
Benefit Continuation Payment	—	$4,130	—
Total	590,608	$6,398,401	—
(1)    Represents the in-the-money value of unvested Time-Based MEP Options, unvested Performance-Based MEP Options (at maximum level of performance), unvested Time-Based RSUs, and unvested Performance-Based RSUs (at maximum level of performance) associated with the acceleration of the vesting of such equity awards under the terms of each NEO’s respective award agreement, employment agreement or our CIC Plan. In the case of RSUs, the value was based on the NASDAQ closing price of $13.47 per share of our Common Stock on December 31, 2021 and, in the case of options, was based on the difference between such closing price and the exercise price of the option. Description of benefits can be found under each NEO’s respective employment agreement or our CIC Plan.
(2)    Amounts shown assume each NEO elects to receive benefits under the CIC Plan in lieu of benefits provided under other arrangements or the NEO’s employment agreement. Amounts include the payment of certain tax obligations under our CIC Plan with respect to acceleration of equity awards and benefits continuation.
COMPENSATION OF NON-EMPLOYEE DIRECTORS
Six members of our Board of Directors who served in fiscal year 2021 received compensation for services as directors. All other members of our Board of Directors who served in fiscal year 2021 were either an employee of the Company (in the case of Mr. Jones) or employees of affiliates of the Apollo Funds or ABRY and did not receive any additional compensation for their service as directors.

Director	Fees Earned or Paid in Cash	Stock Awards(1)(2)	Total
Susan Arthur	$120,000	$199,987	$319,987
Jeffrey Benjamin	$120,000	$199,987	$319,987
Timothy Campos	$100,000	$199,987	$299,987
Dhiren Fonseca	$120,000	$199,987	$319,987
Mitchell Garber	$54,367	$284,379	$338,746
Shashank Samant	—	$112,874	$112,874
(1)    Represents the aggregate grant date fair value for awards granted to our non-employee directors in 2021. Under our Non-Employee Director Compensation Policy, Mr. Garber elected to receive the cash portion of his annual director compensation in the form of equity.

See Note 12, “Share-Based Compensation, Settlement of Share-Based Awards, and Employee Benefit Plans,” in the Notes to Consolidated Financial Statements included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2021, for the relevant assumptions used to determine the valuation of our stock awards.
(2)    The following table provides a summary of the unvested awards as of December 31, 2021 for each of our non-employee directors:

Director	Number of Shares or Units that Have Not Vested	Scheduled Date of Vest
Susan Arthur Restricted Stock Units	10,240	June 10, 2022
Jeffrey Benjamin Restricted Stock Units	10,240	June 10, 2022
Timothy Campos Restricted Stock Units	10,240	June 10, 2022
Dhiren Fonseca Restricted Stock Units	10,240	June 10, 2022
Mitchell Garber Restricted Stock Units	10,240	June 10, 2022
Shashank Samant Restricted Stock Units	7,710	June 10, 2022
Non-Employee Director Compensation Policy
Our Non-Employee Director Compensation Policy (the “Compensation Policy”) became effective in connection with the consummation of our IPO. The Compensation Policy may be subject to review, amendment, or modification by our Board of Directors, in its discretion. Director compensation under the Compensation Policy is as described below.
Compensation for our non-employee directors (which excludes directors that were employees of any of our stockholders prior to our IPO) under the Compensation Policy consists of a mix of cash and equity-based compensation. Kevin Jones, who serves as an employee director, will not receive any additional compensation for his service as a member of our Board of Directors. Also, Mr. Sambur and Mr. Sobel, who are employed by an affiliate of the Apollo Funds, a stockholder of ours prior to the consummation of our IPO, and also serve as directors on our Board of Directors, will not receive any additional compensation for their service as members of our Board of Directors.
Annual Compensation under Non-Employee Director Compensation Policy
The table below describes the components of compensation for our non-employee directors under the Compensation Policy:

Compensation Element	Amount
Annual Cash Retainer	$100,000
Annual Equity Award (RSUs Granted Following Each Annual Meeting of Stockholders)(1)	$200,000
Non-Executive Chair Annual Equity Award	$100,000
Additional Annual Retainers(2)
Lead Director Fee (if our CEO is Chair of our Board of Directors)	$30,000
Audit Committee Member Fee	$20,000
Compensation Committee Member Fee	$15,000
Nominating and Corporate Governance Committee Member Fee	$15,000
(1)    A non-employee director who joins our Board of Directors after the date of the Annual Equity Award for the relevant year, will be eligible for a prorated annual equity award following the director’s initial appointment to our Board of Directors, as provided under the Compensation Policy.
(2)    A non-employee director may only receive one Additional Annual Retainer, regardless of the director’s service on multiple committees or in multiple roles. The Additional Annual Retainer received will be the highest Additional Annual Retainer for which the director is eligible.

In December 2020, our Nominating and Corporate Governance Committee voted to amend the Non-Employee Director Compensation Policy to allow non-employee directors to accept the cash portion of the annual director compensation in the form of equity. As of December 31, 2021, Mr. Garber is the only director who has elected equity in lieu of his cash compensation.
Stock Ownership Guidelines
The Compensation Policy requires that within a period of five years from the date of a non-employee director’s initial appointment or election as a member of our Board of Directors, such non-employee director is required to attain ownership of an amount of our Common Stock with a value equal to at least $350,000 and must maintain such ownership until retirement from our Board of Directors. Directors that were employees of any of our stockholders prior to our IPO are not considered non-employee directors.
Director Compensation Limit
Under the Compensation Policy and 2020 Incentive Plan, the sum of the grant date value of all equity awards granted and all cash compensation paid by us to each non-employee director as compensation for services as a non-employee director may not exceed $750,000 in any calendar year, provided that such limitation does not apply to any compensation payable in the year of a non-employee director’s initial appointment or election to our Board of Directors. Directors that were employees of any of our stockholders prior to our IPO are not considered non-employee directors.
EQUITY COMPENSATION PLANS
The following table sets forth certain information with respect to the equity compensation plans maintained by us as of December 31, 2021, under which our equity securities may be issued in the future, and with respect to individual compensation arrangements as of December 31, 2021.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)(1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)(2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(c)(3)
Equity compensation plans approved by security holders	18,870,403	$12.73	26,124,888
Equity compensation plans not approved by security holders	—	—	—
(1)    Includes 10,990,370 shares subject to outstanding options and 7,880,033 unvested RSUs and restricted stock awards under our 2017 Incentive Plan and 2020 Incentive Plan.
(2)    Weighted-average exercise price calculation excludes outstanding RSUs and restricted stock awards, which do not have an exercise price.
(3)    Includes 10,416,931 shares available for issuance under our 2020 Employee Stock Purchase Plan and 15,707,957 shares available for issuance under our 2020 Incentive Plan.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Other than compensation arrangements for our executive officers and directors (see “Compensation, Discussion & Analysis” and ”Compensation of Non-Employee Directors” for a discussion of compensation arrangements for our named executive officers and directors) and the transactions discussed below, there were no transactions since the beginning of our 2021 fiscal year, or any currently proposed transaction, to which we were a party or will be a party, in which:
•the amounts involved exceeded or will exceed $120,000; and
•any of our directors, executive officers or holders of more than 5% of our capital stock or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.
Policies and Procedures for Related Party Transactions
We have adopted a written Related Person Transactions Policy (the “policy”), which sets forth our policy with respect to the review, approval, ratification and disclosure of all material related person transactions by our Audit Committee. In accordance with the policy, our Audit Committee has overall responsibility for implementation of and compliance with the policy.
For purposes of the policy, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we were, are or will be a participant and the amount involved exceeded, exceeds or will exceed $120,000 and in which any related person (as defined in the policy) had, has or will have a direct or indirect material interest. A “related person transaction” does not include any employment relationship or transaction involving an executive officer and any related compensation resulting solely from that employment relationship that has been reviewed and approved by our Board of Directors or Audit Committee.
The policy requires that notice of a proposed related person transaction be provided to our legal department prior to entry into such transaction. If our legal department determines that such transaction is a related person transaction, the proposed transaction will be submitted to our Audit Committee for consideration. Under the policy, our Audit Committee may approve only those related person transactions that are in, or not inconsistent with, our best interests and the best interests of our stockholders. In the event that we become aware of a related person transaction that has not been previously reviewed, approved or ratified under the policy and that is ongoing or is completed, the transaction will be submitted to the Audit Committee so that it may determine whether to ratify, rescind or terminate the related person transaction.
The policy also provides that the Audit Committee review certain previously approved or ratified related person transactions that are ongoing to determine whether the related person transaction remains in our best interests and the best interests of our stockholders. Additionally, we will make periodic inquiries of directors and executive officers with respect to any potential related person transaction of which they may be a party or of which they may be aware.
Transactions with Executive Officers and Directors
During 2021, the Company provided services to Woven Software, Inc., a company where Mr. Timothy Campos, one of our directors, served as Chief Executive Officer during part of the year. The arrangement ended in accordance with its terms in October 2021. The total fees charged and collected by the Company from Woven Software in 2021 were approximately $270,000. The terms provided to Woven Software were in line with terms provided to unaffiliated customers.
Investor Rights Agreements
On November 3, 2016, in connection with the Rackspace Acquisition, we entered into an investor rights agreement with Searchlight and one of the Apollo Funds. On August 4, 2020, we amended and restated the investor rights agreement (as amended and restated, the “SCP Investor Rights Agreement”). The SCP Investor

Rights Agreement provides that, as long as Searchlight and its affiliates continue to hold at least 6,000,000 shares of our Common Stock (subject to any equitable adjustments), which is an amount equal to 50% of the shares of our Common Stock that Searchlight originally received in connection with the Rackspace Acquisition, Searchlight will have the right to (a) nominate one director to our Board of Directors and (b) designate one director to the boards of directors of certain subsidiaries of the Company so long as Apollo, the Apollo Funds and their respective affiliates appoint any director to such company’s Board of Directors (or similar body). Searchlight's initial nominee resigned from the Board of Directors in December 2020 and Searchlight did not exercise its right to nominate a replacement to fill the vacancy. In January 2022, Searchlight reported that it had ceased to any of our Common Stock Accordingly, the SCP Investor Rights Agreement has terminated, in accordance with its terms, with respect to Searchlight.
On November 3, 2016, in connection with the Rackspace Acquisition, we entered into an investor rights agreement with an affiliate of ABRY and one of the Apollo Funds (the “Original ABRY Investor Rights Agreement”) and, on November 15, 2017, in connection with the acquisition of Datapipe, we entered into a separate investor rights agreement with an affiliate of ABRY and one of the Apollo Funds (the “Original Datapipe Investor Rights Agreement”). On August 4, 2020, we entered into a new investor rights agreement with one of the Apollo Funds and the affiliates of ABRY that superseded both of the Original ABRY Investor Rights Agreement and the Original Datapipe Investor Rights Agreement (such new investor rights agreement, the “ABRY Investor Rights Agreement”, and together with the SCP Investor Rights Agreement, the “Investor Rights Agreements”). Pursuant to the ABRY Investor Rights Agreement, as long as affiliates of ABRY continue to hold at least 11,122,514 shares of our Common Stock (subject to any equitable adjustments), which is an amount equal to 50% of the shares of our Common Stock that ABRY and certain of its affiliates held at the closing of the acquisition of Datapipe, ABRY VIII will have the right to nominate one director to our Board of Directors. The nominee of ABRY VIII resigned from the Board of Directors in October 2021 and ABRY VIII has not exercised its right to nominate a replacement to fill the vacancy.
Pursuant to the Investor Rights Agreements, Apollo has the right, at any time until Apollo no longer beneficially owns at least 5% of our issued and outstanding Common Stock, to nominate a number of directors comprising a percentage of our Board of Directors in accordance with their beneficial ownership of our outstanding Common Stock (rounded up to the nearest whole number).
Any vacancy on our Board of Directors in respect of an Apollo board nominees will be filled only by individuals designated by Apollo for so long as Apollo beneficially owns at least 5% of our issued and outstanding Common Stock. Any vacancy on our Board of Directors in respect of the ABRY board nominees will be filled only by an individual designated by ABRY VIII for so long as the ownership of ABRY and its affiliates exceeds the minimum specified Common Stock ownership threshold.
In the event that Apollo has nominated less than the total number of Apollo board nominees that Apollo is entitled to nominate or ABRY VIII has not nominated the ABRY board nominees that ABRY VIII is entitled to nominate, Apollo or ABRY, as applicable, will have the right, at any time, to nominate such additional nominee(s), and our Board of Directors will take all necessary actions, whether by increasing the size of our Board of Directors or otherwise, to effect the election of such additional nominee(s) to fill any existing vacancy or newly-created directorship. To the extent any Apollo board nominees or ABRY board nominees are not elected as a director at a meeting of our stockholders, Apollo or ABRY VIII, as applicable, will continue to have the right to nominate the Apollo board nominees or the ABRY board nominees, as applicable, and our Board of Directors will take all necessary actions, whether by increasing the size of our Board of Directors or otherwise, to effect the election of such additional nominee(s) to fill any existing vacancy or newly-created directorship. The Investor Rights Agreements also set forth certain information rights granted to Apollo and ABRY and their respective affiliates.
The Investor Rights Agreements provide that until Apollo no longer beneficially owns at least 33% of our issued and outstanding Common Stock, we will not take certain significant actions specified therein without the prior consent of Apollo, including:
•a change in the size of our Board of Directors;

•the incurrence of indebtedness for borrowed money, in a single transaction or a series of related transactions, aggregating to more than $100.0 million, except for (i) debt under a revolving credit facility that has previously been approved or is in existence on the date of closing of our IPO or (ii) intercompany indebtedness;
•the issuance of additional shares of any class of our capital stock or equity securities exceeding $50.0 million in any single issuance or an aggregate amount of $100.0 million during a calendar year (other than any award under any stockholder approved equity compensation plan or intracompany issuance among us and our wholly-owned subsidiaries);
•other than in the ordinary course of business with vendors, customers and suppliers, the acquisition of equity interests or assets of any other entity, or any business, properties, assets or entities, exceeding $50.0 million in any single transaction or $100.0 million in the aggregate in any series of transactions during a calendar year;
•other than in the ordinary course of business with vendors, customers and suppliers, the disposition of any of our or our subsidiaries’ assets or equity interests, exceeding $50.0 million in any single transaction or $100.0 million in the aggregate in any series of transactions during a calendar year;
•hiring or terminating our Chief Executive Officer or our Chief Financial Officer or designating any new Chief Executive Officer or Chief Financial Officer;
•merging or consolidating with or into any other entity, or transferring all or substantially all of our or our subsidiaries’ assets, taken as a whole, to another entity, or undertaking any transaction that would constitute a “change of control” as defined in our or our subsidiaries’ credit facilities or note indentures (other than transactions among us and our wholly-owned subsidiaries);
•undertaking any liquidation, dissolution or winding up of the Company;
•effecting any material change in the nature of the business of the Company and its subsidiaries, taken as a whole; and
•amending, modifying or repealing (whether by merger, consolidation or otherwise) any provision of our certificate of incorporation, our bylaws or equivalent organizational documents of our subsidiaries in a manner that adversely affects Apollo.
Registration Rights Agreement
On August 4, 2020, we entered into a registration rights agreement (the “Registration Rights Agreement”) with the Apollo Funds and affiliates of each of Searchlight and ABRY. As noted above, the Searchlight affiliates have ceased to own any shares of our Common Stock. so the Searchlight affiliates no longer have any rights under the Registration Rights Agreement. Subject to several exceptions, including our right to defer a demand registration, shelf registration or underwritten offering under certain circumstances, the Apollo Funds and DPH 123, LLC, an ABRY affiliate, may require that we register for public resale under the Securities Act all shares of Common Stock that they request to be registered at any time following the Company’s IPO, subject to the restrictions in the lock-up agreements entered into by each of those parties, so long as the securities being registered in each registration statement or sold in any underwritten offering are reasonably expected to produce aggregate proceeds of at least $66.0 million.
The Apollo Funds have the right to require us to register the sale of the Common Stock held by them on Form S-3, subject to offering size and other restrictions. The Apollo Funds also have the right to request marketed and non-marketed underwritten offerings using a shelf registration statement, and DPH 123, LLC, the ABRY affiliate, has the right to participate in these underwritten offerings.
We are not obligated under the Registration Rights Agreement to effectuate more than one demand registration under a shelf registration statement for DPH 123, LLC, the ABRY affiliate.

If we propose to file certain types of registration statements under the Securities Act with respect to an offering of equity securities (including for sale by us or at the request of the Apollo Funds or ABRY affiliates), we will be required to use our reasonable best efforts to offer the parties to the Registration Rights Agreement the opportunity to register the sale of all or part of their shares on the terms and conditions set forth in the Registration Rights Agreement (customarily known as “piggyback rights”).
All expenses of registration under the Registration Rights Agreement, including the legal fees of counsel chosen by stockholders participating in a registration, will be paid by us.
The registration rights granted in the Registration Rights Agreement are subject to customary restrictions including blackout periods and, if a registration is underwritten, any limitations on the number of shares to be included in the underwritten offering as reasonably advised by the managing underwriter or underwriters. The Registration Rights Agreement also contains customary indemnification and contribution provisions. The Registration Rights Agreement is governed by New York law.
Datapipe Merger Agreement
On September 6, 2017, we entered into an Agreement and Plan of Merger (the “Datapipe Merger Agreement”) with certain of our direct and indirect subsidiaries, DPH 123, LLC (formerly known as Datapipe Holdings, LLC), Datapipe Parent, Inc. and certain key stockholders, pursuant to which we acquired Datapipe.
In addition, the Datapipe Merger Agreement provides that we will be required to issue additional shares of our Common Stock to an affiliate of ABRY if certain conditions are satisfied on any “Measurement Date,” as defined in the Datapipe Merger Agreement. A Measurement Date is each date following the occurrence of either (a) a “change of control” of the Company or (b) the closing date of our IPO on which Apollo receives cash distributions, cash proceeds and/or marketable securities of the Company and on which our Common Stock is listed on Nasdaq, the New York Stock Exchange or another exchange reasonably acceptable to Apollo and is freely tradeable (without violating any lock-up agreements, other contractual restrictions and federal, state or local securities laws). For this purpose, a “change of control” means (i) that a person, entity or group, other than Apollo, becomes the beneficial owner of at least 35% of the voting power of securities of the Company and beneficially owns more than the voting power beneficially owned by Apollo or (ii) a sale of all or substantially all of the Company’s assets.
The number of shares that we may be obligated to issue to an affiliate of ABRY on a Measurement Date (the “Additional Datapipe Equity Consideration”) is equal to, without duplication:
•if the multiple of invested capital on such Measurement Date (the “MOIC”) exceeds 2.0x, 2,665,935 shares of our Common Stock;
•if the MOIC exceeds 3.0x, an additional 2,665,935 shares of our Common Stock;
•if the MOIC exceeds 4.0x, an additional 5,331,870 shares of our Common Stock; and
•if the MOIC exceeds 4.5x, an additional 7,997,806 shares of our Common Stock;
reduced, in each case, by the number of shares of Common Stock previously issued as Additional Datapipe Equity Consideration, and subject, in each case, to adjustment for stock splits, stock dividends, recombinations, reclassifications and similar equitable adjustments. The maximum number of shares of Common Stock issuable as Additional Datapipe Equity Consideration will not exceed 10,663,741 shares in the aggregate, subject to the adjustments described above.
For the purpose of calculating the Additional Datapipe Equity Consideration, the MOIC is defined as the ratio of (A) the value of all cash proceeds, cash distributions or shares of our Common Stock received by Apollo in respect of its ownership in the Company to (B) the invested capital of Apollo in the Company. The value of our shares of Common Stock received by Apollo is determined by multiplying the number of shares of Common Stock held by Apollo on such Measurement Date by the volume weighted average trading price of our Common Stock over the 30 consecutive trading days immediately preceding any such Measurement Date. As of the date of this Proxy, Apollo has invested capital of approximately $1.08 billion in the Company and have not received any cash proceeds or cash distributions in respect of their ownership in the Company.
To the extent any shares issuable as Additional Datapipe Equity Consideration on a Measurement Date would have been entitled to any cash dividends if delivered as of the closing of the Datapipe Acquisition, we would also be obligated to pay the equivalent dividends (in the form of either cash or additional shares of our Common Stock) on shares. We have not paid any cash dividends in respect of our Common Stock since the closing of the Datapipe Acquisition. On February 2, 2021, we issued 2,665,935 shares of our Common Stock to the ABRY affiliate as Additional Datapipe Equity Consideration.
Subject to the limitations described above, the Additional Datapipe Equity Consideration may become issuable in the future based on the trading price of our Common Stock, regardless of whether the Apollo Funds sell any additional shares of our Common Stock or whether we declare or pay any dividends.
Arranger Fees
On February 9, 2021, an affiliate of Apollo received approximately $0.6 million in connection with its role as an initial purchaser in the issuance of $550.0 million aggregate principal amount of 3.50% Senior Secured Notes due 2028.
On February 9, 2021, in connection with the entry into a new seven-year $2,300.0 million senior secured first lien term loan facility, we paid an affiliate of Apollo $2.3 million in arranger fees.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee has reviewed and discussed with the Company’s management and with PricewaterhouseCoopers LLP the audited financial statements of the Company for the fiscal year ended December 31, 2021. The Audit Committee has discussed with PricewaterhouseCoopers LLP the matters required to be discussed under the standards of the Public Company Accounting Oversight Board and the SEC.
The Audit Committee has also received the written disclosures and the letter from PricewaterhouseCoopers LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communication with the Audit Committee concerning independence and the Audit Committee has discussed the independence of PricewaterhouseCoopers LLP with that firm.
Based on the Audit Committee’s review and discussions of the matters noted above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 for filing with the SEC.
Members of the Audit Committee:
Jeffrey Benjamin, Chairman
Susan Arthur
Dhiren Fonseca

AUDIT-RELATED FEES, TAX FEES AND ALL OTHER FEES
Fees paid or accrued for professional services provided by our independent auditors in each of the categories listed are as follows for the periods presented. All such fees are in accordance with our approval policies described below.

	Years Ending December 31,
Fee Category	2020	2021
Audit Fees	4,219,000	6,236,000
Audit-Related Fees	1,360,000	125,000
Tax Fees	229,000	122,000
All Other Fees	358,000	—
Total	$6,166,000	$6,483,000

Audit Fees— consist primarily of professional services related to the audit of our consolidated financial statements and the effectiveness of our internal control over financial reporting (2021 only), reviews of our interim consolidated financial statements, accounting consultations related to the evaluation of new accounting standards and non-routine transactions, the issuance of consents and comfort letters for other periodic reports or documents filed with the SEC, and other services that are normally provided by the independent auditor in connection with statutory and regulatory filings both domestically and internationally.
Audit-Related Fees— represent amounts for services that are reasonably related to the performance of the audit or review of our financial statements, including in connection with potential and actual transactions.
Tax Fees— represent amounts for tax compliance, tax advice, and tax planning services.
All Other Fees— consist of service fees outside of the categories noted above and primarily consist of non-audit due diligence procedures in connection with our mergers and acquisitions.
The Board of Directors adopted a pre-approval policy that provides guidelines for the audit, audit-related, tax, and other permissible non-audit services that may be provided by the independent auditors. The policy identifies the guiding principles that must be considered by the Audit Committee in approving services to ensure that the auditors’ independence is not impaired. Under the policy, the Audit Committee annually, and from time to time, pre-approves the audit engagement fees and terms of all audit and permitted non-audit services to be provided by the independent auditor.
PROPOSAL 2 – ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS (SAY ON PAY)
In accordance with Section 14A of the Exchange Act and the related rules of the SEC and as a matter of good corporate governance, a proposed resolution will be presented at the Annual Meeting asking our stockholders to approve, on an advisory basis, the compensation of the Company’s NEOs as disclosed in the Compensation Discussion and Analysis (“CD&A”), the Summary Compensation Table, and the related compensation tables, notes and narrative in this Proxy Statement.
As set forth in the CD&A above, the Company has designed its compensation programs to: (i) align executives’ pay with the Company’s performance and focus on producing sustainable long-term growth, (ii) attract and retain executives with the experience necessary to achieve our business goals, and (iii) align executives’ interests with those of the stockholders and to encourage the creation of long-term value. Although the vote to approve executive compensation is purely advisory and non-binding, the Board of Directors values the opinions of our stockholders and will consider the results of the vote in determining the compensation of the NEOs and the Company’s compensation programs generally. The vote is not intended to address any specific item of compensation but rather the overall compensation of our NEOs and the policies and practices described in this Proxy Statement. If any stockholder wishes to communicate with the Board of Directors regarding executive compensation, the Board of Directors can be contacted using the procedures outlined in “Communications with the Board of Directors” set forth in this Proxy Statement.
Accordingly, we are asking for stockholder approval, on an advisory basis, of the following resolution:
“RESOLVED, that the compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the “Compensation Discussion and Analysis,” the compensation tables and the narrative discussion associated with the compensation tables in the Company’s proxy statement for its 2022 Annual Meeting of Stockholders is hereby APPROVED.”
The proposal will be approved by the affirmative vote of a majority of the shares of our Common Stock present in person or by proxy at the Annual Meeting and entitled to vote. Abstentions will have the effect of voting “against” the proposal. Brokers do not have discretion to vote any uninstructed shares over the advisory vote to approve the compensation of our NEOs.
The Board of Directors recommends that the stockholders vote FOR the approval, on an advisory basis, of the compensation paid by the Company to the NEOs as disclosed in this Proxy Statement.

PROPOSAL 3 – VOTE TO APPROVE AN AMENDMENT TO THE 2020 EQUITY INCENTIVE PLAN
TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK
AUTHORIZED TO BE ISSUED UNDER THE PLAN
Introduction
On April 21, 2022, upon recommendation of the Compensation Committee, the Board of Directors approved an amendment to the Rackspace Technology, Inc. 2020 Equity Incentive Plan (the “2020 Incentive Plan”) to increase the number of shares of Common Stock available for issuance under the 2020 Incentive Plan by an additional 25,000,000 shares, subject to stockholder approval at the 2022 Annual Meeting. The 2020 Incentive Plan is the only plan under which equity-based compensation may currently be awarded to our employees and non-employee directors.
We have a practice of granting equity awards not only to our executives and directors, but also to key employees. We believe that increasing the number of shares available for issuance under the 2020 Incentive Plan is necessary to continue using equity awards, including performance awards, as an effective means to encourage ownership in the Company by key personnel whose contribution is considered essential to the continued development of our business. Equity compensation encourages these key employees to act in our stockholders’ interests and share in the Company’s success. We have used the 2020 Incentive Plan to grant time-based RSUs, performance based RSUs, and stock options.
Background
The 2020 Incentive Plan was initially adopted by our Board of Directors on July 24, 2020, in connection with our initial public offering. The maximum number of shares of Common Stock currently authorized for issuance under the 2020 Incentive Plan is 25,000,000 shares. As of April 14, 2022, the record date for the 2022 Annual Meeting, approximately 8,090,022 shares of our Common Stock remained available for grants under the 2020 Incentive Plan.
Proposed Amendment to Share Reserve
We are requesting that stockholders approve Amendment No. 1 to the 2020 Incentive Plan (the “2020 Plan Amendment” and the 2020 Incentive Plan as so amended, the “Amended 2020 Plan”) to increase the number of shares available under the 2020 Incentive Plan by 25,000,000 shares. A copy of the 2020 Plan Amendment is included as Appendix A to this proxy statement. If the 2020 Plan Amendment is approved by our stockholders, the number of shares available for issuance under the 2020 Incentive Plan will increase from 25,000,000 to 50,000,000.
Reasons Why You Should Vote in Favor of the Approval of the Amendment to Increase the Number of Shares Available Under the 2020 Plan
Our Board recommends a vote for the approval of the 2020 Plan Amendment to increase the number of shares available under the 2020 Incentive Plan because it believes the plan is in the best interests of the Company and its stockholders.
•Aligns director, employee and stockholder interests. We currently provide long-term incentives by compensating participants with equity awards. For our senior leadership team, the vast majority of our equity awards vest over a multi-year period, creating retention incentives. With your approval of the 2020 Plan Amendment we will be able to continue to maintain this means of aligning the interests of key personnel with the interests of our stockholders.
•Approval is necessary to continue an equity-based compensation program. If our stockholders do not approve the 2020 Plan Amendment, we may have to shift to a long-term compensation program that is heavily paid in cash for both our employees and directors, which would less closely align with the interests of our shareholders and negatively impact our cash management.

•Includes best corporate governance features. As described below, the Amended 2020 Plan, which was previously approved by our shareholders, has sound governance features.
•Attracts and retains talent. The Amended 2020 Plan will be a critical tool to the continued success of the Company by supporting our efforts to attract, retain and motivate key personnel and providing participants with incentives directly related to increases in the value of the Company.
We believe that the benefits to our stockholders from equity award grants to our employees and directors outweigh the potential dilutive effect of grants under the Amended 2020 Plan. The Company believes that paying a significant portion of annual variable compensation in the form of equity awards is an effective method of aligning the interests of the Company’s management and other employees with those of our stockholders, encouraging ownership in the Company, and retaining, attracting and rewarding talented individuals. We also believe that having a vehicle to pay a portion of compensation for our non-employee directors in stock awards is appropriate and consistent with market practices.
Governance Best Practices
The Amended 2020 Plan incorporates the following corporate governance best practices that protect the interests of our stockholders:
•No “evergreen” provision. The number of shares of our Common Stock available for issuance under the Amended 2020 Plan is fixed and will not adjust based upon the number of shares outstanding.
•Dividends subject to restrictions. Dividends, if any, paid on any equity award are subject to the same vesting requirements as the underlying award.
•Stock options and stock appreciation rights are not discounted. The Amended 2020 Plan prohibits granting stock options with exercise prices and stock appreciation rights (“SARs”) with grant prices lower than the fair market value of a share of our Common Stock on the grant date, except in connection with the issuance or assumption of awards in connection with certain mergers, consolidations, acquisitions of property or stock or reorganizations.
•No repricing or exchange without stockholder approval. The Amended 2020 Plan prohibits the repricing of outstanding stock options or SARs without stockholder approval, except in connection with certain corporate transactions involving the Company.
•Material amendments require stockholder approval. Material changes to the Amended 2020 Plan, including increasing the number of shares authorized for issuance and repricing of stock options and SARs require stockholder approval.
•“Clawback” provision. The Amended 2020 Plan contains a “clawback” provision, which provides that the Compensation Committee may include in an award agreement, that if a participant is determined by the Compensation Committee to have violated a non-competition, non-solicitation or non-disclosure agreement or otherwise has engaged in or engages in activity that is in conflict with or adverse to the interests of the Company or any of its affiliates, all rights of the participant under the Amended 2020 Plan and any agreements evidencing an award then held by the participant will terminate and be forfeited and the Compensation Committee may require the participant to surrender and return to the Company any shares received, and/or to repay any profits or any other economic value made or realized by the participant. To the extent required by applicable law (including without limitation Section 304 of the Sarbanes-Oxley Act of 2002 and Section 954 of the Dodd-Frank Act), awards shall be subject to clawback, forfeiture or similar requirement.

Impact on Dilution and Fully Diluted Overhang
We recognize the impact of dilution on our stockholders and our Board of Directors has evaluated this shares request carefully with an understanding of the need to attract, motivate and retain highly qualified employees. If the Amended 2020 Plan is approved, the fully-diluted overhang as of April 14, 2022 would be approximately 23.5%. We calculate “overhang” as the total of (a) shares underlying outstanding awards at target plus shares available for issuance for future awards, divided by (b) the total number of shares outstanding, including shares underlying outstanding awards and shares available for issuance under future awards.
Expected Duration of the Share Reserve
Given the volatility of our stock over the past twelve months, it is difficult to estimate how many years of grants will be provided by the shares remaining after plan approval. We believe that the requested allocation is critical over the next two to three years to ensure our ability to attract and retain key talent and to provide competitive reward opportunities that are aligned with our stockholders’ interests. Expectations regarding future share usage could be impacted by a number of factors such as award type mix, hiring and promotion activity, and future performance of our stock price, among other factors. While we believe that the assumptions we used are reasonable, future share usage may differ from current expectations.
Summary of the 2020 Incentive Plan
The following summary of the 2020 Incentive Plan is only a summary of certain provisions and is qualified in its entirety by reference to the actual text of the 2020 Incentive Plan. In the event the proposed Amended 2020 Plan is not approved, the 2020 Incentive Plan as it currently exists will remain in effect.
Purpose. The purpose of the 2020 Incentive Plan is to assist the Company in attracting, retaining, and motivating highly-qualified employees, directors, and consultants and to link their interests to those of the Company’s stockholders by providing incentives for outstanding performance to generate superior returns.
Shares Subject to the 2020 Incentive Plan. Following the approval of the proposed amendment to the 2020 Incentive Plan, the maximum number of shares of Common Stock available for issuance under the 2020 Incentive Plan is 50,000,000 (increased from 25,000,000), all of which may be issued upon the exercise of ISOs. The shares may be authorized but unissued shares, treasury shares or shares purchased in the open market. As of April 14, 2022, the closing price per share of our Common Stock on the Nasdaq Stock Market was $10.22 per share.
If any shares subject to an award under the 2020 Incentive Plan are (i) forfeited or expire, (ii) settled for cash, (iii) converted to shares of another person in connection with a corporate transaction, (iv) tendered by the participant or withheld in payment of the exercise price of a stock option, (v) tendered by the participant or withheld to satisfy tax withholding obligations with respect to any award, (vi) subject to SARs and are not issued in connection with the stock settlement of the SAR upon exercise, or (vii) purchased on the open market with the cash proceeds received from the exercise of stock options, then such shares may be used again for new grants under the 2020 Incentive Plan.
Awards granted under the 2020 Incentive Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by an entity in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock (“Substitute Awards”) will not reduce the shares authorized for grant under the 2020 Incentive Plan and shares subject to such Substitute Awards may not be added to the 2020 Incentive Plan’s share reserve if such awards are forfeited or expire.
Administration. The 2020 Incentive Plan is generally administered by the Compensation Committee, unless otherwise determined by our Board of Directors. However, the Compensation Committee may delegate to a committee of one or more members of our Board of Directors or one or more of our officers the authority to grant or amend awards to participants other than our senior executives who are subject to Section 16 of the Exchange Act. In addition, the full Board of Directors administers the 2020 Incentive Plan with respect to awards made to non-employee directors. The Compensation Committee and our Board of Directors, as applicable, are sometimes referred to herein as the “Administrator.” The Administrator has authority to interpret the 2020 Incentive Plan and all award agreements, and to adopt rules for the administration, interpretation and application of the 2020 Incentive Plan, to interpret, amend or revoke any such rules and to amend the 2020 Incentive Plan or any award agreement, subject to certain limits set forth in the 2020 Incentive Plan.
Eligibility. Persons eligible to participate in the 2020 Incentive Plan include all non-employee members of our Board of Directors, as well as employees and consultants of the Company and its parents and subsidiaries, as determined by the Administrator. Only our employees or an employee of a parent or subsidiary may receive incentive stock options (“ISOs”) under the 2020 Incentive Plan.
Non-Employee Director Compensation Limit. Notwithstanding any other provision in the 2020 Incentive Plan or in any policy of ours regarding non-employee director compensation, the maximum amount of total compensation payable to a non-employee director for services in any fiscal year may not exceed $750,000, calculated as the sum of (i) the grant date fair value of all awards payable in shares and the maximum cash value of any other award granted under the 2020 Incentive Plan, plus (ii) cash compensation in the form of our Board of Directors and committee retainers and meeting or similar fees. However, the foregoing limit will not apply in respect of any compensation payable in the year of a non-employee director’s initial appointment or election to our Board of Directors.
Change in Capitalization. The Administrator has broad discretion to take action under the 2020 Incentive Plan, as well as to make adjustments to the number and kind of shares issuable under the 2020 Incentive Plan and the terms, conditions and exercise price (if any) of existing and future awards, to prevent the dilution or enlargement of intended benefits and facilitate necessary or desirable changes in the event of certain transactions and events affecting our Common Stock, such as stock dividends, stock splits, mergers, acquisitions, consolidations and other corporate transactions. In addition, in the event of certain non-reciprocal transactions with our stockholders known as “equity restructurings,” the Administrator will make equitable adjustments to the 2020 Incentive Plan and outstanding awards.
Awards Available for Grant. The 2020 Incentive Plan provides for the grant of stock options, including ISOs and nonqualified stock options (“NSOs”), SARs, restricted stock, RSUs, other stock-based incentive awards, dividend equivalents, and cash-based incentive awards. All awards under the 2020 Incentive Plan will be set forth in award agreements, which will detail all terms and conditions of the awards, including any applicable vesting and payment terms, performance criteria, and post-termination exercise limitations. Awards other than cash-based incentive awards generally will be settled in shares of our Common Stock, but the Administrator may provide for cash settlement of any award. A brief description of each award type follows.
Stock Options and SARs. Stock options provide for the purchase of shares of our Common Stock in the future at an exercise price set on the grant date. ISOs, by contrast to NSOs, may provide tax deferral beyond exercise and favorable capital gains tax treatment to their holders if certain holding period and other requirements of the Code are satisfied. SARs entitle their holder, upon exercise, to receive from us an amount equal to the appreciation of the shares subject to the award between the grant date and the exercise date, payable in shares, cash or a combination of shares and cash. The exercise price of all stock options and SARs granted pursuant to the 2020 Incentive Plan will not be less than 100% of the fair market value of our Common Stock on the date of grant, with the exception of Substitute Awards. The exercise price of a stock option may be paid by the participant in any form permitted by the Administrator, as described below under “Payment for Awards.” Stock options and SARs may be exercised as determined by the Administrator, but in no event may have a term extending beyond the tenth anniversary of the date of grant. ISOs granted to any person who owns, as of the date of grant, stock possessing more than 10% of the total combined voting power of all classes of our stock or any of our parents or subsidiaries, however, shall have an exercise price that is not less than 110% of the fair market value of our Common Stock on the date of grant and may not have a term extending beyond the fifth anniversary of the date of grant. To the extent that the aggregate fair market value of ISOs that are first exercisable by an eligible individual during any calendar year exceeds $100,000, the options will be treated as NSOs to the extent required by Section 422 of the Code. The period during which a participant may have a right to vest in and exercise an option or SAR will be set by the Administrator. The Administrator may accelerate the vesting of an option, provided that no option may vest following its expiration, termination, or forfeiture.
Unless otherwise determined by the Administrator or set forth in an award agreement, an option or SAR that is unexercisable upon a participant’s termination of service may not become exercisable thereafter, and such unexercisable portion will expire upon the participant’s termination of service. Unless we determine otherwise, in the event that on the last business day of the term of an option (other than an ISO) or a SAR (i) the exercise of the option or SAR is prohibited by applicable law, or (ii) shares may not be purchased or sold by the applicable participant due to any insider trading policy of ours (including blackout periods), the term of the option or SAR shall be extended until the date that is 30 days after the end of the legal prohibition or black-out period; provided, in no event will the extension last beyond the ten-year (or shorter) term of the applicable option or SAR.
Restricted Stock. Restricted stock is an award of nontransferable shares of our Common Stock that remain forfeitable unless and until specified conditions are met, and which may be subject to a purchase price. Upon the issuance of restricted stock, a participant will have all of the rights of a stockholder, including the right to receive dividends and other distributions, subject to the Administrator’s discretion. The vesting period will be set by the Administrator. The Administrator may accelerate the vesting of restricted stock by removing any and all restrictions imposed on the award. Also, the Administrator may provide that vesting will not cease upon the occurrence of certain events, such as a change in control or termination of service. Except as otherwise determined by the Administrator, in the event a participant’s service is terminated during the applicable restriction period and such participant holds an award of restricted stock, then (i) if such participant paid no price for the restricted stock award, the unvested portion of such restricted stock award shall be forfeited and cancelled for no consideration on the participant’s date of termination, or (ii) if such participant paid a price for the restricted stock award, then we will have the right to repurchase the unvested portion of such restricted stock award at a cash price per share equal to the price paid by the participant for such restricted stock award or such other amount as may be specified in the applicable award agreement.
RSU Awards. RSUs are contractual promises to deliver shares of our Common Stock in the future, which may also remain forfeitable unless and until specified conditions are met. A participant will have no stockholder rights unless and until the RSUs vest and shares are delivered to the participant. Delivery of the shares underlying RSUs may be deferred under the terms of the award or at the election of the participant, if the Administrator permits such a deferral. The vesting period will be set by the Administrator. The Administrator may accelerate the vesting of restricted stock by removing any and all restrictions imposed on the award. Unless otherwise provided by the Administrator, RSUs will be settled and paid in the form of fully transferable shares, but may also be settled in cash or in a combination of shares and cash. Also, the Administrator may provide that vesting will not cease upon the occurrence of certain events, such as a change in control or termination of service.
Other Stock or Cash-Based Awards. Other stock or cash-based awards are awards linked to or derived from shares of our Common Stock or value metrics related to our shares, and may remain forfeitable unless and until specified conditions are met. Such awards will be paid in stock, cash, or a combination of stock and cash. These stock or cash-based awards may, but need not, be made in lieu of compensation to which a participant is otherwise entitled.
Dividends and Dividend Equivalents. Dividend equivalents represent the right to receive the equivalent value of dividends paid on shares of our Common Stock and may be granted alone or in tandem with awards other than stock options or SARs. Dividend equivalents are credited as of dividend record dates during the period between the date an award is granted and the date such award vests, is exercised, is distributed or expires, as determined by the Administrator. Unless otherwise determined by the Administrator, dividend equivalents that are based on dividends paid prior to the vesting of an award will be paid out to the participant only to the extent that the award vests and in no event may any award provide for a participant’s receipt of any other dividends prior to the vesting of such award.
Vesting and Performance Criteria. Vesting conditions determined by the Administrator may apply to each award and may include continued service, achievement of performance goals which may be based on the performance criteria set forth in the 2020 Incentive Plan or such other criteria as determined by the Administrator, and/or other conditions.
Payment for Awards. To the extent that a participant is required to pay for any award or the shares issuable pursuant to such award, such as upon the exercise of a stock option, such payment may be made in a manner permitted by the Administrator which may include by cash, wire transfer or check, by shares (including shares issuable pursuant to the exercise of an award), by delivery of a written or electronic notice that the participant has placed a market sell order with a broker acceptable to us with respect to shares then issuable upon exercise or vesting of an award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to us, by having us withhold from the shares otherwise issuable or deliverable with respect to the exercise or settlement of an award a number of shares with a fair market value equal to the aggregate payments required, by any other form of legal consideration acceptable to the Administrator in its sole discretion, or any combination of such permitted forms of payment.
Effect of a Change in Control. In the event of a “Change in Control” (as defined in the 2020 Incentive Plan), outstanding awards under the 2020 Incentive Plan will be subject to the terms and conditions of the applicable award agreement, the agreement evidencing the change in control transaction, or treated as otherwise determined in the Administrator’s discretion without the participant’s consent, and such treatment need not apply to all outstanding awards in an identical manner. The Administrator’s determination as to the treatment of outstanding awards upon a change in control will be final, binding, and conclusive.
Non-U.S. Participants. The Administrator may determine which subsidiaries will be covered by the 2020 Incentive Plan and which individuals outside of the U.S. will be eligible to participate in the 2020 Incentive Plan and may modify award terms, establish subplans and/or adjust other terms and conditions of awards, subject to the share limits described above, in order to facilitate grants of awards subject to the laws and/or stock exchange rules of countries outside of the United States.
Nontransferability. With limited exceptions for estate planning, certain beneficiary designations, the laws of descent and distribution, and transfers to permitted family member transferees under the Form S-8 rules (in the Administrator’s discretion), awards under the 2020 Incentive Plan are generally non-transferable and are exercisable only by the participant.
Plan Amendment and Termination. The 2020 Incentive Plan has a term of ten years, expiring on August 4, 2030. Our Board of Directors may amend, suspend, or terminate the 2020 Incentive Plan at any time; however, except in connection with certain changes in our capital structure, stockholder approval will be required for any amendment that increases the number of shares available under the 2020 Incentive Plan, “reprices” any stock option or SAR, or cancels any stock option or SAR in exchange for cash or another award when the option or SAR price per share exceeds the fair market value of the underlying shares. No amendment, suspension, or termination of the 2020 Incentive Plan may materially and adversely affect any rights or obligations under any award previously granted or awarded without the consent of the participant, unless the award agreement expressly provides otherwise. Any awards that are outstanding on the date that the 2020 Incentive Plan is terminated shall remain in force according to the terms of the 2020 Incentive Plan and the applicable award agreement.
Clawback/Forfeiture. All awards will be subject to the provisions of any claw-back policy implemented by us to the extent set forth in such claw-back policy and/or in the applicable award agreement, as well as to any claw-back required by applicable law or stock exchange listing rule.
Tax Consequences
U.S. Federal Income Tax Consequences
The following is a general summary of the material U.S. federal income tax consequences of the grant, exercise and vesting of awards under the 2020 Incentive Plan and the disposition of shares so acquired and is intended to reflect the current provisions of the Code and the regulations thereunder. This summary is not intended to be a complete statement of applicable law, nor does it address foreign, state, local or payroll tax considerations. This summary assumes that all awards described in the summary are exempt from, or comply with, the requirement of Section 409A of the Code. Moreover, the U.S. federal income tax consequences to any particular participant may differ from those described herein by reason of, among other things, the particular circumstances of such participant.
Stock Options under the 2020 Incentive Plan. Holders of ISOs will generally incur no federal income tax liability at the time of grant or upon vesting or exercise of those options. However, the spread at exercise will be an “item of tax preference,” which may give rise to “alternative minimum tax” liability for the taxable year in which the exercise occurs. If the holder does not dispose of the shares before the later of two years following the date of grant and one year following the date of exercise, the difference between the exercise price and the amount realized upon disposition of the shares will constitute long-term capital gain or loss, as the case may be. Assuming the holding period is satisfied, no deduction will be allowed to us for federal income tax purposes in connection with the grant or exercise of the ISO. If, within two years following the date of grant or within one year following the date of exercise, the holder of shares acquired through the exercise of an ISO disposes of those shares, the participant will generally realize taxable compensation at the time of such disposition equal to the difference between the exercise price and the lesser of the fair market value of the share on the date of exercise or the amount realized on the subsequent disposition of the shares, and that amount will generally be deductible by us for federal income tax purposes, subject to the possible limitations on deductibility under Sections 280G and 162(m) of the Code for compensation paid to executives designated in those Sections. Finally, if an ISO becomes first exercisable in any one year for shares having an aggregate value in excess of $100,000 (based on the grant date value), the portion of the ISO in respect of those excess shares will be treated as an NSO for federal income tax purposes.
No income will be realized by a participant upon grant or vesting of an NSO. Upon the exercise of an NSO, the participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the underlying exercised shares over the option exercise price paid at the time of exercise, and the participant’s tax basis will equal the sum of the compensation income recognized and the exercise price. We will be able to deduct this same excess amount for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections. In the event of a sale of shares received upon the exercise of an NSO, any appreciation or depreciation after the exercise date generally will be taxed as capital gain or loss and will be long-term gain or loss if the holding period for such shares is more than one year.
SARs under the 2020 Incentive Plan. No income will be realized by a participant upon grant or vesting of a SAR. Upon the exercise of a SAR, the participant will recognize ordinary compensation income in an amount equal to the fair market value of the payment received in respect of the SAR. We will be able to deduct this same amount for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.
Restricted Stock under the 2020 Incentive Plan. A participant will not be subject to tax upon the grant of an award of restricted stock unless the participant otherwise elects to be taxed at the time of grant pursuant to Section 83(b) of the Code. On the date an award of restricted stock becomes transferable or is no longer subject to a substantial risk of forfeiture (i.e., the vesting date), the participant will have taxable compensation equal to the difference between the fair market value of the shares on that date and the amount the participant paid for such shares, if any, unless the participant made an election under Section 83(b) of the Code to be taxed at the time of grant. If the participant made an election under Section 83(b), the participant will have taxable compensation at the time of grant equal to the difference between the fair market value of the shares on the date of grant and the amount the participant paid for such shares, if any. If the election is made, the participant will not be allowed a deduction for amounts subsequently required to be returned to us. Special rules apply to the receipt and disposition of restricted shares received by officers and directors who are subject to Section 16(b) of the Exchange Act. We will be able to deduct, at the same time as it is recognized by the participant, the amount of taxable compensation to the participant for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.
RSUs under the 2020 Incentive Plan. A participant will not be subject to tax upon the grant or vesting of an RSU award. Rather, upon the delivery of shares or cash pursuant to an RSU award, the participant will have taxable compensation equal to the fair market value of the number of shares (or the amount of cash) the participant actually receives with respect to the award. We will be able to deduct the amount of taxable compensation to the participant for U.S. federal income tax purposes, but the deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.
Other Stock or Cash-Based Awards under the 2020 Incentive Plan. A recipient of a payment in stock or in cash pursuant to another stock-based or cash-based award will generally recognize ordinary income in an amount equal to the fair market value of the Common Stock or cash received. If required, income tax must be withheld on the income recognized by the participant. We will receive a deduction for federal income tax purposes equal to the ordinary income recognized by the participant, subject to the limits of Section 162(m) of the Code.
Dividend Equivalents under the 2020 Incentive Plan. A participant does not realize taxable income at the time of the grant of dividend equivalents, and we are not entitled to a deduction at that time. When a dividend equivalent is paid, the participant recognizes ordinary income and we are entitled to a corresponding deduction, subject to the limits of Section 162(m) of the Code.
Section 409A. Certain types of awards under the 2020 Incentive Plan may constitute, or provide for, a deferral of compensation subject to Section 409A of the Code. Unless certain requirements set forth in Section 409A of the Code are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax (and, potentially, certain interest penalties and additional state taxes). To the extent applicable, the 2020 Incentive Plan and awards granted under the 2020 Incentive Plan are intended to be structured and interpreted in a manner intended to either comply with or be exempt from Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance that may be issued under Section 409A of the Code. To the extent determined necessary or appropriate by the Administrator, the 2020 Incentive Plan and applicable award agreements may be amended to further comply with Section 409A of the Code or to exempt the applicable awards from Section 409A of the Code.
New Plan Benefits
Awards granted under the 2020 Plan to our executive officers and other employees are discretionary and are not subject to set benefits or amounts under the terms of the 2020 Plan, and we have not granted any awards under the 2020 Plan subject to shareholder approval of this proposal. Accordingly, the benefits or amounts that will be received by or allocated to our executive officers and other employees under the 2020 Plan are not determinable.
Awards granted under the 2020 Plan to our non-employee directors are discretionary and are not subject to set benefits or amounts under the terms of the 2020 Plan. However, pursuant to our current compensation program for non-employee directors each of our current non-employee directors is eligible to receive an annual grant as further described in the “Annual Compensation under Non-Employee Director Compensation Policy” section of this proxy statement.

PROPOSAL 4 – RATIFICATION OF APPOINTMENT OF ACCOUNTANTS
The Audit Committee has appointed PricewaterhouseCoopers LLP to be the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022. PricewaterhouseCoopers LLP has served as the Company’s or its predecessor’s independent registered public accounting firm since fiscal year 2017 and is considered by the Audit Committee and the Board of Directors to be well qualified. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. Such representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.
The proposal will be approved by the affirmative vote of a majority of the shares of our Common Stock present in person or by proxy at the Annual Meeting and entitled to vote. Abstentions will have the effect of voting “against” the proposal. Brokers have discretion to vote any uninstructed shares over the ratification of appointment of accountants.
The Board of Directors recommends that the stockholders vote FOR such ratification.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth the beneficial ownership of our Common Stock as of the Record Date (or such other date indicated in the footnotes below) by:
•each person, or group of affiliated persons, who we know to beneficially own more than 5% of our Common Stock;
•each of our NEOs;
•each of our current directors; and
•all of our current directors and executive officers as a group.
Beneficial ownership is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to such securities. Except as otherwise indicated, all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws. In computing the number of shares of Common Stock beneficially owned by a person and the percentage ownership of that person, shares of Common Stock that are subject to vested options, as well as options and RSUs held by that person that are currently expected to vest within 60 days of the Record Date, are all deemed outstanding. These shares are not, however, deemed outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each person or entity named in the table below is 1 Fanatical Place, City of Windcrest, San Antonio, TX 78218.

	Shares of Common Stock Beneficially Owned
	Number	Percent
5% Stockholders
Apollo Funds(1)	129,609,000	61.2%
ABRY Partners, LLC and related entities(2)	23,327,680	11.0%
First Trust Portfolios L.P.(3)	16,571,225	7.8%
Named Executive Officers and Directors
Kevin Jones(4)	1,748,116	*
Amar Maletira	287,169	*
Subroto Mukerji(5)	510,547	*
Holly Windham(6)	559,877	*
Martin Blackburn(7)	354,725	*
Susan Arthur	16,804	*
Jeffrey Benjamin	275,776	*
Timothy Campos(8)	47,460	*
Dhiren Fonseca	54,096	*
Mitchell Garber(9)	326,645	*
Shashank Samant	7,710	*
David Sambur(10)	—	*
Aaron Sobel(10)	—	*
All current directors and executive officers as a group (18 persons)(11)	4,524,761	2.1%
*Less than 1%.
(1)    Represents 69,609,000 shares of our Common Stock held of record by AP Inception Co-Invest, L.P. (“AP Co-Invest”) and 60,000,000 shares of our Common Stock held of record by AP VIII Inception Holdings, L.P.. (“AP VIII Inception”).,AP Co-Invest and AP VII Inception are collectively referred to as the “Apollo Funds.” Apollo Co-Investment Management, LLC (“Co-Investment Management”) is the investment manager for AP Co-Invest, AP VIII Inception Holdings GP, LLC (“AP VIII Inception GP”) is the general partner of AP VII Inception. Apollo Management VIII, L.P. (“Management VIII”) is the manager of AP VIII Inception GP. AIF VIII Management , LLC (“ AIF VIII LLC”) is the general partner of Management VIII. Apollo Management, L.P. (“Apollo Management”) is the sole member-manager of each of Co-Investment Management and AIF VIII LLC. Apollo Management GP, LLC (“Management GP”) is is the general partner of Apollo Management. Apollo Management Holdings, L.P. (“Management Holdings”) is the sole member and manager of Management GP. Apollo Management Holdings GP, LLC is the general partner of Management Holdings. Co-Investment Management, AP VIII Inception GP, Management VIII, AIF VIII LLC, Apollo Management, Management GP, Management Holdings, and Management Holdings GP, and Messrs. Leon Black, Joshua Harris and Marc Rowan, the managers, as well as executive officers, of Management Holdings GP, each disclaim beneficial ownership of all shares of Common Stock described above. The address of the principal business office of each of AP Co-Invest, AP VIII Inception, Co-Investment Management, and AP VIII Inception GP is One Manhattanville Road, Suite 201, Purchase, New York 10577. The address of the principal business office of each of Management VIII, AIF VIII LLC, Apollo Management, Management GP, Management Holdings and Management Holdings GP is 9 West 57th Street, 43rd Floor, New York, New York 10019.
(2)    Information regarding beneficial ownership of our Common Stock by ABRY Partners, LLC and related entities is included herein based on a Form 4 filed with the SEC on April 6, 2021, relating to such shares beneficially owned as of March 5, 2021. Such report provides that DPH 123, LLC (“DPH”) directly holds 643 shares of our Common Stock, ACE Investment Holdings, LLC (“ACE”) directly holds 9,792,000 shares of our Common Stock and ABRY Partners VII, L.P., ABRY Partners VII Co-Investment Fund, L.P., ABRY Senior Equity III, L.P., ABRY Senior Equity III Co-Investment Fund, L.P., ABRY Advanced Securities Fund, L.P., ABRY Advanced Securities Fund II, L.P. and ABRY Investment Partnership, L.P. (collectively the “ABRY Funds”) directly hold, in the aggregate, 13,535,037 shares of our Common Stock. The ABRY Funds are entitled to a majority of the votes at any meeting of the board of directors of DPH. The ABRY Funds are managed and/or controlled by ABRY Partners, LLC (“ABRY I”) and ABRY Partners II, LLC (“ABRY II”) and/or their respective affiliates. Royce Yudkoff, as managing member of ABRY I and sole member of certain of its affiliates, has the right to exercise investment and voting power on behalf of ABRY Senior Equity III, L.P., ABRY Senior Equity III Co-Investment Fund, L.P., Advanced Securities Fund, L.P., ABRY Advanced Securities Fund II, L.P. and ABRY Investment Partnership, L.P. Peggy Koenig and Jay Grossman, as equal members of ABRY II and of certain of its affiliates, have the right to exercise investment and voting power on behalf of ABRY Partners VII, L.P., and ABRY Partners VII Co-Investment Fund, L.P. The board of directors of ACE consists of representatives of ABRY Partners VIII, L.P., ABRY

Partners VIII Co-Investment Fund, L.P., and ABRY Investment Partnership, L.P. These investment funds are also managed and/or controlled by ABRY I and ABRY II and/or their respective affiliates. Royce Yudkoff, as managing member of ABRY I and sole member of certain of its affiliates, has the right to exercise investment and voting power on behalf of ABRY Investment Partnership, L.P. Peggy Koenig and Jay Grossman, as equal members of ABRY II and certain of its affiliates, have the right to exercise investment and voting power on behalf of ABRY Partners VIII, L.P. and ABRY Partners VIII Co-Investment Fund, L.P. The address for each reporting entity is 888 Boylston Street, Suite 1600, Boston, Massachusetts 02199.
(3)    Information regarding beneficial ownership of our Common Stock by First Trust Portfolios L.P., First Trust Advisors L.P. and the Charger Corporation and related parties is included herein based on a Schedule 13G filed with the SEC on January 31, 2022, relating to such shares beneficially owned as of December 31, 2021. Such report provides that First Trust Portfolios L.P. has shared dispositive power over 16,571,225 shares of our Common Stock and First Trust Advisors L.P. holds shared voting power over 16,588,238 shares of our Common Stock. The Charger Corporation is the General Partner of both First Trust Portfolios L.P. and First Trust Advisors L.P. First Trust Portfolios L.P. acts as sponsor of certain unit investment trusts which hold share of our Common Stock.. No individual unit investment trust sponsored by First Trust Portfolios L.P. holds more than 3% of any registered investment company issuer's shares. First Trust Advisors L.P., an affiliate of First Trust Portfolios L.P., acts as portfolio supervisor of the unit investment trusts sponsored by First Trust Portfolios L.P., certain of which hold shares of our Common Stock. Neither First Trust Portfolios L.P., First Trust Advisors L.P. nor The Charger Corporation have the power to vote the shares held by these unit investment trusts sponsored by First Trust Portfolios L.P. These shares are voted by the trustee of such unit investment trusts so as to insure that the shares are voted as closely as possible in the same manner and in the same general proportion as are the shares held by owners other than such unit investment trusts. The difference, if any, between the aggregate amount of shares beneficially owned by each of First Trust Portfolios L.P. and First Trust Advisors L.P., and the number of shares held by the unit investment trusts sponsored by First Trust Portfolios L.P. represents shares which are either held in other registered investment companies, pooled investment vehicles and/or separately managed accounts for which First Trust Advisors L.P. serves as investment advisor and/or investment sub-advisor. Each of First Trust Portfolios L.P., First Trust Advisors L.P. and The Charger Corporation disclaims beneficial ownership of the shares of our Common Stock identified in their Schedule 13G filing. The address for each of First Trust Portfolios L.P., First Trust Advisors L.P. and The Charger Corporation is 120 East Liberty Drive, Suite 400, Wheaton, Illinois 60187.
(4)    Includes options to purchase 1,391,985 shares of Common Stock that are vested and exercisable or will become vested and exercisable within 60 days.
(5)    Includes options to purchase 436,801 shares of Common Stock that are vested and exercisable or will become vested and exercisable within 60 days.
(6)    Includes options to purchase 456,273 shares of Common Stock that are vested and exercisable or will become vested and exercisable within 60 days.
(7)    Includes options to purchase 338,800 shares of Common Stock that are vested and exercisable or will become vested and exercisable within 60 days.
(8)    Consists of (i) 21,232 shares of Common Stock held by Mr. Campos and (ii) 26,228 shares of Common Stock held by the Campos Family Trust, for which Mr. Campos is the Trustee.
(9)    Consists of (i) 240,000 shares of Common Stock held by 9531602 Canada Inc., which is controlled by Mr. Garber, and (ii) options to purchase 68,148 shares of Common Stock that are vested and exercisable or will become vested and exercisable within 60 days.
(10)    David Sambur and Aaron Sobel are each affiliated with Apollo or its affiliated investment managers and advisors. Messrs. Sambur and Sobel each disclaim beneficial ownership of the shares of Common Stock that are beneficially owned by the Apollo Funds. The address of Messrs. Sambur and Sobel is c/o Apollo Global Management, Inc., 9 West 57th Street, 43rd Floor, New York, New York 10019.
(11)    Includes options to purchase 2,907,607 shares of Common Stock that are vested and exercisable or will become vested and exercisable within 60 days.
Each of the Apollo Funds has informed the Company that they have pledged all of their respective shares of the Common Stock pursuant to separate margin loan agreements and related documentation on a non-recourse basis. The Apollo Funds have also informed the Company that the margin loan agreements contain customary default provisions and that in the event of a default under a margin loan agreement, the secured parties may foreclose upon any and all shares of the Common Stock pledged by the applicable Apollo Fund in connection with its margin loan agreement.
The Company has not independently verified this information. When the margin loan agreements were entered into, the Company delivered customary letter agreements to the secured parties in which it has, among other things, agreed, subject to applicable law and stock exchange rules, not to take any actions that are intended to hinder or delay the exercise of any remedies by the secured parties under the margin loan agreements and related documentation. Except for the foregoing, the Company is not a party to the margin loan agreements and related documentation and does not have, and will not have, any obligations thereunder.
DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires the Company’s executive officers, directors, and persons who own more than 10% of a registered class of the Company’s equity securities (the “10% Stockholders”) to file reports of ownership and changes of ownership with the SEC. The Company assists its directors, officers and certain 10% Stockholders by assisting in their completion of Section 16 reports and filing these reports on their behalf. Except as stated below, based solely on a review of Section 16(a) reports filed electronically with the SEC during or with respect to the 2021 fiscal year, or written representations that no other reports were required, the Company believes that our Section 16(a) reporting persons complied with all applicable filing requirements during the 2021 fiscal year.
•Two required reports with respect to transactions during the 2021 fiscal year were not filed on a timely basis by affiliates of ABRY, a holder of 10% or more of the Company’s Common Stock. One such report was required to report (i) the issuance of additional shares of the Company’s Common Stock to an ABRY affiliate on February 2, 2021 as additional consideration for our acquisition of Datapipe and (ii) a distribution of shares of the Company’s Common Stock by one ABRY entity to other ABRY entities on February 4, 2021, and the Form 4 was filed on February 8, 2021. The other such report was required to report a distribution of shares of the Company’s Common Stock by one ABRY entity to other ABRY entities on March 5, 2021, and the Form 4 was filed on April 6, 2021.
•Two required reports with respect to transactions during the 2021 fiscal year were not filed on a timely basis by Mark Marino, our Chief Accounting Officer, and Srinivas Koushik, an executive officer. Mr. Marino’s report was required to report an award of RSUs that occurred on November 18, 2021, and the Form 4 was filed on November 30, 2021. Mr. Koushik’s report was required to report an award of RSUs that occurred effective as of December 16, 2021, and the report was filed on December 21, 2021.
•Two required reports with respect to transactions during the 2021 fiscal year were not filed on a timely basis by Dhiren Fonseca and Mitchell Garber, each a director. Mr. Fonseca’s report was required to report the sale of shares of the Company’s Common Stock on June 8, 2021 by an entity under his control, and the Form 4 was filed on June 14, 2021. Mr. Garber’s Form 4 was required to report the issuance to him on December 31, 2021 of shares of the Company’s Common Stock pursuant to an election he made to receive shares of the Company’s Common Stock, issuable quarterly, in lieu of the annual cash retainer portion of his non-employee director compensation, and the Form 4 was filed on January 18, 2022.
STOCKHOLDER PROPOSALS
Our bylaws provide that stockholders who are seeking to bring business before an annual meeting of stockholders and stockholders (other than Apollo and ABRY) who are seeking to nominate candidates for election as directors at an annual meeting of stockholders, must provide timely notice thereof in writing. To be timely, a stockholder’s notice generally must be delivered to and received at our principal executive offices not earlier than the close of business on the 120th day and not later than the close of business of the 90th day prior to the first anniversary of the preceding year’s annual meeting of our stockholders; provided, that in the event that the date of such meeting is advanced by more than 30 days prior to, or delayed by more than 60 days after, the anniversary of the preceding year’s annual meeting of our stockholders, a stockholder’s notice to be timely must be so delivered not earlier than the close of business on the 120th day prior to such meeting and not later than the close of business on the 90th day prior to such meeting or, if the first public announcement of the date of such meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made. The 2021 Annual Meeting was held on May 12, 2021. Accordingly, a stockholder’s notice of a proposal to be brought before the 2022 Annual Meeting was required to be received at our principal executive officers no earlier than the close of business on January 12, 2022 and no later than the close of business on February 11, 2022. Unless the date of our 2023 annual meeting is advanced or delayed as described above from June 10, 2023, the anniversary of our 2022 Annual Meeting, a stockholder’s notice of a proposal to be brought before the 2021 annual meeting of stockholders must be received at our principal executive offices no earlier than the close of business on February 10, 2023 and no later than the close of business on March 12, 2023. Our bylaws specify certain requirements as to the form and content of a stockholder’s notice. All such proposals should be sent to our Corporate Secretary at Rackspace Technology, Inc., 1 Fanatical Place, City of Windcrest, San Antonio, TX 78218.

We advise you to review our bylaws for additional stipulations relating to the process for identifying and nominating directors, including advance notice of director nominations and stockholder proposals. Copies of the pertinent bylaw provisions are available on request to the Corporate Secretary at the address set forth above.
HOUSEHOLDING MATTERS
The SEC has adopted rules that permit companies to deliver a single Notice of Internet Availability of Proxy Materials or a single copy of proxy materials to multiple stockholders sharing an address unless a company has received contrary instructions from one or more of the stockholders at that address. This means that only one copy of the Annual Report, this Proxy Statement and Notice may have been sent to multiple stockholders in your household. If you would prefer to receive separate copies of the Notice of Internet Availability of Proxy Materials and/or Proxy Statement, either now or in the future, please contact our Corporate Secretary and Chief Legal Officer by mailing a request to Rackspace Technology, Inc., 1 Fanatical Place, City of Windcrest, San Antonio, TX 78218, or by calling our main telephone number at (210) 312-4400 and requesting to be connected to the office of our Corporate Secretary and Chief Legal Officer. Upon written or oral request to the Corporate Secretary and Chief Legal Officer, we will promptly provide a separate copy of the Annual Report and this Proxy Statement and Notice. In addition, stockholders at a shared address who receive multiple Notices of Internet Availability of Proxy Materials or multiple copies of proxy statements may request to receive a single Notice of Internet Availability of Proxy Materials or a single copy of proxy statements in the future in the same manner as described above.
OTHER MATTERS
The Board of Directors, at the time of the preparation of this proxy statement, knows of no business to come before the Annual Meeting other than that referred to herein. If any other business should properly come before the Annual Meeting or any adjournment or postponement thereof, the persons named in the enclosed proxy will have authority to vote, in their discretion, all shares represented by such proxies that have been received and not theretofore properly revoked.
We file our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements, and other documents electronically with the SEC under the Exchange Act. You may obtain such reports from the SEC’s website at www.sec.gov.
Our Investor Relations website address is https://ir.rackspace.com. We make available, free of charge through our Investor Relations website, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Sections 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.
Upon the written request of any record holder or beneficial owner of Common Stock entitled to vote at the Annual Meeting, we will, without charge, provide a copy of our Annual Report on Form 10-K, including the financial statements and the financial statement schedules, for the fiscal year ended December 31, 2021, as filed with the SEC. Requests should be directed to Holly Windham, Corporate Secretary, Rackspace Technology, Inc., 1 Fanatical Place, City of Windcrest, San Antonio, TX 78218.
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This Proxy Statement contains certain information that may constitute “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. While we have specifically identified certain information as being forward-looking in the context of its presentation, we caution you that all statements contained in this Proxy Statement that are not clearly historical in nature are forward-looking. Without limiting the generality of the preceding sentence, these forward-looking statements are generally identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “likely,” “may,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and, in each case, their negative or other various or comparable terminology, we intend to clearly express that the information deals with possible future events and is forward-looking in nature. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking.
Forward-looking information involves risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied in, or reasonably inferred from, such statements. Therefore, caution should be taken not to place undue reliance on any such forward-looking statements. Much of the information in this Proxy Statement that looks towards future performance of the Company is based on various factors and important assumptions about future events that may or may not actually occur. As a result, our operations and financial results in the future could differ materially and substantially from those we have included in this Proxy Statement. We assume no obligation (and specifically disclaim any such obligation) to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

APPENDIX A
RACKSPACE TECHNOLOGY, INC.
Amendment No. 1 to
2020 EQUITY INCENTIVE PLAN
The Rackspace Technology, Inc. 2020 Equity Incentive Plan (the “2020 Equity Incentive Plan”) of Rackspace Technology, Inc. (the “Company”) is hereby amended, effective as of April 21, 2022 (the “Effective Date”), as follows:
1.Amendment to Section 3.1(a). Section 3.1(a) of the 2020 Equity Incentive Plan is hereby amended and restated in its entirety to read as follows:
(a) Subject to Sections 3.1(b) and 12.2, the aggregate number of Shares which may be issued or transferred pursuant to Awards under the Plan shall be no more than 50,000,000 Shares (the “Share Limit”). All of the Shares reserved under the Plan may be designated as Incentive Stock Options. The Share Limit shall be reduced, on the date of grant of an Award, by the relevant number of shares of Common Stock for each Award granted under the Plan (since its adoption on the Effective Date) that is valued by reference to a share of Common Stock; provided that Awards that are valued by reference to shares of Common Stock but are required to be paid in cash pursuant to their terms shall not reduce the Share Limit. Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Common Stock, treasury Common Stock or Common Stock purchased on the open market.
2.Effectiveness. In accordance with Section 12.1(b) of the 2020 Equity Incentive Plan, the effectiveness of this Amendment No.1 to the 2020 Equity Incentive Plan (this “Amendment”) is subject to the approval of the Company’s stockholders at the Company’s 2022 annual general meeting of stockholders. For the avoidance of doubt, if stockholder approval is not obtained, this Amendment shall be void ab initio and of no force and effect.
3.Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and performed wholly within the State of Delaware, without giving effect to the conflict of laws provisions thereof.
4.Effect on the Plan. This Amendment shall not constitute a waiver, amendment or modification of any provision of the 2020 Equity Incentive Plan not expressly referred to herein. Except as expressly amended or modified herein, the provisions of the 2020 Equity Incentive Plan are and shall remain in full force and effect and are hereby ratified and confirmed. On and after the Effective Date, each reference in the 2020 Equity Incentive Plan to “the Plan”, “herein”, “hereof”, “hereunder” or words of similar import shall mean and be a reference to the 2020 Equity Incentive Plan as amended hereby. To the extent that a provision of this Amendment conflicts with or differs from a provision of the 2020 Equity Incentive Plan, such provision of this Amendment shall prevail and govern for all purposes and in all respects.
5.Capitalized Terms. Capitalized terms used and not defined in this Amendment shall have the meanings ascribed to them in the 2020 Equity Incentive Plan.

RACKSPACE TECHNOLOGY, INC.
1 FANATICAL PLACE
WINDCREST, TX 78218

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 9, 2022. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on June 9, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided, or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. It must be received prior to June 9, 2022.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D80650-P73478

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

RACKSPACE TECHNOLOGY, INC.

A Election of Directors – The Board of Directors recommends a vote FOR the listed nominees.

1. Nominees:	For	Withhold
1a. Timothy Campos	☐	☐
1b. Dhiren Fonseca	☐	☐
1c. Mitchell Garber	☐	☐

B Management's Proposals – The Board of Directors recommends a vote FOR Proposal 2 , a vote FOR Proposal 3 and a vote FOR Proposal 4.

	For	Against	Abstain
2. Advisory vote to approve the Company's executive compensation.	☐	☐	☐
3. Approve an amendment to the Company's 2020 Equity Incentive Plan to increase the number of shares of common stock authorized to be issued under the plan.	☐	☐	☐
4. Ratify the appointment of PricewaterhouseCoopers LLP as the independent public accounting firm for Rackspace Technology for the fiscal year ending December 31, 2022.	☐	☐	☐

C Authorized Signatures – This section must be completed for your vote to be counted. Date and sign below.
NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee executor, administrator, guardian or corporate officer, you must provide your FULL title:

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D80651-P73478

Proxy – Rackspace Technology, Inc.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE 2022 ANNUAL MEETING OF SHAREHOLDERS

JUNE 10, 2022

The undersigned hereby appoints Amar Maletira and Holly B. Windham, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact, and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Rackspace Technology, Inc. Common Stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareholders of the Company to be held June 10, 2022 at 11:00 AM CT or any adjournment thereof, with all powers which the undersigned would possess if present at the Meeting.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1, FOR PROPOSAL 2, FOR PROPOSAL 3, AND FOR PROPOSAL 4, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A-C ON THE REVERSE SIDE OF THIS CARD